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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  July 31, 2003
                         Date of Earliest Event Reported


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)


DELAWARE                               1-11601               34-1816760
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation or Organization)         File No.)             Identification No.)



                               555 MADISON AVENUE
                                   29TH FLOOR
                               NEW YORK, NY 10022
              (Address of principal executive offices and zip code)


                                 (212) 644-1400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name of former address, if changed from last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Effective July 31, 2003, National Auto Credit, Inc. ("NAC") consummated a Stock Purchase Agreement whereby NAC acquired all outstanding capital stock of The Campus Group, four affiliated companies providing satellite videoconferencing, multi-media production services and corporate meeting services, from Mr. Steven Campus and certain family trusts for the benefit of members of Mr. Campus' family (the "Trusts") for an aggregate purchase price of $15.5 million. The Campus Group, headquartered in Tuckahoe, New York, specializes in the full service design, creative development, production, post production editing and transmission, via satellite videoconferencing, webcasting and traditional on-site presentations, of corporate communication, education and training video and other services for use at corporate events.

In exchange for the acquisition of all of the outstanding capital stock of The Campus Group, NAC (i) paid $2.8 million at closing from NAC's available cash balances, (ii) issued to Mr. Campus and the Trusts promissory notes of $9.9 million, and (iii) issued to one of the Trusts a convertible promissory note of $2.8 million. Of the $9.9 million in promissory notes issued by NAC, $6.5 million of the promissory notes ("Base Notes") bear interest at 5% per annum and are repayable in quarterly installments according to a formula based upon the future cash flows realized from The Campus Group over a period not to exceed seven years. The remaining $3.4 million in promissory notes ("Trailing Notes") issued by NAC bear interest at 5% per annum and are repayable in quarterly installments, commencing upon the retirement of the Base Notes, according to a formula based upon the future cash flows realized from The Campus Group over a period not to exceed three years subsequent to the retirement of the Base Notes. The $2.8 million convertible promissory note (i) bears interest at 5% per annum, payable quarterly in cash or accumulating as principal at the election of NAC,
(ii) requires that principal payments commence upon the retirement of the $9.9 million of promissory notes and is then repayable in quarterly installments according to a formula based upon the future cash flows realized from The Campus Group over a period not to exceed three years and (iii) is convertible at the option of the holder into shares of NAC common stock at a base conversion price of $1.50 per share. The holder may not convert the convertible promissory note into NAC common stock prior to repayment of the promissory notes. The promissory notes are secured by the capital stock of the companies comprising The Campus Group.

As part of The Campus Group acquisition, Mr. Campus has agreed to serve as President of each of the four acquired companies with an initial term of three years which are automatically extended until such time as the promissory notes and convertible promissory note are retired. Mr. Campus, subject to certain limitations, will have control over day-to-day operations of the Campus Group. Under the terms of the employment agreement, Mr. Campus will be entitled to base compensation of $100,000 per year and a performance bonus based upon the operating results of the acquired companies


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The Campus Group also extended its office and warehouse leases with two properties it now occupies which are owned by Mr. Campus or his designees. The leases were extended until April 2010 with aggregate annual rental payments of $175,000.

The four acquired companies are:

o CAMPUS GROUP COMPANIES, INC. ("CGC") is headquartered in Tuckahoe, New York and provides video conferences, corporate and medical video programs, video medical education, corporate promotional video and corporate meeting services for Fortune 500 and other clients.

o AUDIENCE RESPONSE SYSTEMS, INC. ("ARS"), headquartered in Evansville, Indiana, is a leadership technology group, providing polling handheld systems corporate and association meetings annually. ARSI uses its proprietary Inquiry (TM) and Power Poll (TM) software to collect and assimilate information and provide immediate feedback to meeting attendees.

o INTERACTIVE CONFERENCING NETWORK, INC. ("ICN") provides worldwide satellite networking and ISDN video conferencing for special events to corporate customers, including Fortune 500 and other companies. ICNI is operated from CGC's Tuckahoe offices.

o MULTI-VIDEO SERVICES, INC., headquartered in Bohemia, New York, is the companies' duplication and fulfillment affiliate, manufacturing and distributing corporate DVDs, CD-ROMs and video materials produced by the other companies.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) NAC expects to file an amendment to this Form 8-K containing the combined financial statements of The Campus Group meeting the requirements of this Item within the time period permitted.

(b) NAC expects to file an amendment to this Form 8-K containing pro forma financial information meeting the requirements of this Item within the time period permitted.

(c) The Stock Purchase Agreement and related Exhibits dated July 31, 2003.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: August 12, 2003                   NATIONAL AUTO CREDIT, INC.
                                         (Registrant)



                                         By:/s/ James J. McNamara
                                         -----------------------------
                                         James J. McNamara
                                         Chief Executive Officer




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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of July 31, 2003, by and among: NATIONAL AUTO CREDIT, INC. ("NAC" or the "PURCHASER"), a Delaware corporation; Steven Campus ("CAMPUS"); the Campus Family 2000 Trust (the "FAMILY TRUST") and the TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS (the "SHELTER TRUST"; the Family Trust and the Shelter Trust are referred to collectively as the "TRUSTS," and each as a "TRUST"; and the Trusts and Campus are referred to collectively as the "STOCKHOLDERS" and each as a "STOCKHOLDER"). As used herein, NAC, Campus and the Trusts are referred to collectively as the "PARTIES" and each as a "PARTY."

                                    RECITALS

    A. The Stockholders (either individually or together) own 100% of the outstanding shares of the capital stock of each of Campus Group Companies, Inc. ("CGCI"), a New York corporation, Multi-Video Services, Inc. ("MULTI-VIDEO"), a New York corporation, Interactive Conferencing Network, Inc. ("INTERACTIVE"), a Delaware Corporation, and Audience Response Systems, Inc. ("ARSI," and collectively with CGCI, Multi-Video, Interactive and ARSI, the "PURCHASED CORPORATIONS"), a New York corporation (all of the outstanding shares of the capital stock of each of the Purchased Corporations is hereinafter referred to collectively as the "PURCHASED SHARES").

    B. NAC wishes to acquire all of such shares of each of the Purchased Corporations from one or both of the Stockholders, and each Stockholder desires to sell to NAC all of such Stockholder's shares of capital stock in each of the Purchased Corporations (the purchase of all of the capital stock in each of the Purchased Corporations is hereinafter referred to as the "STOCK PURCHASE").

    C. This Agreement has been approved by the board of directors of NAC, has been approved by Campus as the sole trustee of each of the Trusts, respectively, and has been approved by Campus.

    D. In connection with the execution and delivery of this Agreement, some or all of the parties hereto will be executing and delivering (i) a certain Lockup, Standstill And Voting Agreement of even date herewith regarding, among other things, the voting of any shares of NAC capital stock that may be issued upon the conversion of any Conversion Note (as hereinafter defined), (ii) the Employment Agreement (as hereinafter defined), (iii) certain promissory notes, as provided below, (iv) an amendment to the lease for premises located at 42 Oak Avenue, Tuckahoe, New York (the "TUCKAHOE PREMISES," and such lease, the "TUCKAHOE LEASE") and (v) an amendment to the lease for premises located at 217 Knickerbocker Road, Bohemia, New York (the "BOHEMIA PREMISES," and such lease, the "BOHEMIA LEASE," and collectively with the Tuckahoe Lease, the "LEASES").

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do mutually agree as follows:


                                   ARTICLE 1

                                PURCHASE OF STOCK

         1.1 Purchase of Stock. Subject to the terms and conditions contained herein, NAC agrees to purchase from the Stockholders, and the Stockholders agree to sell to NAC, all of the Purchased Shares

         1.2 Determination of Purchase Price. The purchase price ("PURCHASE PRICE") for all of the Purchased Shares shall be an amount equal to the sum of
(I) the product of (A) 1.666666667 times (B) the aggregate Adjusted EBITDA (as hereinafter defined) of the Purchased Corporations (taken together after eliminating any intercompany accounts and transactions) for the period commencing January 1, 2000 and expiring December 31, 2002 plus (II) One Million Three Hundred Sixty-Five Thousand Dollars ($1,365,000). As used herein, "ADJUSTED EBITDA" of the Purchased Corporations (taken together) any period means the aggregate earnings of the Purchased Corporations (and their consolidated subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization, in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, in calculating the Adjusted EBITDA for the Purchased Corporations (taken together), (i) an amount equal to $150,000 per annum (and only such amount) shall be deducted on account of any salary paid or payable to Campus by any or all of the Purchased Corporations, (ii) an amount (on a per annum basis) equal to $121,000 (and only such amount) shall be deducted on account of or for any base rent paid or payable for the lease or other use or deemed use of the Tuckahoe Premises by one or more of the Purchased Corporations and (iii) an amount (on a per annum basis) equal to $150,000 (and only such amount) shall be deducted on account of or for any base rent paid or payable for the lease or other use or deemed use of the Bohemia Premises by one or more of the Purchased Corporations.

         1.3 Payment of Purchase Price. At the Closing (as hereinafter defined), NAC shall make (or cause to be made) the following payments to the Stockholders on account of and with respect to the Purchase Price (the aggregate amount of such payments to the Stockholders (with, for such purposes, it being agreed and understood that such payments shall be deemed to include the principal amounts of the promissory notes referred to in clauses (b), (c) and (d) below) is hereinafter sometimes referred to as the "PURCHASE PRICE PAYMENTS"):

         (a) cash or wire transfer in the aggregate amount of Two Million Eight Hundred Twenty-Five Thousand dollars ($2,825,000) to Campus (the "CASH PAYMENT");

         (b) three promissory notes of NAC, one issued to Campus in the original principal amount of Three Million Five Hundred Ninety-Two Thousand Five Hundred Thirty-Six dollars ($3,592,536) (the "CAMPUS BASE PURCHASE PRICE NOTE"), one issued to the Family Trust in the original principal amount of Nine Hundred Fifty-Seven Thousand Two Hundred Twenty-Nine dollars ($957,229) (the "FAMILY TRUST BASE PURCHASE PRICE NOTE") and one issued to the Shelter Trust in the


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              original principal amount of Two Million Fifteen Thousand Two
              Hundred Thirty-Five dollars ($2,015,235) (the "SHELTER TRUST BASE PURCHASE PRICE NOTE," and collectively with the Campus Base Purchase Price Note and the Family Trust Base Purchase Price Note, the "BASE PURCHASE PRICE NOTES"), with each such promissory note otherwise in the form attached hereto as Exhibit F-1, F-2 and F-3, respectively;

         (c) three promissory notes of NAC, one issued to Campus in the original principal amount of One Million Seven Hundred Ninety-Two Thousand One Hundred Sixty-Four dollars ($1,792,164) (the "CAMPUS TRAILING NOTE"), one issued to the Family Trust in the original principal amount of Four Hundred Seventy-Seven Thousand Five Hundred Twenty-One dollars ($477,521) (the "FAMILY TRUST TRAILING NOTE") and one issued to the Shelter Trust in the original principal amount of One Million Five Thousand Three Hundred Fifteen dollars ($1,005,315) (the "SHELTER TRUST TRAILING NOTE," and collectively with the Campus Trailing Note and the Family Trust Trailing Note, the "TRAILING NOTES"), with each such promissory note otherwise in the form attached hereto as Exhibit F-4, F-5 and F-6, respectively; and

         (d) a promissory note of NAC issued to the Family Trust in the original principal amount of of Two Million Eight Hundred Twenty-Five Thousand dollars ($2,825,000) (the "CONVERTIBLE NOTE,"), with such promissory note otherwise in the form attached hereto as Exhibit F-7.

The Base Purchase Price Notes, the Trailing Notes and the Convertible Note are herein sometimes referred to collectively as the "PROMISSORY NOTES." The payments on account of and with respect to the Purchase Price shall be adjusted as set forth in Section 7.1 below.

         1.4 Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall occur at 10:00 A.M. (local time) on the third Business Day (as hereinafter defined) after each of the conditions to closing contained in
Article 6 hereof has been fulfilled or waived in writing, at the offices of Reed Smith LLP, 599 Lexington Avenue, 29th Floor, New York, New York, or at such other place, on such other date and/or at such other time as the Parties may mutually agree upon in writing. The date on which the Closing occurs is hereinafter sometimes referred to as the "CLOSING DATE."

         1.5 Taking of Necessary Actions; Further Actions. NAC, on the one hand, and the Stockholders, on the other hand, shall use all reasonable efforts to take all such actions as may be necessary or desirable to carry out the purposes of this Agreement.


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                                   ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF NAC

         As an inducement to the Stockholders to enter into this Agreement, NAC hereby represents and warrants to the Stockholders as follows:

         2.1 Organization and Qualification. NAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority, and all necessary governmental approvals, to own or lease and operate its properties and to carry on its business as it is now being conducted (exclusive, however, of any governmental approvals the absence of which would not have, and could not be reasonably anticipated to have, a Materially Adverse Effect (as hereinafter defined) on NAC). NAC is duly qualified in every jurisdiction where the failure to do so would have, or could be reasonably anticipated to have, a Materially Adverse Effect on NAC. The copies of the Certificate of Incorporation and Bylaws of NAC previously furnished to Campus reflect all amendments made thereto and are correct and complete. Such organizational documents are in full force and effect. NAC is not in violation of any of its organizational documents. As used herein, "MATERIALLY ADVERSE EFFECT" on any Person (as hereinafter defined) means any materially adverse effect on the assets, liabilities, financial condition, operating results, customer, employee, supplier or franchise relations, business (as currently conducted and as proposed to be conducted), business condition or prospects or financing arrangements of such Person (taken as a whole on a consolidated basis with its consolidated subsidiaries) or on the ability of such Person to perform the transactions contemplated hereby to be performed by such Person, "MATERIALLY ADVERSE CHANGE" with respect to any Person means any materially adverse change in the assets, liabilities, financial condition, operating results, customer, employee, supplier or franchise relations, business (as currently conducted and as proposed to be conducted), business condition or prospects or financing arrangements of such Person (taken as a whole on a consolidated basis with its consolidated subsidiaries) or in the ability of such Person to perform the transactions contemplated hereby to be performed by such Person, and "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, business trust, association or other business entity of any type or nature.

         2.2 Authority Relative to This Agreement. NAC has the requisite corporate power and authority to enter into this Agreement and each of the Collateral Documents (as hereinafter defined) to which it is contemplated hereunder to become a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by NAC and the consummation by NAC of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of NAC, and no other corporate proceedings on the part of NAC are necessary to authorize this Agreement and such transactions. The execution and delivery of each Collateral Document to which NAC is contemplated hereunder to become a party and the consummation by NAC of the transactions contemplated thereby to be performed by it have been duly authorized by all necessary corporate action on the part of NAC, and no other corporate proceedings on the part of NAC are necessary to authorize the execution, delivery or performance of such Collateral Document and the performance of such transactions. This Agreement has been duly executed and delivered by NAC and constitutes a legal, valid and binding obligation of NAC, enforceable against NAC in accordance with its


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terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Each Collateral Document to which NAC is contemplated hereunder to become a party will, when executed and delivered by NAC, constitute a legal, valid and binding obligation of NAC, enforceable against NAC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. The execution, delivery and performance of this Agreement by NAC is not, and will not be, in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under, (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding to which it is a party or by which it is otherwise bound, (c) any Permit (as hereinafter defined) applicable to it or (d) any law, regulation, order, judgment or decree applicable to it and does not and will not result in the creation of any Lien (as hereinafter defined) on any assets of NAC or of any of its current subsidiaries or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on NAC. The execution, delivery and performance by NAC of any Collateral Document to which NAC is contemplated hereunder to become a party will not be in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under, (a) NAC's Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding to which NAC is a party or by which NAC is otherwise bound, (c) any Permit applicable to NAC or (d) any law, regulation, order, judgment or decree applicable to NAC and will not result in the creation of any Lien on any assets of NAC or (except as contemplated by or provided for in the Collateral Documents) of any of its current subsidiaries or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on NAC. Except for such filings to be made pursuant to federal or state securities laws, no authorization, consent or approval of, or filing with, any public body, court or authority is (a) necessary on the part of NAC for the consummation by NAC of the transactions contemplated by this Agreement to be performed by it or (b) necessary on the part of NAC for the consummation by NAC of the transactions contemplated to be performed by it pursuant to any Collateral Document to which NAC is contemplated hereunder to become a party. As used herein, "COLLATERAL DOCUMENTS" mean, collectively, the Promissory Notes, the Employment Agreement, the Voting Agreement (as hereinafter defined), the Non-Competition Agreement (as hereinafter defined), the Security Agreement (as hereinafter defined), the Surety Agreement (as hereinafter defined), the Pledge Agreement (as hereinafter defined), the Lease Amendments (as hereinafter defined) and the Registration Rights Agreement (as hereinafter defined).

         2.3 No Materially Adverse Changes. Except as set forth in Section 2.3 of the letter, dated as of the date hereof, furnished by NAC to Campus (the "NAC DISCLOSURE LETTER"), a copy of which letter is attached hereto as Exhibit G, or in the NAC Business Reports (as defined in Section 2.6 below), there has not been any Materially Adverse Change with respect to NAC since January 31, 2003.


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         2.4 Capitalization. The authorized equity capitalization of NAC consists of 40,000,000 shares of common stock ("NAC COMMON STOCK"), par value $.05 per share, and 2,000,000 shares of preferred stock. As of the date hereof, 8,130,614 shares of NAC Common Stock are issued and outstanding, all of which shares are validly issued, fully paid and non-assessable, and no shares of preferred stock are outstanding; and except as set forth in Section 2.4 of the NAC Disclosure Letter, as of the Closing there will be 8,130,614 shares of NAC Common Stock issued and outstanding (exclusive of any shares of NAC issuable upon conversion of the Convertible Note), all of which shares will be validly issued, fully paid and non-assessable, and no shares of preferred stock outstanding. Except as disclosed in Section 2.4 of the NAC Disclosure Letter or in the NAC Business Reports (as hereinafter defined) or provided for herein or in any of the Collateral Documents, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating NAC to issue or sell any shares of capital stock of NAC or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of NAC or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of NAC. Except as disclosed in the NAC Business Reports, no holders of outstanding shares of NAC Common Stock are entitled to any preemptive or other similar rights.

         2.5 Financial Statements and SEC Filings. NAC has made available to Campus true and correct copies of each report, registration statement (on a form other than Form S-8) and definitive proxy statement (collectively, the "REPORTS") filed by NAC with the U.S. Securities and Exchange Commission (the "SEC") between January 31, 2003 and the date of this Agreement. NAC will also deliver to Campus, on or before the Effective Time, any other reports that are filed with the SEC after the date hereof and prior to the Closing, and any other reports or other information sent generally to its stockholders after the date hereof and prior to the Closing, but not required to be filed with the SEC. (The Reports and all other reports and information referred to in the immediately preceding sentence, whether or not filed with the SEC, are herein collectively referred to as the "NAC BUSINESS REPORTS," and the financial statements, including the notes thereto, contained in the NAC Business Reports are hereinafter collectively referred to as the "NAC FINANCIAL STATEMENTS.") NAC has duly filed all the Reports required to be filed by it with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, and no such Report, nor any Report sent to NAC's stockholders generally, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such Report, in light of the circumstances under which they were made, not misleading. The NAC Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of NAC and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments and the absence of complete footnote disclosure.

         2.6 Absence of Undisclosed Liabilities. Except as and to the extent stated in Section 2.6 of the NAC Disclosure Letter or in the NAC Business Reports (inclusive of the NAC Financial Statements) or as may be provided for herein or in the Collateral Documents or contemplated hereby or thereby, to the best knowledge of NAC, NAC does not have any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or of any other


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nature), other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both subsections (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of NAC (determined on a consolidated basis).

         2.7 Litigation. Except as set forth in Section 2.7 of the NAC Disclosure Letter or in the NAC Business Reports, there are (a) no actions, suits, proceedings or orders, at law or in equity, pending or threatened against NAC, (b) to the best knowledge of NAC, no investigations pending or threatened against NAC before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) to the best knowledge of NAC, no basis for any of the foregoing.

         2.8 No Commissions. NAC has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby or by any of the Collateral Documents.

         2.9 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of NAC is required in connection with the consummation of the transactions contemplated by this Agreement or any of the Collateral Documents, except (a) the filing of financing statements as contemplated by the Security Agreement and (b) such filings as may be required under federal and/or state securities laws, which filings NAC agrees to make to the extent (but only to the extent) provided for in the Registration Rights Agreement. The foregoing representations and warranties set forth in this
Section 2.9 are subject to and conditioned upon the truth and accuracy of the representations of the Stockholders as set forth in Article 4 below.

         2.10 Disclosure. Neither this Article 2 nor the NAC Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, and to the best knowledge of NAC, there is no fact that has not been disclosed to Campus that materially and adversely affects, or could reasonably be anticipated to materially and adversely affect, the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of NAC (determined on a consolidated basis); provided, however, that the foregoing shall not be deemed to extend or apply to any fact or circumstance that relates to any of the Purchased Corporations (including, without limitation, the operating results, assets, customer, supplier or employee relations or business prospects of any of the Purchased Corporations).

         2.11 Disclaimer. Except as set forth in this Agreement or in the Collateral Documents, NAC makes no representation, express or implied, at law or in equity, in respect of NAC, and any such representation or warranty not set forth in this Agreement or in the Collateral Documents is hereby expressly disclaimed.


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                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

         As an inducement to NAC to enter into this Agreement, the Stockholders, jointly and severally, represent and warrant to NAC as follows:

         3.1 Organization and Qualification. Each Purchased Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority, and has all necessary governmental approvals, to own or lease and operate its properties and to carry on its business as it is now being conducted (exclusive, however, of any governmental approvals the absence of which would not have, and could not be reasonably anticipated to have, a Materially Adverse Effect on such Purchased Corporation). Each Purchased Corporation is duly qualified to do business in every jurisdiction where the failure to do so would have, or could be reasonably anticipated to have, a Materially Adverse Effect on such Purchased Corporation. The copies of each Purchased Corporation's Certificate of Incorporation and Bylaws, which have been furnished by Campus to NAC prior to the date of this Agreement, reflect all amendments made thereto and are correct and complete. Such organizational documents are in full force and effect. None of the Purchased Corporations is in violation of any of its organizational documents.

         3.2 Authority Relative to this Agreement. Each Purchased Corporation has the requisite corporate power and authority to enter into each of the Collateral Documents to which it is contemplated hereunder to become a party and to carry out its obligations thereunder. The execution and delivery of each Collateral Document to which any Purchased Corporation is contemplated hereunder to become a party and the consummation by such Purchased Corporation of the transactions contemplated thereby to be performed by it have been duly authorized by all necessary corporate action on the part of such Purchased Corporation and have been duly approved by each Stockholder, and no other corporate proceedings on the part of any Purchased Corporation are necessary to authorize the execution, delivery and performance of such Collateral Document and the performance of such transactions. Each Collateral Document to which any Purchased Corporation is contemplated hereunder to become a party will, when executed and delivered by such Purchased Corporation, constitute a legal, valid and binding obligation of such Purchased Corporation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Except as expressly set forth in Section 3.2 of the letter, dated as of the date hereof, furnished by Campus to NAC (the "CAMPUS DISCLOSURE LETTER"), a copy of which letter is attached hereto as Exhibit H, the execution, delivery and performance of this Agreement by the Stockholders is not, and will not be, in breach or violation of (a) the Certificate of Incorporation or Bylaws of any Purchased Corporation or any agreement or instrument establishing, governing or relating to either of the Trusts, (b) (subject to the Required Waivers having been obtained) any agreement, arrangement or understanding to which any Purchased Corporation and/or any Stockholder is a party or by which any Purchased Corporation and/or any Stockholder is otherwise bound, (c) (subject to the Required Waivers having been obtained) any Permit applicable to any Purchased

Corporation and/or any Stockholder or (d) any law, regulation, order, judgment or decree, applicable to any Purchased Corporation and/or any Stockholder and does not and will not result in, create or trigger the termination or acceleration of, or any right of termination or acceleration under, any such agreement, arrangement or understanding or any payment or other obligation or duty thereunder, result in the creation of any Lien on any assets of any Purchased Corporation or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on any Purchased Corporation. The execution, delivery and performance by any Purchased Corporation of any Collateral Document to which it is contemplated hereunder to become a party will not be in breach or violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice (or both), a default under,
(a) the Certificate of Incorporation or Bylaws of such Purchased Corporation,
(b) (subject to the Required Waivers having been obtained) any agreement, arrangement or understanding to which such Purchased Corporation and/or any Stockholder is a party or by which such Purchased Corporation and/or any Stockholder is otherwise bound, (c) (subject to the Required Waivers having been obtained) any Permit applicable to such Purchased Corporation and/or any Stockholder or (d) any law, regulation, order, judgment or decree applicable to such Purchased Corporation and will not result in, create or trigger the termination or acceleration of, or any right of termination or acceleration under, any such agreement, arrangement or understanding, result in the creation of any Lien on any assets of such Purchased Corporation or result in, or constitute grounds for, the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit the absence or loss of which would have, or could be reasonably anticipated to have, a Materially Adverse Effect on such Purchased Corporation. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of any Purchased Corporation or any Stockholder for the consummation by any Purchased Corporation and/or any Stockholder of the transactions contemplated by this Agreement or any Collateral Document.

         3.3 Capitalization and Voting Rights.

         (a) The authorized equity capitalization of CGCI consists of two hundred (200) shares of its common stock (the "CGCI COMMON STOCK"), no par value, and there are two hundred (200) shares of CGCI Common Stock issued and outstanding. The authorized equity capitalization of Multi-Video consists of two hundred (200) shares of its common stock (the "MULTI-VIDEO COMMON STOCK"), no par value, and there are two hundred (200) shares of Multi-Video Common Stock issued and outstanding. The authorized equity capitalization of Interactive consists of two hundred (200) shares of its common stock (the "INTERACTIVE COMMON STOCK"), no par value, and there are seventy-five
         (75) shares of Interactive Common Stock issued and outstanding. The authorized equity capitalization of ARSI consists of two hundred (200) shares of its common stock (the "ARSI COMMON STOCK"), no par value, and there are one hundred (100) shares of ARSI Common Stock issued and outstanding.

         (b) All of the outstanding shares of CGCI Common Stock, Multi-Video Common Stock, Interactive Common Stock and ARSI Common Stock are duly and validly authorized and issued, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

         (c) There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating any Purchased Corporation to issue or sell any shares of its capital stock or securities or obligations of any kind exercisable for, convertible into or exchangeable for any shares of its capital stock or of any other corporation, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of any Purchased Corporation (or any group of Persons including any Purchased Corporation). No holder of outstanding shares of CGCI Common Stock, Multi-Video Common Stock, Interactive Common Stock or ARSI Common Stock is entitled to any preemptive or other similar rights.

         (d) None of the Purchased Corporations is a party or otherwise subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any capital stock of any Purchased Corporation or by any director of any Purchased Corporation.

         3.4 Financial Statements of the Purchased Corporations.

         (a) Unaudited Interim Financial Statements. Campus has provided NAC with an combined unaudited balance sheet of the Purchased Corporations, dated as of June 30, 2003 (the "INTERIM BALANCE SHEET"), a statement of profit and loss and of cash flows of the Purchased Corporations for the period from January 1, 2003 through June 30, 2003 (the "INTERIM CASH STATEMENT" and, collectively with the Interim Balance Sheet, the "INTERIM FINANCIAL STATEMENTS"). The Interim Balance Sheet presents fairly in all material respects the financial condition of the Purchased Corporations (on a combined basis) as of the date thereof, subject to normal year-end accounting adjustments and the absence of footnote disclosure. Except as set forth in the Interim Balance Sheet, to the best knowledge of Campus, the Purchased Corporations (on a combined basis) have no liabilities or obligations (whether accrued absolute, contingent, unliquidated or of any other nature), other than
         (i) liabilities incurred in the ordinary course of business consistent with past practices after June 30, 2003 and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practices, which, in both clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Purchased Corporations (on a combined basis). The Interim Cash Statement presents fairly in all material respects the results of operations and cash flows of the Purchased Corporations (on a combined basis) for the period covered thereby.

         (b) Audited Financials. Campus has provided NAC with audited balance sheets and statements of profit and loss and of cash flows for the Purchased Corporations (on a combined basis) as of the ends of, and for, each of the prior three (3) years (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements present fairly in all material respects the financial condition of the Purchased Corporations (on a combined basis) as of the respective dates thereof and the results of operations and cash flows of the Purchased Corporations (on a combined basis) for the periods covered thereby.

         (c) The Interim Financial Statements and the Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except that the Interim Financial Statements do not include full footnote disclosure).

         (d) The Purchased Corporations (taken together) have, in the aggregate,
         (I) net book value of at least four hundred and fifty thousand dollars ($450,000), (II) net working capital in an amount equal to at least four hundred and fifty thousand dollars ($450,000) and (III) cash in an amount equal to at least one hundred thousand dollars ($100,000), in each instance determined in accordance with GAAP.

3.5 No Materially Adverse Changes. Except as expressly set forth in Section 3.5 of the Campus Disclosure Letter or reflected in the Interim Balance Sheet, since December 31, 2002, there has not been any Materially Adverse Change with respect to any of the Purchased Corporations. Without limiting the generality or scope of the foregoing, since December 31, 2002, there has not (except as reflected in the Interim Balance Sheet) been:

         (a) any change in the assets, liabilities, financial condition or operating results of any of the Purchased Corporations from that reflected in the Audited Financial Statements, except for changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of any Purchased Corporation (as such business is presently conducted) (it being acknowledged and agreed, however, that, to the extent that the scope of any representation and warranty set forth in this clause (b) encompasses or covers a more limited matter with respect to which the representation or warranty of any Stockholder, as set forth herein, is qualified to the best knowledge of Campus, the representation and warranty as set forth in this clause (b) with respect to such more limited matter shall also be deemed to be so qualified);

         (c) any waiver by any Purchased Corporation of a material right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by any Purchased Corporation, except (i) in the ordinary course of business and (ii) that is not material to the assets, liabilities, properties, financial condition, operating results or business of such Purchased Corporation (as such business is presently conducted);

         (e) any material change or amendment to a material contract or arrangement by which any Purchased Corporation or any of its assets or properties is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee of any Purchased Corporation;

         (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of any Purchased Corporation;

         (h) any resignation or termination of employment of any key officer of any Purchased Corporation; and to the best knowledge of Campus, there is no impending resignation or termination of employment of any such officer;

         (i) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Purchased Corporation;

         (j) any Lien created by any Purchased Corporation, or otherwise created or attaching, on or with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

         (k) any loans or guarantees made by any Purchased Corporation (including, without limitation, to or for the benefit of any of its employees, officers or directors or any members of their immediate families), other than travel advances and other advances made to employees of such Purchased Corporation in the ordinary course of its business;

         (l) any declaration, setting aside or payment or other distribution in respect of any of capital stock of any Purchased Corporation, or any direct or indirect redemption, purchase or other acquisition of any of such stock by any Purchased Corporation;

         (m) any receipt of notice from any customer or client by any Purchased Corporation that such client or customer intends to cease doing business with any Purchased Corporation or, to the best knowledge of Campus, any other loss of any customer or client by any Purchased Corporation, exclusive of any client or customer the loss of which would not, or could not reasonably be anticipated to have, a Materially Adverse Effect on any Purchased Corporation;

         (n) to the best knowledge of Campus, any other event or condition of any character that would have, or could reasonably be expected to have, a Materially Adverse Effect on any Purchased Corporation; or

         (o) any agreement or commitment by any Purchased Corporation to do any of the things described in this Section 3.5.

         3.6 Litigation. There are (a) no actions, suits, proceedings or orders, at law or in equity, pending or (to the best knowledge of Campus) threatened against any of the Purchased Corporations, (b) to the best knowledge of Campus, no investigations pending or threatened against any of the Purchased Corporations before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) to the best knowledge of Campus, no basis for any of the foregoing.

         3.7 Subsidiaries. None of the Purchased Corporations owns or controls, directly or indirectly, any interest in any other Person. None of the Purchased Corporations is a participant in any joint venture, partnership or similar arrangement.

         3.8 Patents and Trademarks. Each of the Purchased Corporations has sufficient ownership or rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes and other intellectual property (all of the foregoing, collectively, the "INTELLECTUAL PROPERTY") necessary for its business as now conducted or as proposed to be conduced. To the best knowledge of Campus, none of such Intellectual Property conflicts with or infringements of the rights of any other Person. Part A of Section 3.8 of the Campus Disclosure Letter contains a complete list of all Intellectual Property owned by any of the Purchased Corporations (such Intellectual Property, the "OWNED INTELLECTUAL PROPERTY"), and Part B of Section 3.8 of the Campus Disclosure Letter contains a complete list of all Intellectual Property leased by, or licensed to, any of the Purchased Corporations or in which any of the Purchased Corporations otherwise has an interest (other than ownership) (such Intellectual Property, the "LICENSED INTELLECTUAL PROPERTY"). All of the owned Intellectual Property is (except as expressly set forth in Part C of Section 3.8 of the Campus Disclosure Letter) owned by the Purchased Corporation designated in Part A of Section 3.8 of the Campus Disclosure Letter as being owned by such Purchased Corporation, free and clear of any lien, pledge, security interest, competing claim or other encumbrance of any nature whatsoever (each of the foregoing, a "LIEN" (which term shall not be deemed to include any claim of infringement)). Except as expressly set forth in Part D of Section 3.8 of the Campus Disclosure Letter, there are no outstanding options, licenses or agreements of any kind relating to any of the Owned Intellectual Property, nor is any Purchased Corporation bound by, or a party to, any options, licenses or agreements of any kind with respect to any Intellectual Property of any other Person. Campus has not received, and (to the best knowledge of Campus) none of the Purchased Corporations has received, any communication alleging that any Purchased Corporation has violated or, by conducting its business as presently conducted or as proposed to be conducted, would violate, any Intellectual Property (or rights therein) of any other Person, and to the best knowledge of Campus, none of the Purchased Corporations is violating, and (by conducting its business as presently conducted or as proposed to be conducted) none of the Purchased Corporations violates or would violate, any Intellectual Property (or rights therein) of any other Person. To the best knowledge of Campus, no employee of any of the Purchased Corporations is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his duties to any Purchased Corporation or that would conflict with the business of any Purchased Corporation as now conducted or as proposed to be conducted. To the best knowledge of Campus, neither the execution nor delivery of this Agreement or any of the Collateral Documents, nor the carrying on of the business of any Purchased Corporation by its employees, nor the conduct of the business of any Purchased Corporation as now conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. It is not and will not be necessary for any Purchased Corporation to utilize any inventions or other Intellectual Property of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by such Purchased Corporation.

         3.9 Compliance with Other Instruments. None of the Purchased Corporations is in violation or default of any provision of its Certificate of Incorporation or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. Without limiting the scope or generality of the foregoing, each of the Purchased Corporations party to either Lease and the Family Trust (as the landlord or lessor under each of the Leases) is in full compliance with all of its duties and obligations under each of the Leases to which it is a party. None of the Purchased Corporations is in violation or default of any provision of any federal or state statute, rule or regulation applicable to such Purchased Corporation.

         3.10 Agreements; Action. Except as expressly set forth in the Part of
Section 3.10 of the Campus Disclosure Letter corresponding with the following items or matters,

         (a) There are no agreements, understandings or proposed transactions between any Purchased Corporation and any of its officers, directors and affiliates or any affiliate of such officers, directors and affiliates;

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which any Purchased Corporation is a party or by which it is otherwise bound that may involve (i) obligations (contingent or otherwise) of, or payments to, such Purchased Corporation in excess of $100,000 in the aggregate,
         (ii) the license of any Intellectual Property to or from such Purchased Corporation (other than the license by such Purchased Corporation of software in the ordinary course of business), (iii) provisions restricting or affecting the development, manufacture or distribution of the products or services of such Purchased Corporation or (iv) indemnification by such Purchased Corporation with respect to infringements of any proprietary rights or other Intellectual Property;

         (c) None of the Purchased Corporations has (i) (other than, consistent with past practices, distributions made to the Stockholders to pay the income taxes on the profits of such Purchased Corporation allocated to them) declared or paid any dividend or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $20,000 or in excess of $50,000 in the aggregate, (iii) made any loan or advance to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business consistent with past practices; and

         (d) None of the Purchased Corporations is a party to or otherwise bound by any contract, agreement (written or oral), instrument or other commitment, or subject to any restriction under its Certificate of Incorporation or Bylaws, that constitutes, and could reasonably be anticipated to have, a Materially Adverse Effect on such Purchased Corporation.

For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person

(including Persons Campus has any reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.11 Related Party Transactions. Except as expressly set forth in
Section 3.11 of the Campus Disclosure Letter, no employee, officer or director of any Purchased Corporation or member of his or her immediate family is indebted to any Purchased Corporation, nor is any Purchased Corporation indebted (or committed to make loans or extend any guarantee or credit) to any of them. Except as expressly set forth in Section 3.11 of the Campus Disclosure Letter, to the best knowledge of Campus, none of such persons has any direct or indirect ownership interest in any firm or corporation with which any Purchased Corporation is affiliated or with which any Purchased Corporation has a business relationship, or any firm or corporation that competes with any Purchased Corporation. Except as expressly set forth in Section 3.11 of the Campus Disclosure Letter, no member of the immediate family of any officer or director of any Purchased Corporation is directly or indirectly interested in any material contract with any Purchased Corporation.

         3.12 Permits. Each Purchased Corporation has all franchises, permits, licenses, consents, approvals and any similar authority (all of the foregoing, collectively, "PERMITS"), whether issued or granted by any governmental authority or other Person, necessary for the conduct of its business as now conducted and as proposed to be conducted, the lack of which would have, or could reasonably be anticipated to have, a Materially Adverse Effect on such Purchased Corporation. None of the Purchased Corporations is in default in any material respect under any of such Permits. The consummation of the other transactions contemplated hereby and by the Collateral Documents will not result in the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any such Permits or constitute justifiable grounds for the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any of such Permits, other than the Permits set forth in Section
3.12 of the Campus Disclosure Letter (all such Permits, collectively, the "REQUIRED PERMITS"). As used herein, "REQUIRED WAIVERS" means, collectively, all waivers, consents and approvals (which, if necessary in order to be effective, shall be in writing and properly executed) that are necessary or appropriate in order to prevent or preclude (a) any termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any Permit referred to in the first sentence of this Section 3.12, (b) the trigger or creation of any right to terminate, suspend, revoke, forfeit, lapse, impair or not renew any such Permit,
(c) the acceleration or increase of any payment or other obligation or duty of any Purchased Corporation, (d) the termination, suspension, revocation, forfeiture, lapse, impairment or non-renewal of any contractual right or benefit of any Purchased Corporation and (e) the trigger or creation of any right to terminate, suspend, revoke, forfeit, lapse, impair or not renew any contractual right or benefit of any Purchased Corporation, in any such case as a consequence or result of the execution, delivery and/or performance of this Agreement and/or any of the Collateral Agreements and/or the consummation of the transactions contemplated hereby and thereby .

         3.13 Employee Benefit Plans. Except as expressly set forth in Section
3.13 of the Campus Disclosure Letter, none of the Purchased Corporations has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         3.14 Tax Returns, Payments and Elections. Each Purchased Corporation has filed all tax returns and reports (including information returns and reports) as required to be filed by it by law. These returns and reports are true and correct in all material respects. Each Purchased Corporation has paid, or will pay prior to becoming delinquent, all taxes shown to be due and payable on such returns and reports, and any assessments imposed, except those contested by such Purchased Corporation in good faith and expressly set forth in Section
3.14 of the Campus Disclosure Letter. Set forth in Section 3.14 of the Campus Disclosure Letter is a full and fair description of all elections each Purchased Corporation has made or any or all of the Stockholders have made on behalf of, or related to, each Purchased Corporation pursuant to the Internal Revenue Code of 1986, as amended, other than elections that relate solely to methods of accounting, depreciation or amortization. There is no tax deficiency proposed or assessed against any Purchased Corporation, and none of the Purchased Corporations has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge, nor have any of the federal income tax returns of any Purchased Corporation or any of its state income or franchise tax or sales or use tax returns ever been audited by governmental authorities. Except as expressly set forth in Section 3.14 of the Campus Disclosure Letter, since the date of the Interim Balance Sheet, none of the Purchased Corporations has incurred any income or other taxes, assessments or governmental charges other than in the ordinary course of business, and each Purchased Corporation has made adequate provisions on its books of account for all income or other taxes, assessments and governmental charges with respect to its business, properties and operations for the period since such date. Each Purchased Corporation has withheld or collected from each payment made to each of its employees the amount of all taxes and assessments (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositories and has (as appropriate) withheld, collected and/or paid to the appropriate authority all other taxes and assessments (including, without limitation, sales, real estate, property and commercial lease taxes) required to be withheld, collected and/or paid by it.

         3.15 Minute Books. The minute book of each Purchased Corporation has been provided to NAC and as so provided contained a complete summary of all meetings and other actions of directors and stockholders since the time of incorporation of such Purchased Corporation and reflects all transactions referred to in such minutes accurately in all material respects.

         3.16 Labor Agreements and Actions; Employee Compensation. None of the Purchased Corporations is bound by or subject to (and none of its assets or properties is bound by or subject to) any contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of any Purchased Corporation. There is no strike or other labor dispute involving any Purchased Corporation pending, or to the best knowledge of Campus, threatened, that would have, or could reasonably be anticipated to have, a Materially Adverse Effect on such Purchased Corporation, nor to the best knowledge of Campus is there any labor organization activity involving the employees of any Purchased Corporation. To the best knowledge of Campus, no officer or key employee, or any group of key employees, intends to terminate his or her or their employment with any Purchased Corporation, nor does any Purchased Corporation have a present intention to terminate the employment of any of the foregoing. Except as otherwise provided in the

Employment Agreement, the employment of each officer and employee of each Purchased Corporation is terminable at the will of such Purchased Corporation, without payment (other than accrued compensation through the date of termination and payments (if any) required to be made pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) or other applicable statutory law) or other liability on the part of any Purchased Corporation. To the best knowledge of Campus, each Purchased Corporation has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except for the Employment Agreement, none of the Purchased Corporations is a party to or otherwise bound by any currently effective employment contract, deferred compensation agreement, bonus incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement.

         3.17 Governmental and Third Party Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other third party on the part of any Purchased Corporation or any Stockholder is required in connection with the consummation of the transactions contemplated by this Agreement or the Collateral Documents, except such consents, approvals, orders, authorizations, registrations, qualifications, designations, declaration or filings as are expressly set forth in Section 3.17 of the Campus Disclosure Letter (all such consents, approvals, orders, authorizations, registrations, qualifications, designations, declaration or filings, collectively, the "REQUIRED APPROVALS").

         3.18 Title to Property and Assets. Except as expressly set forth in
Section 3.18 of the Campus Disclosure Letter, each Purchased Corporation owns its property and assets free and clear of all Liens, except such Liens as arise in the ordinary course of business and do not materially impair such Purchased Corporation's ownership or use of such property or assets. With respect to the property and assets it leases, each Purchased Corporation is in compliance with such leases and holds a valid leasehold interest free of any Liens, and none of the Purchased Corporations is in violation or default of, and to the best knowledge of Campus, no other party to any such lease is in violation or default of, any such lease.

         3.19 Insurance. Set forth in Section 3.19 of the Campus Disclosure Letter is a complete list and full and fair description (inclusive of the amount of coverage and deductibles or co-insurance) of each and all of the insurance policies maintained by each Purchased Corporation or for its benefit, which policies provide coverage consistent with that maintained by similar businesses in the same industry. Full, true and complete copies of all such insurance policies (inclusive of all amendments, addenda, riders and other modifications thereto) have been provided to NAC.

         3.20 Disclosure. Neither this Article 3 nor the Campus Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and to the best knowledge of Campus, there is no fact that has not been disclosed to NAC that materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including the operating results, assets, customer, supplier or employee relations and business prospects, of any Purchased Corporation.

         3.21 Except as set forth in this Agreement or in the Collateral Documents, neither Stockholder makes any representation, express or implied, at law or in equity, in respect of any Purchased Corporation or any Stockholder, and any such representation or warranty not set forth in this Agreement or in the Collateral Documents is hereby expressly disclaimed.


                                   ARTICLE 4

                           ADDITIONAL REPRESENTATIONS
                       AND WARRANTIES OF THE STOCKHOLDERS

         As an inducement to NAC to enter into this Agreement, the Stockholders, jointly and severally, represent and warrant to NAC as follows:

         4.1 Authority. Each Stockholder has the power and authority to enter into this Agreement and each of the Collateral Documents to which he or it is contemplated hereunder to become a party and to carry out his or its obligations hereunder and thereunder. This Agreement has been duly executed by each Stockholder and constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. Each Collateral Document to which any Stockholder is contemplated hereunder to become a party will, when executed and delivered by such Stockholder, constitute a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity. The execution, delivery and performance of this Agreement by each Stockholder is not, and will not be, in breach or violation of (a) any agreement or instrument establishing, governing or relating to either of the Trusts, (b) any agreement, arrangement or understanding to which any Stockholder is a party or by which any Stockholder is otherwise bound, (c) any Permit applicable to any Stockholder or
(d) any law, regulation, order, judgment or decree applicable to any Stockholder. The execution, delivery and performance of any Collateral Document by any Stockholder contemplated hereunder to become a party thereto will not be in breach or violation of (a) any agreement or instrument establishing, governing or relating to either of the Trusts, (b) any agreement, arrangement or understanding to which such Stockholder is a party or by which such Stockholder is otherwise bound, (c) any Permit applicable to such Stockholder or (d) any law, regulation, order, judgment or decree applicable to such Stockholder. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of any Stockholder for the consummation by him or it of the transactions contemplated to be performed by him or it pursuant to this Agreement or any Collateral Document.

         4.2 Stock Ownership. Campus, the Family Trust and the Shelter Trust are the legal and beneficial owners of, respectively, fifty percent (50%), fifteen and eight-tenths percent (15.8%) and thirty-four and two-tenths percent (34.2%) of the issued and outstanding shares of the capital stock of CGCI (which consists of two hundred (200) shares of CGCI Common Stock), in each case free and clear of all Liens, other than restrictions under federal and state securities laws. Campus is the legal and beneficial owner of all of the issued and outstanding shares of the capital stock of Multi-Video (which consists of two hundred (200) shares of Multi-Video Common Stock), in each case free and clear of all Liens, other than restrictions under federal and state securities laws. Campus is the legal and beneficial owner of all of the issued and outstanding shares of the capital stock of Interactive (which consists of seventy-five (75) shares of Interactive Common Stock), in each case free and clear of all Liens, other than restrictions under federal and state securities laws. Each of Campus and the Family Trust is the legal and beneficial owner of fifty percent (50%) of the issued and outstanding shares of the capital stock of ARSI (which consists of one hundred (100) shares of ARSI Common Stock), in each case free and clear of all Liens, other than restrictions under federal and state securities laws. Any and all proxies that may have been given by any Stockholder prior to this Agreement regarding any shares of capital stock of any Purchased Corporation have been revoked and are no longer outstanding or of any force or effect.

         4.3 Ownership of Shares. There are no obligations of any Stockholder to sell or to acquire any of the shares of capital stock of any Purchased Corporation except pursuant to this Agreement. With respect to all of each Stockholder's shares of capital stock of each Purchased Corporation, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject, however, to applicable securities laws and the terms of this Agreement.

         4.4 Validity of Leases. The Family Trust is the owner and landlord of the Tuckahoe Premises and the Bohemia Premises, and upon the execution and delivery of the Tuckahoe Lease Amendment and the Bohemia Lease Amendment (as those terms are hereinafter defined) as contemplated by Section 5.4 hereof, (a) each Purchased Corporation will (subject to the terms and conditions of the Tuckahoe Lease, as amended by the Tuckahoe Lease Amendment, and the Bohemia Lease, as amended by the Bohemia Lease Amendment) have a valid leasehold interest in and to the Tuckahoe Premises and the Bohemia Premises and (b) the Family Trust, as the owner and landlord of the Tuckahoe Premises and the Bohemia Premises, will be bound by the Tuckahoe Lease Amendment (as amended by the Bohemia Lease Amendment) and the Bohemia Lease (as amended by the Bohemia Lease Amendment). Upon the execution and delivery of the Tuckahoe Lease Amendment and the Bohemia Lease Amendment as contemplated by Section 5.4 hereof, each of the Tuckahoe Lease (as amended by the Tuckahoe Lease Amendment) and the Bohemia Lease (as amended by the Bohemia Lease Amendment) will constitute a legal, valid and binding obligation of the Family Trust, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered at law or in equity.

         4.5 Legends. It is understood that the Securities Act restricts the transferability of securities, such as the Promissory Notes, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that the instrument evidencing any of the Promissory Notes will bear a legend (in addition to such other legends as may be required by law or contract) in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT (OR UPON THE CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT (OR UPON THE CONVERSION HEREOF) MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE OR INSTRUMENT (OR UPON THE CONVERSION HEREOF) AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
         ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1 Voting Agreement. At the Closing, NAC and each of the Stockholders shall enter into and deliver to the other the Lockup, Standstill And Voting Agreement substantially in the form attached hereto as Exhibit A (the "VOTING AGREEMENT").

         5.2 Registration Rights Agreement. At the Closing, NAC and the Shelter Trust shall enter into and deliver to the other a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT").

         5.3 Employment and Non-Competition Agreements. As soon as reasonably practical following the Closing, NAC shall cause the Purchased Corporations to enter into and deliver to Campus, and Campus shall enter into and deliver to NAC and the Purchased Corporations, an employment agreement (the "EMPLOYMENT AGREEMENT") substantially in the form attached hereto as Exhibit C-1, and Campus shall enter into and deliver to NAC a Non-Competition And Non-Solicitation Agreement (the "NON-COMPETE AGREEMENT") substantially in the form attached hereto as Exhibit C-2.

         5.4 Lease Amendments. At the Closing, (a) each of the Purchased Corporations shall execute and deliver to the Family Trust, and the Family Trust (as the owner and landlord of the Tuckahoe Premises) shall to execute and deliver to each of the Purchased Corporations, an amendment to the Tuckahoe Lease substantially in the form attached hereto as Exhibit D-1 (such amendment, the "TUCKAHOE LEASE AMENDMENT") and (b) each of the Purchased Corporations shall execute and deliver to the Family Trust, and the Family Trust (as the owner and landlord of the Tuckahoe Premises) shall execute and deliver to each of the Purchased Corporations, an amendment to the Bohemia Lease substantially in the form attached hereto as Exhibit D-2 (such amendment, the "BOHEMIA LEASE AMENDMENT" and, collectively with the Tuckahoe Lease Amendment, the "LEASE AMENDMENTS").

         5.5 Surety And Security Agreements. As soon as reasonably practical following the Closing, NAC shall cause each of the Purchased Corporations to enter into, and the Stockholders shall enter into, a Surety Agreement substantially in the form attached hereto as Exhibit E-1 (the "SURETY AGREEMENT") and a Security Agreement substantially in the form attached hereto as Exhibit E-2 (the "SECURITY AGREEMENT"), and at the Closing NAC and the Stockholders shall enter into a Pledge Agreement substantially in the form attached hereto as Exhibit E-3 (the "PLEDGE AGREEMENT").

         5.6 Promissory Notes. At the Closing, NAC and the relevant Stockholder shall execute and deliver to the other the relevant Promissory Notes.

         5.7 Expenses. Each party to this Agreement (NAC, on the one hand, and the Stockholders, on the other hand) shall bear its or his own expenses in connection with this Agreement and the transactions contemplated herein. Notwithstanding the foregoing, NAC shall cause the Purchased Corporations to reimburse the Stockholders for the auditing fees incurred by them in performance of their obligations under Section 7.3 below, up to a maximum of fifty thousand dollars ($50,000), which reimbursement shall be made to the Stockholders within ten (10) days following NAC's receipt of the audited financials contemplated by such Section 7.3 and a copy of the bill or invoice for the auditing fees related thereto; provided, however, that, if such audited financials and such bill or invoice are furnished to NAC at least three (3) business days prior to the Closing, NAC shall make such reimbursement at the Closing.

         5.8 Taxes. At and following the Closing, the Stockholders shall be responsible for all sales, transfer and other similar taxes (inclusive of income taxes, other than income taxes of NAC) that result from or are occasioned by the Stock Purchase; but NAC shall promptly, and in any event within ten (10) days, after receiving a written request therefor, accompanied with proof of payment, reimburse the Stockholders for fifty percent (50%) of any taxes so paid.

         5.9 Notification of Certain Matters. Each Party shall give prompt written notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure has caused, would cause or would be likely to cause any representation or warranty on its or his part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Closing, and (b) any material failure of such party, or any officer, director, stockholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder.

         5.10 Access to Information; Confidentiality.

         (a) NAC shall have the opportunity to make a complete due diligence review of the books, records, business and affairs of each of the Purchased Corporations, and each of the Stockholders shall have the opportunity to make a complete due diligence review of the books, records, business and affairs of NAC.

         (b) To facilitate the due diligence review, (i) NAC shall provide to the Stockholders and their agents complete access to all of its records and documents, shall provide the

         Stockholders with bank and professional references and shall use reasonable efforts to make available for consultation its customers and suppliers and (ii) the Stockholders shall provide to NAC and its agents complete access to all of the records and documents of each of the Purchased Corporations, shall provide NAC with bank and professional references for each of the Purchased Corporations and shall use reasonable efforts to make available for consultation the customers and suppliers of each of the Purchased Corporations.

         (c) Each Party agrees that all non-public information provided to it or him by any other Party will be treated as confidential, and if this Agreement is terminated, will return to the Party providing same all confidential documents (and all copies thereof) in its or his possession, or will certify to such Party that all such documents not returned have been destroyed; provided however, that, in the event the Stock Purchase is consummated, this provision shall not apply to NAC and there shall be no restriction on the ability of NAC to disclose information with regard to any Purchased Corporation unless a Foreclosure Event (as defined in the Non-Compete Agreement) shall have occurred, in which event NAC shall again be obligated to maintain in confidence the confidential information of the Purchased Corporations and not disclose same except as may be required by law. Non-public information shall not include any information that a Party can demonstrate: (i) was already in such Party's possession prior to negotiations related to this transaction; (ii) is or becomes publicly and openly known and in the public domain through no fault of such Party; or (iii) is received by such Party in a non-confidential manner from a third party having the right to disclose such information. The provisions of this Section 5.10(c) shall survive any expiration or earlier termination of this Agreement.

         5.11 Certified NAC Resolutions. At or prior to the Closing, NAC shall furnish to Campus (i) a copy of the text of the resolutions by which the corporate action on the part of NAC necessary to approve this Agreement and the Collateral Documents contemplated hereunder to be executed and delivered by NAC were taken and (ii) certificates executed on behalf of NAC certifying that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded (which certificates shall be executed by Robert Cuddihy as an officer of NAC).


                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Obligations of Each Party to Effect the Stock Purchase. The respective obligations of each Party to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) there shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby or by any of the Collateral Documents or any action or proceeding (other than one brought by or on behalf of any Party) pursuant to which the party bringing or commencing such action or proceeding is seeking any such order or injunction; and

         (b) no Party shall have terminated this Agreement as permitted herein.

6.2 Additional Conditions to Obligations of the Stockholders. The obligations of the Stockholders to consummate the transactions contemplated hereby are also subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) The representations and warranties of NAC set forth in Article 2 hereof that are by their terms qualified by materiality shall be true and correct at and as of the Closing with the same force and effect as if made again at and as of the Closing and the representations and warranties of NAC set forth in Article 2 hereof that are not so qualified shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made again at and as of the Closing, NAC shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with it hereunder at or prior to the Closing and NAC shall have furnished to the Stockholders a certificate in which NAC shall have certified that the foregoing conditions have been met;

         (b) Between the date hereof and the Closing, (i) there shall have been no Materially Adverse Change with respect to NAC, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of NAC and (iii) none of the properties and assets of NAC shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage), which damages would have, or could reasonably be anticipated to have, a Materially Adverse Effect on NAC, and NAC shall have delivered to the Stockholders a certificate, dated as of the Closing, to the effect of the matters set forth in the foregoing clauses (i) -
         (iii); and

         (c) NAC shall have complied with its obligations under Section 5.11 above, and all corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Stockholders' counsel, and the Stockholders' and their counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         6.3 Additional Conditions to Obligations of NAC. The obligations of NAC to consummate the transactions contemplated hereby are also subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) The representations and warranties of the Stockholders set forth in Articles 3 and 4 hereof that are by their terms qualified by materiality shall be true and correct at and as of the Closing with the same force and effect as if made again at and as of the Closing and the representations and warranties of the Stockholders set forth in Articles 3 and 4 hereof that are not so qualified shall be true and correct in all material respects at and as of the Closing with the same force and effect as if made again at and as of the Closing, each of the Stockholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it or him hereunder at or prior to the Closing, each and all of the Required Waivers and the

         Required Approvals shall have been obtained and shall be in full force and effect and the Stockholders shall have furnished to NAC a certificate in which the Stockholders shall have certified that the foregoing conditions have been met;

         (b) Each Stockholder shall have delivered to NAC the original certificate(s) for all of such Stockholder's shares of CGCI Common Stock, Multi-Video Common Stock, Interactive Common Stock and ARSI Common Stock to NAC, in each case duly endorsed to NAC;

         (c) Between the date hereof and the Closing, (i) there shall have been no Materially Adverse Change with respect to any Purchased Corporation,
         (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any Purchased Corporation and (iii) none of the properties and assets of any Purchased Corporation shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages would have, or could reasonably be anticipated to have, a Materially Adverse Effect on any Purchased Corporation, and the Stockholders shall have delivered to NAC a certificate, dated as of the Closing, to the effect of the matters set forth in the foregoing clauses (i) - (iii); and

         (d) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to NAC's counsel, and NAC and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.


                                   ARTICLE 7

                            POST CLOSING OBLIGATIONS

         7.1 Adjustments to Payment of Purchase Price. The Purchase Price Payments to be made by NAC on account of and with respect to the Purchase Price pursuant to Article 1 hereof represent a good faith estimate of the Purchase Price as determined by the Parties. In the event the actual Purchase Price (as determined in accordance with Section 1.5 hereof) differs from the aggregate amount of the Purchase Price Payments (the dollar amount of such difference being hereinafter referred to as the "VARIANCE"), the following adjustments shall be made:

         (a) If the amount of the actual Purchase Price is less than the aggregate amount of the Purchase Price Payments, then (i) the outstanding principal amount of the Campus Base Purchase Price Note shall be reduced by twenty-eight and thirty-seven hundredths percent (28.37%) of the amount of the resulting Variance, (ii) the outstanding principal amount of the Family Trust Base Purchase Price Note shall be reduced by seven and fifty-six hundredths percent (7.56%) of the amount of the resulting Variance, (iii) the outstanding principal amount of the Shelter Trust Base Purchase Price Note shall be reduced by fifteen and ninety-one hundredths percent (15.91%) of the amount of the resulting Variance, (iv) the outstanding principal amount of the Campus Trailing Note shall be reduced by fourteen and fifteen hundredths percent (14.15%) of the amount of the resulting Variance, (v) the outstanding principal amount of the Family Trust Trailing Note shall be reduced by three and seventy-seven hundredths percent (3.77%) of the amount of the resulting Variance,
         (vi) the outstanding principal amount of the Shelter Trust Trailing Note shall be reduced by seven and ninety-four hundredths percent (7.94%) of the amount of the resulting Variance, and (vii) the outstanding principal amount of the Convertible Note shall be reduced by twenty-two and thirty-one hundredths percent (22.31%) of the amount of the resulting Variance; or

         (b) If the amount of the actual Purchase Price is greater than the aggregate amount of the Purchase Price Payments, then (i) the outstanding principal amount of the Campus Base Purchase Price Note shall be increased by twenty-eight and thirty-seven hundredths percent (28.37%) of the amount of the resulting Variance, (ii) the outstanding principal amount of the Family Trust Base Purchase Price Note shall be increased by seven and fifty-six hundredths percent (7.56%) of the amount of the resulting Variance, (iii) the outstanding principal amount of the Shelter Trust Base Purchase Price Note shall be increased by fifteen and ninety-one hundredths percent (15.91%) of the amount of the resulting Variance, (iv) the outstanding principal amount of the Campus Trailing Note shall be increased by fourteen and fifteen hundredths percent (14.15%) of the amount of the resulting Variance,
         (v) the outstanding principal amount of the Family Trust Trailing Note shall be increased by three and seventy-seven hundredths percent (3.77%) of the amount of the resulting Variance, (vi) the outstanding principal amount of the Shelter Trust Trailing Note shall be increased by seven and ninety-four hundredths percent (7.94%) of the amount of the resulting Variance, and (vii) the outstanding principal amount of the Convertible Note shall be increased by twenty-two and thirty-one hundredths percent (22.31%) of the amount of the resulting Variance.

If the principal amount of the Campus Base Purchase Price Note, the Campus Trailing Note, the Family Trust Base Purchase Price Note, the Family Trust Trailing Note, the Shelter Trust Base Purchase Price Note, the Shelter Trust Trailing Note and the Convertible Note is to be reduced as contemplated by clause (a) above or is to be increased as contemplated by clause (b) above, then Campus shall surrender and deliver to NAC the Campus Base Purchase Price Note and the Campus Trailing Note, the Family Trust shall surrender and deliver to NAC the Family Trust Base Purchase Price Note, the Family Trust Trailing Note and the Convertible Note and the Shelter Trust shall surrender and deliver to NAC the Shelter Trust Base Purchase Price Note and the Shelter Trust Trailing Note for cancellation, and in exchange therefor NAC shall issue and deliver to Campus and the Trusts new promissory notes that are identical to the surrendered promissory notes, except for the decrease or increase in the amount of the principal amounts thereof as provided for in clause (a) or (b) above, as applicable; and in the event of the issuance of new promissory notes as provided in the foregoing portion of this sentence, the terms "CAMPUS BASE PURCHASE PRICE NOTE" and "CAMPUS TRAILING NOTE" shall be deemed thereafter to refer to the respective promissory note issued to Campus in replacement for the Campus Base Purchase Price Note and Campus Trailing Note so surrendered, the terms "FAMILY TRUST BASE PURCHASE PRICE NOTE," "FAMILY TRUST TRAILING NOTE" and "CONVERTIBLE NOTE" shall be deemed thereafter to refer to the respective promissory note issued to the Family Trust in replacement for the Family Trust Base Purchase Price Note, Family Trust Trailing Note and Convertible Note so surrendered, the terms "SHELTER TRUST BASE PURCHASE PRICE NOTE" and "SHELTER TRUST TRAILING NOTE" shall be deemed thereafter to refer to the respective promissory note issued to the Shelter

Trust in replacement for the Shelter Trust Base Purchase Price Note and Shelter Trust Trailing Note so surrendered, and the term "PROMISSORY NOTES" shall be deemed thereafter to refer collectively to the Campus Base Purchase Price Note, the Campus Trailing Note, the Family Trust Base Purchase Price Note, the Family Trust Trailing Note, the Shelter Trust Base Purchase Price Note, the Shelter Trust Trailing Note and the Convertible Note.

         7.2. Timing of Adjustments/Payments. Any adjustments or payments required by this Article 7 shall be made, and any other actions required under this Article 7 shall be taken, within four (4) calendar months following the Closing Date or, if the amount of the Purchase Price is determined by arbitration as contemplated by Section 10.14 hereof, within thirty (30) days after the amount of the Purchase Price has been so determined.

         7.3. Delivery of Audited Financials. The Stockholders shall deliver, or cause to be delivered, to NAC at the Closing, for each Purchased Corporation an audited balance sheet as of the Closing Date and as of the end of each of the last three fiscal years of such Purchased Corporation and a statement of profit and loss and cash flows (for each of the last three fiscal years of such Purchased Corporation and for the period from the end of the last completed fiscal year of such Purchased Corporation through the date of the Closing), in each case prepared in accordance with GAAP applied on a basis consistent with past practices.

         7.4. Reduction of Promissory Notes on Account of Indemnity Award. If the Stockholders (or any of them) shall receive any judgment or award for indemnification under Article 8 below, then the outstanding amount of the Promissory Notes shall be reduced as follows: (i) the outstanding principal amount of the Campus Base Purchase Price Note shall be reduced by twenty-eight and thirty-seven hundredths percent (28.37%) of the amount of such judgment or award, (ii) the outstanding principal amount of the Family Trust Base Purchase Price Note shall be reduced by seven and fifty-six hundredths percent (7.56%) of the amount of such judgment or award, (iii) the outstanding principal amount of the Shelter Trust Base Purchase Price Note shall be reduced by fifteen and ninety-one hundredths percent (15.91%) of the amount of such judgment or award,
(iv) the outstanding principal amount of the Campus Trailing Note shall be reduced by fourteen and fifteen hundredths percent (14.15%) of the amount of such judgment or award, (v) the outstanding principal amount of the Family Trust Trailing Note shall be reduced by three and seventy-seven hundredths percent (3.77%)of the amount of such judgment or award, (vi) the outstanding principal amount of the Shelter Trust Trailing Note shall be reduced by seven and ninety-four hundredths percent (7.94%) of the amount of such judgment or award, and (vii) the outstanding principal amount of the Convertible Note shall be reduced by twenty-two and thirty-one hundredths percent (22.31%) of the amount of such judgment or award.


                                   ARTICLE 8

                                   INDEMNITIES

         8.1 Survival of Representations and Warranties. All representations, warranties, covenants and other agreements made by NAC and any Stockholder in this Agreement shall survive the Closing, subject, however, to Section 8.5 below.

         8.2 Stockholders to Indemnify.

         (a) General. Subject to the limitations in this Article 8, the Stockholders, jointly and severally, agree to indemnify and hold harmless NAC and its directors, officers, employees and agents from and against all proceedings, judgments, decrees, demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs of enforcement or collection, (collectively referred to as "LOSSES") asserted against or incurred by NAC or its directors, officers, employees or agents resulting from (i) a breach of any covenant, agreement, representation or warranty of any Stockholder contained in this Agreement, the exhibits hereto (exclusive of the Collateral Documents, but including the Campus Disclosure Letter) or any certificate, document or instrument (other than the Collateral Documents) delivered by or on behalf of any Stockholder pursuant hereto or as contemplated hereby or
         (ii) the assertion by any third party of a claim (a "THIRD PARTY CLAIM") that, if true, would constitute such a breach.

         (b) Tax Matters. The Stockholders, jointly and severally, also agree to indemnify, hold harmless and defend NAC from and against any and all assessments, claims and liabilities (including, without limitation, any interest or other penalty) relating to (i) any failure to file federal, state or local tax returns or amended returns for any of the Purchased Corporations for any period, including short periods, for which a return was due, including any extensions, prior to or ending on the Closing Date; (ii) for any non-payment by any of the Purchased Corporations of federal, state or local taxes due for any period, including short periods, for which a return was due prior to or ending on the Closing Date; (iii) for any errors or omissions related to any federal, state or local tax returns, and the elections thereunder, filed by any of the Purchased Corporations for any period, including short periods, for which a return was due prior to or ending on the Closing Date; or (iv) any taxes that may become due as a result of any breach of any representation or warranty of any Stockholder set forth in this Agreement.

         8.3 NAC to Indemnify. Subject to the limitations in this Article 8, NAC hereby agree to indemnify and hold harmless each Stockholder and his or its agents from and against all Losses asserted against or incurred by such Stockholder and his or its agents resulting from (i) a breach of any covenant, agreement, representation or warranty of NAC contained in this Agreement, the exhibits hereto (exclusive of the Collateral Documents (except for the Promissory Notes), but including the NAC Disclosure Letter) or any certificate, document or instrument (other than the Collateral Documents (except for the Promissory Notes)) delivered by or on behalf of NAC pursuant hereto or as contemplated hereby or (ii) any Third Party Claim that, if true, would constitute such a breach.

         8.4 Notice of Claim. Any Party that or who has a claim that would give rise to liability pursuant to this Article 8 shall give prompt notice to all other Parties of such claim, together with a reasonable description thereof. With respect to any Third Party Claim that is covered by the indemnifications contained hereunder, the Party obligated to indemnify shall be afforded the opportunity, at its expense, to defend or settle such Claim if, within ten (10) Business Days of notice thereof, it acknowledges in writing its or his indemnification obligation hereunder, utilizes counsel reasonably satisfactory to the indemnified party, commences such defense promptly and pursues such defense with diligence; provided, however, that such indemnifying party shall secure the consent of the indemnified party to any settlement, which consent shall not be unreasonably withheld or delayed. If any indemnified party defends against any Third Party Claim hereunder, such party shall use reasonable efforts in such defense and to mitigate Losses arising thereunder. In the event any indemnified party is indemnified hereunder with respect to any Third Party Claim the defense of which has been undertaken by a Party that is obligated hereunder to indemnify such indemnified party with respect to such claim, such indemnified party shall promptly and fully cooperate with the indemnifying party in such defense.

         8.5 Certain Limitations.

         (a) Cap. The aggregate liability of the Stockholders under Section 8.2 above (exclusive of attorneys' fees and other costs of enforcement or collection) shall not exceed the aggregate amount of the Purchase Price (the foregoing limitation on liability is hereinafter referred to as the "CAMPUS CAP"). The aggregate liability of NAC at any time under
         Section 8.3 above (exclusive of attorneys' fees and other costs of enforcement or collection and of any amount that may be payable as interest under any of the Promissory Notes) shall not exceed the amount of the Purchase Price less (a) the amount of the Cash Amount and (b) the aggregate amount that has been paid with respect to principal (but not interest) on the Promissory Notes (the foregoing limitation on liability is hereinafter referred to as the "NAC CAP").

         (b) Basket. Neither the Stockholders, considered as a party on one hand, nor NAC, considered as a party on the other hand, shall be required to indemnify the other such party (or any related indemnified Persons) for any Losses relating to any matter subject to indemnification under this Article 8 unless and until such Losses exceed, in the aggregate, the amount of three hundred thousand dollars ($300,000) (the "BASKET AMOUNT"), but in the event the Losses exceed such amount, the Party responsible therefor shall be liable and responsible for the full amount of such Losses without reduction for the Basket Amount.

         (c) Inapplicability of Cap and Basket. The Basket shall not apply to any breach of this Agreement constituting fraud or any intentional misstatement, any liability under or with respect to Section 8.2(b) above or any liability under or with respect to any breach of any of the Collateral Documents. The Campus Cap or NAC Cap (as the case may be) shall not apply to any breach of this Agreement constituting fraud or any intentional misstatement, any liability under or with respect to
         Section 8.2(b) above or any liability under or with respect to any breach of any of the Collateral Documents.

         (d) Time to Assert Claim. Notwithstanding anything contained herein to the contrary, no Party or other Person may make any claim for indemnification under or with respect to Section 8.2(a) or Section 8.3 above more than eighteen (18) months after the Closing Date, except with respect to any claim based upon any breach of this Agreement constituting fraud or any intentional misstatement or any liability under or with respect to any breach of any of the Collateral Documents. Except as limited by the foregoing, any claim may be asserted before, but not after, the statute of limitations applicable thereto would lapse or expire.

         (e) Limitation With Respect to Breach of Section 3.9. Notwithstanding anything contained herein to the contrary, in the event liability would accrue hereunder on account of a breach of the representation and warranty set forth in the last sentence of Section 3.9 above but such representation and warranty was, to the best knowledge of Campus, correct and true, then the amount of the Losses that the NAC shall be entitled to recover hereunder on account of such breach shall be reduced by one half of the amount of the Losses (exclusive of any portion thereof that represents attorneys' fees or other costs of enforcement or collection) that NAC would have otherwise been entitled to recover hereunder on account of such breach.

         8.6 Satisfaction of Obligations. If any indemnifying party becomes obligated to indemnify another party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, subject to the limitations set forth in Section
8.5 above, the indemnifying party shall pay such amount to the indemnified party; provided, however, that each Stockholder may, in lieu of making any such payment that he or it may be obligated hereby to pay to NAC, by written notice given to NAC, elect to reduce the outstanding principal amount of the Promissory Notes payable to it or him (provided, however, that any such amount shall first be applied in reduction of such Stockholder's Base Purchase Price Note until such Note is paid in full, then in reduction of such Stockholder's Trailing Note until such Note is paid in full and, if such Stockholder is the Family Trust, then in reduction of the Convertible Note until such Note is paid in full) by an amount equal to the amount it is so required to pay.

         8.7 Exclusive Remedy at Law. This Article 8 provides the sole and exclusive remedy at law of each of the Parties in any cause of action based thereon (subject to the exception in Section 8.5(c) hereof) against the other Parties for any inaccuracy, misrepresentation or default in, or breach of, any of the representations, warranties or covenants given or made by the Parties to this Agreement, any exhibit hereto (excluding, however, the Collateral Documents, but including the NAC Disclosure Letter and Campus Disclosure Letter, as applicable) or in any certificate, document or instrument (other than the Collateral Documents) delivered by or on behalf of any Party pursuant hereto. Nothing contained herein, however, shall be construed as limiting any rights or remedies in equity, including without limitation, the right of specific performance.


                                   ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual consent of Campus and a duly authorized officer of NAC;

         (b) by NAC if any Stockholder breaches any of its or his material representations, warranties or covenants contained herein and such breach is not curable or, if is curable, is not cured within fifteen (15) Business Days after receipt of written notice thereof, or by any Stockholder if NAC breaches any of its material representations, warranties or covenants contained herein and such breach is not curable or, if curable, is not cured within fifteen
         (15) Business Days after receipt of written notice thereof;

         (c) by NAC if the conditions to close the transactions contemplated by this Agreement shall become incapable of satisfaction other than on account of any action or inaction by NAC, or by the Stockholders if the conditions to close the transactions contemplated by this Agreement shall become incapable of satisfaction other than on account of any action or inaction by any Stockholder; or

         (d) by any of NAC and the Stockholders if all of the conditions to consummation of the Stock Purchase shall not have occurred, or been satisfied or waived in writing, by August 15, 2003; provided, however, that (i) NAC shall not have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to NAC or to any Person affiliated with NAC and (ii) no Stockholder shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to any Stockholder or to any Person affiliated with any Stockholder.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall become void, and there shall be no liability or further obligation hereunder on the part of any Party or its stockholders, officers or directors, except as set forth in
Article 8 hereof, except for liability arising from a willful breach of this Agreement and except for liability with respect to any provision hereof that by its terms expressly survives the termination of this Agreement.


                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 Public Statements. Except as required by applicable law, no Party shall make any public announcement or statement with respect to the Stock Purchase, this Agreement or any related transaction without the approval of the other Parties, which approval will not be unreasonably withheld or delayed. Each Party agrees to consult with the other Parties prior to issuing any such public announcement or statement with respect to the Stock Purchase, this Agreement or any related transaction.

         10.2 Notices. All notices and other communications required or provided for hereunder or under any of the Collateral Documents shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by recognized overnight courier service or by registered or certified mail (postage prepaid and return receipt requested) to the intended Party at the following applicable address (or at such other address for a Party as shall be specified by it by like notice given by such Party to the other Parties):

                  If to NAC:               National Auto Credit, Inc.
                                           555 Madison Avenue

                                           29th Floor
                                           New York, New York 10022
                                           Attn: James McNamara
                                           FAX:  (212) 644-7070

                  With a copy to:          Ralph DeMartino, Esquire
                                           1818 N. Street, N.W., Suite 400
                                           Washington, D. C. 20036
                                           FAX: (202) 659-1290

                                              and

                                           Reed Smith LLP
                                           599 Lexington Avenue, 29th Floor
                                           New York, New York  10022
                                           Attn:  Herbert F. Kozlov, Esq.
                                           FAX: (212) 521-5450

                  If to any Stockholder:   Campus Group Companies, Inc.
                                           25 Cambridge Road
                                           Scarsdale, New York  10583

                                           FAX: (914) 472-5419
                                           Attn:  Steven Campus

                  With a copy to:          Reed Smith LLP
                                           2500 One Liberty Place
                                           1650 Market St
                                           Philadelphia, PA 19103
                                           Attn:  Joseph M. Sedlack, Esquire
                                           FAX: (215) 851-1420


All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if delivered by mail; the next Business Day, if sent by recognized overnight courier service; and when receipt acknowledged, if telecopied; provided, however, notice to a Party's attorney shall not constitute notice to such Party. For the purposes of this Agreement, "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required to be closed in the State of New York.

         10.3 Interpretation. The headings contained in this Agreement or in any of the Collateral Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Collateral Document. References in this Agreement or in any Collateral Document to Sections and Articles (or any other subdivision) refer, unless otherwise stated, to sections and articles (or any other subdivision) of this Agreement or such Collateral Document, as the case may be. When used in this Agreement or any Collateral

Document, words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto) or such Collateral Document (as the case may be) as a whole, and not to any particularly Section, Article or other subdivision hereof or thereof. As used in this Agreement or any Collateral Document, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires. This Agreement and the Collateral Documents are the product of mutual negotiations by the Parties and their counsels; and no Party shall be deemed the draftsperson of this Agreement or any Collateral Document or any provision hereof or thereof or to have provided same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any Collateral Document, such inconsistency or ambiguity shall not be interpreted against any Party. As used in this Agreement, the best knowledge of NAC refers to the actual knowledge of James McNamara and Robert Cuddihy after reasonable inquiry and the best knowledge of Campus refers to the actual knowledge of Campus after reasonable inquiry.

         10.4 Severability. The provisions of this Agreement and each of the Collateral Documents shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof or thereof shall not affect the validity or enforceability of this Agreement or any Collateral Document or any of the other terms or provisions hereof or thereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added, as a part of this Agreement or the applicable Collateral Document, a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         10.5 Integration. This Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

         10.6 No Third Party Beneficiaries. This Agreement (together with all the documents and instruments referred to herein) is not intended to confer upon any other person or entity (other than the additional indemnified parties contemplated by Article 8 hereof) any rights or remedies hereunder.

         10.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any effort or attempt of any Party to assign this Agreement without the prior written consent of the other Parties shall be null and void and of no force or effect.

         10.8 Further Assurances. Upon the request of any Party, the other Parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out, and to effectuate fully, the intent and purposes of this Agreement and the Collateral Documents.

         10.9 Binding Effect; Assignment. This Agreement and shall be binding upon and be enforceable against the Parties and their respective heirs, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by the Parties and their respective heirs, administrators, legal representatives, successors and permitted assigns.

         10.10 Amendment. This Agreement may not be amended except by an instrument in writing approved by the Parties and signed on behalf of each of the Parties.

         10.11 Non-Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor any waiver or relinquishment of any rights or power at any other time or times.

         10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.13 GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE PARTIES EXPRESSLY WAIVES ITS OR HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR ANY COLLATERAL DOCUMENT OR ANY DISPUTE HEREUNDER OR THEREUNDER OR RELATING HERETO OR THERETO. This Agreement and each of the Collateral Documents shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that State without giving effect to the choice or conflict of laws principles or provisions thereof, except to the extent any provision hereof or thereof must be governed by, interpreted under or construed in accordance with the laws of the State of Delaware. Each of the Parties agrees that any dispute under or with respect to this Agreement or any of the Collateral Documents shall (subject to Section 10.14 below) be determined before the state or federal courts situated in the City, County and State of New York, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the Parties hereby irrevocably submits to the jurisdiction of such courts. Each Party hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court. In addition to such other method as may available under applicable law, each Party agrees that any summons, complaint or other papers or process in connection with any such dispute (including any dispute contemplated by Section 10.14 below) may be served on it or him in the same manner in which a Notice may be given to it or him pursuant to Section 10.2 above.

         10.14 Dispute Resolution and Arbitration.

         (a) Subject to clauses (c) and (d) below, if any dispute arises between or among any of the Parties regarding or relating to this Agreement or (unless otherwise expressly provided for therein) any Primary Collateral Document (as hereinafter defined) (including, without limitation, any aspect of Campus' obligations under the Employment Agreement or any amount due under any of the Promissory Notes), then, IN LIEU OF LITIGATION, the Parties consent and agree to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association (the "AAA"), before a single, independent arbitrator (which arbitrator shall, subject to clause (b) below, be a retired judge of any Federal Court or a retired judge who has served as a judge in civil proceedings in New York at the Supreme Court level or on a more senior court in the State of New York). Any such arbitrator shall be selected by mutual agreement of the parties to such arbitration, but in the event such parties cannot agree upon the selection of such arbitrator, the AAA located in New York City shall appoint such arbitrator in accordance with the commercial arbitration rules of the AAA. Any arbitration proceeding contemplated hereunder shall be conducted in New York City, New York. The Parties consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Without limiting the generality or scope of the foregoing, all disputes (except as otherwise herein or in the applicable Collateral Document expressly provided) under or with respect to this Agreement or any Primary Collateral Document shall be subject to arbitration as herein provided, which disputes may include, without limitation, any claim or dispute with respect to (i) the enforceability of this Agreement or any Primary Collateral Document (or any provision hereof), whether this Agreement or any Primary Collateral Document was induced by fraud or coercion and whether any Party is entitled to rescission or any other remedy. As used herein, the "PRIMARY COLLATERAL DOCUMENTS" means the Collateral Documents other than the Surety Agreement and the Pledge Agreement.

         (b) Notwithstanding the foregoing, if the dispute relates to a determination of the amount of the Purchase Price hereunder, the amount of "Available Cash Flow," "Net Insurance Proceeds" or "Balance Insurance Proceeds" under any of the Promissory Notes or any other financial amount hereunder or under any of the Collateral Documents, such dispute shall be resolved in accordance with clause (a) above, but the single arbitrator shall be an individual with substantial experience in auditing public companies.

         (c) Notwithstanding the foregoing, if any suit or other judicial proceeding is commenced asserting a Third Party Claim against any Party and if such Third Party Claim would or could give rise to a claim for indemnification by such Party under Article 8 above, then, at the election of the Party against whom or which such Third Party Claim has been asserted, the Party obligated hereunder to indemnify with respect to such Claim may be joined in such suit or other judicial proceeding so that all matters related thereto (including the obligation, if any, of any Party to indemnify another Party with respect to such Claim) may be resolved in such suit or other legal proceeding.

         (d) Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or other equitable relief hereunder or under any Collateral Document, any Party may seek and obtain such relief through a judicial proceeding or action in accordance with Section 10.13 above, provided that, upon obtaining such relief, any further proceeding in such judicial proceeding or action (exclusive of any appeal) shall be stayed pending the resolution of the arbitration proceedings called for herein.

         (e) With respect to any arbitration contemplated by this Section 10.14, each Party shall, subject to Article 8 above, bear its or his own costs; however, any fees assessed by the AAA shall be allocated by the arbitrator in his or her sole discretion.

                  IN WITNESS WHEREOF, Campus has executed this Agreement on the date first written above and each of NAC and the Trusts has caused this Agreement to be executed on the date first written above by its respective officer or other representative thereunder duly authorized.

                                    NATIONAL AUTO CREDIT, INC.,
                                    a Delaware corporation


                                    By: /s/ James McNamara
                                        ---------------------------------
                                        Name: James McNamara
                                        Title: Chief Executive Officer




                                    /s/ Steven Campus
                                    -------------------------------------
                                    STEVEN CAMPUS


                                    CAMPUS FAMILY 2000 TRUST


                                    By: /s/ Steven Campus
                                        ---------------------------------
                                        Name: Steven Campus
                                        Title: Trustee

                                    TRUST ESTABLISHED UNDER
                                    THE WILL OF NANCY CAMPUS


                                    By: /s/ Steven Campus
                                        ---------------------------------
                                        Name: Steven Campus
                                        Title: Trustee

State of New York          }
                           } ss:
County of New York         }



         On the 15th day of July in the year 2003, before me, the undersigned, personally appeared STEVEN CAMPUS, personally known to me or proven to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he has executed the same (1) individually, (2) in his capacity as the trustee of the Campus Family 2000 Trust and (3) in his capacity as the trustee of the Trust Established Under The Will Of Nancy Campus and that by his signatures on the instrument, he, the Campus Family 2000 Trust and the Trust Established Under The Will Of Nancy Campus executed the instrument.



/s/ Elaine Bryant
-------------------------------------------
Signature and Office of individual taking
Acknowledgment

State of New York          }
                           } ss:
County of New York         }



         On the 31st day of July in the year 2003, before me, the undersigned, personally appeared JAMES J. MCNAMARA, personally known to me or proven to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they have executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the corporation or person upon behalf of which the individuals acted, executed the instrument.



/s/ Elaine Bryant
------------------------------------------
Signature and Office of individual taking
Acknowledgment

                                    EXHIBIT A

                 FORM OF LOCKUP, STANDSTILL AND VOTING AGREEMENT

                     LOCKUP, STANDSTILL AND VOTING AGREEMENT


         LOCKUP, STANDSTILL AND VOTING AGREEMENT (this "AGREEMENT"), dated as of July 31, 2003, by and among NATIONAL AUTO CREDIT, INC. ("NAC"), a Delaware corporation, and (each of the following, a "SHAREHOLDER," and all of the following, collectively, the "SHAREHOLDERS"): Steven Campus ("CAMPUS"), the CAMPUS FAMILY 2000 TRUST and the TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS. NAC and the Shareholders are hereinafter sometimes referred to collectively as the "PARTIES" and each as a "PARTY."


                                    RECITALS:

         WHEREAS, (A) NAC and the Shareholders have entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July __, 2003, pursuant to which the parties thereto have agreed, inter alia, upon the terms and subject to the conditions set forth therein, that NAC will acquire all of the outstanding shares of common stock of each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Network, Inc. ("INTERACTIVE") (such acquisition, the "STOCK PURCHASE");

         WHEREAS, upon the closing of the transactions contemplated by the Stock Purchase Agreement, NAC will issue to one or more of the Shareholders a Convertible Note (as defined in the Stock Purchase Agreement), which are convertible into shares of Common Stock (as hereinafter defined); and

         WHEREAS, as an inducement and a condition to entering into the Stock Purchase Agreement, NAC has required each Shareholder to agree, and each Shareholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         SECTION 1. - CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, capitalized terms defined in the Stock Purchase Agreement and used but not defined in this Agreement are used herein with the respective meanings ascribed to them in the Stock Purchase Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

              (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); provided, however, that, notwithstanding paragraph
(d) of Rule 13d-3, for purposes hereof a Shareholder shall not be deemed to "beneficially own" shares of any class or series of Capital Stock having voting rights until such time as such Shareholder actually acquires such shares or acquires the right to vote such shares.

              (b) "CAPITAL STOCK" means any class or series of the capital stock of NAC, whether voting or non-voting.

              (c) "COLLATERAL SECURITIES" means, collectively, (i) any shares of Common Stock that, as of the relevant time, have been issued to the Shareholders (or any of them) upon the conversion (in whole or in part) of the Convertible Note (such shares of Common Stock, collectively, the "CONVERSION SHARES"), (ii) any shares of Common Stock that, as of the relevant time, have been granted to, or issued upon the exercise of stock options granted to, Campus as provided for in or contemplated by the Employment Agreement (any such shares, "EMPLOYMENT SHARES"), (iii) any shares of Common Stock or other securities of NAC that, as of the relevant time, have been issued by NAC as a dividend on, or otherwise as a distribution on account of or with respect to (including, without limitation, on account of any stock split or other recapitalization), any shares of Common Stock, (iv) any shares of Common Stock or other securities of NAC that, as of the relevant time, have been issued by NAC upon the exercise, conversion or exchange of any Capital Stock and (v) any securities that, as of the relevant time, have been issued by NAC and that are exercisable or exchangeable for, or convertible into, shares of Common Stock and any shares of Common Stock that, as of the relevant time, have been issued by NAC upon the exercise, conversion or exchange of any of such securities.

              (d) "COMMON STOCK" means the common stock, par value $.05 per share, of NAC.

              (e) "FAMILY MEMBER" of any Shareholder means (i) the spouse of such Shareholder, (ii) each child and grandchild of such Shareholder or of the spouse of such Shareholder, (iii) each parent of such Shareholder, (iv) each sibling of such Shareholder, (v) each mother-, father-, sister- and brother-in-law of such Shareholder, (vi) each trust or similar arrangement under or pursuant to which such Shareholder or any other individuals referred to in the preceding clauses (i) through (v) is a trustee (or similar official) or a direct or indirect beneficiary and (vii) each Person in which any Person (or group of Persons) referred to in the preceding clauses (i) through (vi) directly or indirectly owns beneficially or of record at least five percent (5%) of the outstanding voting stock or other equity interest.

              (f) "LOCKUP PERIOD" shall have the meaning set forth in Section 7(d) below.

              (g) "PERSON" means any individual, corporation, partnership (limited or general), limited liability company, trust, joint venture, association or other entity.

              (h) "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of even date herewith, by and among the Parties, as the same may be amended, supplemented or otherwise modified from time to time.

              (i) "SHAREHOLDER GROUP" means the Shareholders, together with their respective affiliates (i.e., a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, one or more of the Shareholders) and associates (as such term is defined in Rule 14a-1(a) under the Exchange Act) and any other Person with whom any of them acts as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of, or voting or otherwise granting any consent or approval with respect to the votes or similar rights attendant to, any securities of NAC. For the purposes of the foregoing, all Family Members of any Shareholder shall be deemed to be members of the Shareholder Group.

              (j) "STANDSTILL PERIOD" shall have the meaning set forth in
Section 6(c) below.

              (k) "TERMINATION DATE" shall have the meaning set forth in Section 10 below.

              (l) As used herein, the term "VOTE" shall also include the giving of written consents or written approvals.

              (m) "VOTING PERIOD" shall have the meaning set forth in Section 5(a) below.

              (n) "VOTING SECURITIES" means, collectively, Voting Shares and any securities that are exercisable or exchangeable for, or convertible into, Voting Shares.

              (o) "VOTING SHARES" means shares of the Common Stock and any other class or series of Capital Stock having voting rights.

         SECTION 2. - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders, jointly and severally, represent and warrant to NAC as follows:

              (a) OWNERSHIP OF SHARES. Upon the issuance of any Conversion Shares to any Shareholder as contemplated by the Convertible Note, such Shareholder will be the sole record and Beneficial Owner of such Conversion Shares. There are no outstanding options or other rights to acquire from any Shareholder, or obligations of any Shareholder to sell or to acquire, any of the Conversion Shares or any other shares of Common Stock. With respect to all Conversion Shares issued to any Shareholder and all other shares of Common Stock issued to, or otherwise acquired by, any Shareholder, such Shareholder will have sole voting power and sole power to issue instructions with respect to the matters herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject, however, to applicable securities laws and the terms of this Agreement.

              (b) POWER; BINDING AGREEMENT. Each Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a legal, valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

                  (c) NO CONFLICTS. Except for filings under Sections 13(d) and 16 of the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution of this Agreement by any Shareholder and the consummation by each Shareholder of the transactions contemplated by this Agreement to be performed by him or it. None of the execution and delivery of this Agreement by any Shareholder, the consummation by any Shareholder of the transactions contemplated by this Agreement to be performed by him or it and compliance by any Shareholder with any of the provisions, terms and conditions of this Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to any Shareholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Shareholder is a party or by which any Shareholder or any of his or its properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to any Shareholder or any of any Shareholder's properties or assets.

                  (d) NO ENCUMBRANCE. At all times during the term of this Agreement, all of the Capital Stock and all Collateral Securities owned or held by any Shareholder will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of any and all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements, or any other rights whatsoever (all of the foregoing together, collectively, "ENCUMBRANCES"), except for any such Encumbrances arising hereunder in favor of NAC.

                  (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Shareholder.

                  (f) RELIANCE BY NAC. Each Shareholder understands and acknowledges that NAC is entering into the Stock Purchase Agreement in reliance upon each Shareholder's execution, delivery and performance of this Agreement and the representations and warranties made by the Shareholders herein and in the Stock Purchase Agreement.

         SECTION 3. - DISCLOSURE. Each Shareholder agrees to permit NAC to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission (the "SEC"), and any press release or other disclosure document that NAC, in its sole discretion, determines to be necessary or desirable in connection with the Stock Purchase and any transactions related to the Stock Purchase, such Shareholder's identity and ownership of Common Stock (and, if applicable, Capital Stock and other Collateral Securities) and the nature of each Shareholder's commitments, arrangements and understandings under this Agreement.

         SECTION 4. - DIRECTORS AND OFFICERS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Shareholder from acting in the capacity as a director or officer of NAC or any subsidiary or other affiliate of NAC (it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder's capacity as a shareholder of one or more of the Purchased Corporations prior to the Stock Purchase and of NAC thereafter).

         SECTION 5. - VOTING AGREEMENT.

              (a) As used herein, the term "VOTING PERIOD" shall mean each period during which the Shareholder Group Beneficially Owns any Voting Shares. If, following the termination of a Voting Period on account of the Shareholder Group's ceasing to Beneficially Own any Voting Shares, the Shareholder Group's again Beneficially Owns any Voting Shares, then a new Voting Period will commence. Notwithstanding anything contained herein to the contrary, the Voting Period shall not extend beyond the Termination Date.

              (b) During each Voting Period, unless the requirements of this clause (b) have been waived by NAC pursuant to a resolution adopted by the Board of Directors of NAC (the "BOARD"), each Shareholder shall promptly and timely,
(I) on each and every Qualified Matter (as hereinafter defined) that is submitted to the shareholders of NAC for their vote and with respect to which the Voting Shares then owned by such Shareholder (or with respect to which such Shareholder otherwise has voting power) may be voted, or the votes attendant to or associated with such Shares may be exercised, vote all such Voting Shares, or exercise such votes, in the same proportions in which all other Voting Shares voted on such Qualified Matter are voted (without taking into consideration, in determining such proportions, any Voting Shares that are not voted or with respect to which a "non-vote" or abstention is exercised or registered) and (II) on each and every Qualified Matter that is submitted to the shareholders of NAC for their consent or approval and with respect to which such Shareholder may grant any right of consent or approval attendant to or associated with the Voting Shares then owned by such Shareholder (or with respect to which such Shareholder otherwise has voting power), exercise such right of consent or approval in the same proportions in which the right of consent or approval attendant to or associated with all other Voting Shares is granted or denied. As used herein, "QUALIFIED MATTER" means any of the following: (i) the election of members to the Board and (ii) all other matters with respect to which shareholders of NAC have the right to vote or exercise any right of consent or approval.

              (c) All determinations concerning the Beneficial Ownership of any Voting Shares by the Shareholder Group (or any member thereof), including the determination of whether any Person is a member of the Shareholder Group, shall be made by the Board in its reasonable discretion.

              (d) In order more fully to assure the performance by each Shareholder of his or its obligations under the foregoing provisions of this
Section 5, each Shareholder hereby irrevocably constitutes and appoints James McNamara and Henry Toh, or either of them, and each of them individually, as such Shareholder's true and lawful attorney-in-fact and agent (with full power of substitution and resubstitution), to act for and in the name, place and stead of such Shareholder, in any and all capacities, to perform such Shareholder's obligations under this Agreement in the event that such Shareholder shall fail to perform such obligations himself or itself.

         SECTION 6. - STANDSTILL AGREEMENT.

              (a) STANDSTILL. At no time during the Standstill Period (as hereinafter defined) shall any Shareholder (except with the approval or consent of the Board as evidenced by a resolution duly adopted by the Board), in any manner, directly or indirectly, do, or cause or permit any Person controlled by such Shareholder to do, any of the following:

                            (i) acquire, or offer or agree to acquire, by
              purchase or otherwise, any beneficial interest in Voting Shares, or any securities convertible into or exercisable or exchangeable for, or any other right to acquire, any Voting Shares; provided, however, that the acquisition of (A) Employment Shares, (B) shares of Common Stock upon conversion (in whole or in part) of the Convertible Note in accordance with the terms thereof, (C) Voting Shares issued by NAC by way of stock dividends or other distributions made on a pro rata basis with respect to all outstanding Voting Shares and (D) shares of Common Stock offered to such Shareholder, or shares of Common Stock issuable upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into shares of Common Stock and that have been offered to such Shareholder, pursuant to a general rights offering by NAC made on a pro rata basis to all of this shareholders, shall not be violative of the foregoing;

                            (ii) solicit proxies or consents or become a
              "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents with respect to any Voting Shares with regard to any matter;

                            (iii) seek to advise, encourage or influence any
              Person with respect to the voting of any securities of NAC, or induce, attempt to induce or in any manner assist any other Person in initiating any stockholder proposal or tender or exchange offer for securities of NAC or any change of control of NAC, or for the purpose of convening a stockholders' meeting of NAC; provided, however, that (A) any Shareholder may tender in any such tender or exchange offer and (B) no presentation before or other communication with the Board, and no discussion between or among any members of the Shareholder Group or any Family Member or Members of any member of the Shareholder Group, shall be deemed to constitute a violation of the foregoing restriction or prohibition;

                            (iv) acquire or agree to acquire, by purchase or
              otherwise, any class of equity securities of any entity that is publicly disclosed (by filing with the SEC or otherwise), or is otherwise known, to be the beneficial owner of more than 5% of the outstanding Capital Stock or any class or series thereof if, upon consummation of such acquisition, the Shareholder Group would (in the aggregate) own more than 5% of any class of equity securities of such entity;

                            (v) make any public announcement regarding any
              possibility, intention, plan or arrangement relating to a tender or exchange offer for securities of NAC or a business combination (or other similar transaction that would result in a change of control), sale of assets, liquidation or other extraordinary corporate transaction between such Shareholder and NAC, or take any action that could reasonably be expected to require NAC to make a public announcement regarding any of the foregoing;

                            (vi) deposit any Voting Securities in a voting trust
              or subject any Voting Securities to any arrangement or agreement with respect to the voting of securities of NAC, other than as provided in this Agreement; or

                            (vii) form, join or in any way participate in a
              partnership, limited partnership, syndicate or other group (or otherwise act in concert with any other Person, except as a member of the Shareholder Group), for the purpose of (A) acquiring, holding or voting of securities of NAC (other than pursuant to, or as contemplated by, this Agreement), or (B) taking any other actions restricted or prohibited under clauses (i) through (vi) of this Section 6(a), or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) of this Section 6(a).

              (b) PERMITTED TRANSACTIONS.

                            (i) The restrictions contained in Section 6(a) of
              this Agreement shall immediately and automatically be suspended upon the occurrence, and during (but only during) the continuation, of any of the following events and/or the completion of any competing proposal of a shareholder of NAC, unless the relevant event occurs with the consent or approval of the Board:
              (A) the filing with the SEC of a Schedule 13D (or any successor filing) by any Person (other than James McNamara or any member of the Shareholder Group) or group (other than the Shareholder Group or any group that contains among its members (I) James McNamara or
              (II) one or more members of the Shareholder Group) indicating that such Person or group has acquired fifteen percent (15%) or more of the outstanding shares of Common Stock, which Schedule 13D expresses intention or possible intention of the filing party to assume control of NAC, whether by tender offer, merger, proxy contest or otherwise (provided that the foregoing shall no longer suspend such restrictions if a subsequent filing is made by such Person or group with the SEC indicating that such Person or group ceases to own at least fifteen percent (15%) of the outstanding shares of Common Stock or such Person or group subsequently makes a public announcement to the effect that such Person or group no longer has an intention or possible intention to assume control of NAC, whether by tender offer, merger, proxy contest or otherwise);
              (B) the commencement of a tender offer by any Person (other than any member of the Shareholder Group) or group (other than the Shareholder Group or any group that contains among its members one or more members of the Shareholder Group) to acquire fifteen percent (15%) or more of the outstanding shares of Common Stock (provided that the foregoing shall no longer suspend such restrictions after a subsequent filing is made by such Person or group with the SEC indicating that such Person or group ceases to own at least fifteen percent (15%) of the outstanding shares of Common Stock or such tender offer is terminated without such Person or group acquiring fifteen percent (15%) or more of the outstanding shares of Common Stock); or (C) the solicitation of proxies by any Person (other than NAC or any member of the Shareholder Group) or group (other than the Shareholder Group or any group that contains among its members one or more members of the Shareholder Group) to which Rules 14a-3 to 14a-15 under the Exchange Act (or any successor rules) apply, which proxies are intended to effect a change in the majority of members of the Board (provided that the foregoing shall no longer suspend such restrictions after such solicitation is withdraw, terminated or otherwise completed).

                            (ii) Section 6(a) above shall not prohibit transfers
              permitted by Section 7(b) below.

              (c) STANDSTILL PERIOD. As used herein, "STANDSTILL PERIOD" means the period from the date hereof through the Termination Date.

         SECTION 7. - LOCKUP AGREEMENT.

              (a) SCOPE OF LOCKUP. Except with the approval or consent of the Board as evidenced by a resolution duly adopted by the Board or as otherwise expressly provided in subsection (b) below, none of the Shareholders shall during the Lockup Period sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or pledge, grant a security interest in or otherwise encumber, any Capital Stock or other Collateral Securities.

              (b) PERMITTED TRANSFERS. Notwithstanding subsection (a) above, any Shareholder shall be entitled and permitted to sell or otherwise transfer all or any of its or his shares of Capital Stock (i) to any other Person who or that is a member of the Shareholder Group, an affiliate of any member of the Shareholder Group or a Family Member of any member of the Shareholder Group, provided that each such Person who has not previously executed this Agreement shall have agreed in writing, in form and substance reasonably acceptable to NAC and delivered to NAC, to be bound by this Agreement and the Registration Rights Agreement as a "Shareholder" hereunder and thereunder (any such Person, a "SUCCESSOR SHAREHOLDER"), (ii) in or pursuant to a bona fide arm's-length transaction conducted on or through a national or regional securities exchange or through the NASDAQ system, or (iii) to any Person if (A) the sale or other disposition of such shares to such Person, when aggregated with all sales and other dispositions of any shares of Capital Stock by any member of the Shareholder Group during the ninety (90) consecutive days immediately preceding the date of such sale or other disposition, does not exceed the greater of (I) two percent (2%) of the number of shares of Common Stock then issued and outstanding or (II) twice the average weekly reported volume of trading in shares of Common Stock on all national security exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding such sale or other disposition and (B) such Person (together with its affiliates) will not, upon the consummation of such sale or other disposition, own fifteen percent (15%) or more of the outstanding shares of Common Stock; provided, however, that no sale or other transfer shall be permitted under or pursuant to the preceding clause (ii) or
(iii) if such sale or other transfer is being made, directly or indirectly to any member of the Shareholder Group or otherwise to, or coordinated with, any Person acting in concert with any member of the Shareholder Group (it being agreed that if any member of the Shareholder Group who is not a party to this Agreement shall acquire any shares of Capital Stock within thirty (30) days either before or after the sale or other transfer of any shares of

Capital Stock by any member of the Shareholder Group, such sale or other transfer shall be deemed to be in violation of this Agreement).

              (c) ADDITIONAL LOCKUP AGREEMENT. If an underwriter managing an underwritten offering of NAC's securities in connection with the registration of shares of Capital Stock requires the officers or directors of NAC to enter into a lockup agreement (an "INSIDER LOCKUP AGREEMENT"), each Shareholder also agrees to execute and deliver to such underwriter an additional lockup agreement, in substantially the same form and upon substantially same terms as the Insider Lockup Agreement.

              (d) LOCKUP PERIOD. As used herein, "LOCKUP PERIOD" means the period from the date hereof through the Termination Date.

         SECTION 8. - PROXIES. Each Shareholder covenants that he or it shall not give a proxy or otherwise transfer any voting or similar rights with respect to any shares of Capital Stock or other Collateral Securities to any Person during the term of this Agreement, except as expressly permitted by this Agreement. Notwithstanding the foregoing, a Shareholder may give a proxy to the person(s) designated by the Board in connection with a proxy solicitation by the Board, provided that, pursuant to such proxy, the holder of such proxy is directed, during any Voting Period, to be voted or exercised in accordance with
Section 5 above. Any proxy granted or issued by any Shareholder in violation of the foregoing provisions of this Section 8 shall be null and void and of no force or effect.

         SECTION 9. - LEGEND AND STOP TRANSFER INSTRUCTIONS.

              (a) Any certificate evidencing Voting Shares or any other Collateral Securities issued at any time and owned, beneficially or of record, by any Shareholder (or any successor or assign thereof) shall (in addition to such other legend(s) as may be required under the Stock Purchase Agreement or any other Collateral Document or by law) have the following legend written, printed or stamped upon the face thereof:

            THE SECURITIES REPRESENTED BY, OR TO BE ISSUED IN ACCORDANCE WITH, THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF A LOCKUP, STANDSTILL AND VOTING AGREEMENT, DATED AS OF JULY __, 2003, AMONG NATIONAL AUTO CREDIT, INC. AND CERTAIN SHAREHOLDERS, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF NATIONAL AUTO CREDIT, INC. SUCH AGREEMENT, AMONG OTHER THINGS, MAY RESTRICT THE TRANSFER AND VOTING RIGHTS OF SUCH SECURITIES. SUCH SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED, ENCUMBERED OR DISPOSED OF, EXCEPT AS EXPRESSLY PROVIDED IN SUCH AGREEMENT. STOP TRANSFER INSTRUCTIONS HAVE BEEN PLACED AGAINST SUCH SECURITIES AND THE CERTIFICATES EVIDENCING SUCH

            SECURITIES TO RESTRICT THEIR TRANSFER, EXCEPT AS PERMITTED UNDER SUCH AGREEMENT.

              (b) Each Shareholder consents to the placing of stop transfer instructions against such Shareholder's Voting Shares and other Collateral Securities and the certificates evidencing such Voting Shares and other Collateral Securities to restrict their transfer except as permitted under this Agreement.

         SECTION 10. - TERMINATION. This Agreement shall terminate on the date as of which all of the Promissory Notes have been paid or otherwise discharged in full (including, as applicable, upon conversion thereof); provided, however, that if as of such date the Shareholder Group either Beneficially Owns or owns of record shares of Common Stock that would be equal to at least five percent (5%) of the then issued and outstanding shares of Common Stock, then this Agreement shall not terminate until the Shareholder Group no longer Beneficially Owns or owns of record shares of Common Stock that would be equal to at least five percent (5%) of the then issued and outstanding shares of Common Stock. The date on which this Agreement terminates as provided in this Section 10 in herein referred to as the "TERMINATION DATE."

         SECTION 11. - MISCELLANEOUS.

              (a) ENTIRE AGREEMENT. This Agreement (together with the Stock Purchase Agreement and any other agreements, documents or instruments referred to herein or therein) constitutes the entire agreement with respect to the subject matter hereof and thereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among the parties, or any of them, with respect to such subject matter.

              (b) SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned or transferred by operation of law or otherwise without the prior written consent of NAC and the Shareholders, and any effort to make any assignment in violation of the foregoing shall be null and void and of no force or effect. This Agreement shall be binding upon and enforceable against each Party and each Party's respective heirs, beneficiaries, executors, representatives, successors and assigns and shall inure to the benefit of and be enforceable by each Party and each Party's respective heirs, beneficiaries, executors, representatives, successors and permitted assigns. Without limiting the scope or generality of the foregoing, this Agreement shall be binding upon and enforceable against the heirs, estate, executors, administrators, legal representatives, successors and assigns of each Shareholder (including, without limitation, any Successor Shareholder, but not any Person to whom any shares of Capital Stock have been transferred as permitted by clause (ii) or (iii) of Section 7(b) above).

              (c) AMENDMENT AND MODIFICATION. This Agreement may not be amended, altered, supplemented or otherwise modified except as provided in a written agreement executed and delivered by the Party to be charged therewith.

              (d) NOTICES. All notices and other communications required hereunder shall be in writing and shall be given as set forth in Section 10.2 of the Stock Purchase Agreement.

              (e) SEVERABILITY. Any term or provision of this Agreement that is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable (and, to the extent necessary, shall be deemed amended to be only so broad as is necessary to make it enforceable).

              (f) SPECIFIC PERFORMANCE. Each of the Shareholders recognizes and acknowledges that a breach by him or it of any of the covenants and agreements contained in this Agreement will cause NAC to sustain damages for which it would not have an adequate remedy at law for monetary damages, and therefore, each Shareholder agrees that, in the event of any such breach or threatened breach, NAC shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without being required to post any bond or provide any other surety or undertaking, in addition to any other remedy to which it may be entitled, at law or in equity.

              (g) NO WAIVER. No provision hereof may be waived, in whole or in part, except as provided in a written agreement executed and delivered by the Party to be charged therewith. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other Party with his or its obligation under this Agreement, and any custom or practice of the Parties at variance with the terms of this Agreement, will not constitute a waiver by such Party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

              (h) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any Person other than the Parties (and their respective heirs, beneficiaries, executors, representatives, successors and permitted assigns) any rights or remedies hereunder

              (i) MISCELLANEOUS PROVISIONS. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.

              (j) INTERPRETATION. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified herein, references to Sections and other divisions or subdivisions refer to Sections and other divisions or subdivisions of this Agreement. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including any schedules or other attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires. This Agreement is the product of mutual negotiation; and no Party shall be deemed the draftsperson hereof or of any portion or provision hereof.

              (k) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring the expenses (subject, however, to clause (l) below).

              (l) INDEMNIFICATION. Each Shareholder shall indemnify and hold harmless NAC from and against, and shall reimburse NAC for, any and all damages, charges, claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and other costs of collection or enforcement) resulting from or occasioned by any breach by such Shareholder of any of his or its representations, warranties, covenants and other agreements set forth in this Agreement.

              (m) FURTHER ASSURANCES. From time to time, at any other Party's request and without further consideration, each Party shall execute and deliver any additional documents and take any further lawful actions as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. No Shareholder shall take any action inconsistent with the purposes and provisions of this Agreement.

              (n) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Campus has executed this Agreement on the date first written above and each of the other Parties has caused this Agreement to be executed on the date first written above by its respective officer or other representative thereunder duly authorized.


NATIONAL AUTO CREDIT, INC.,                      CAMPUS FAMILY 2000 TRUST
a Delaware corporation

                                                 By /s/ Steven Campus
By:   /s/ James McNamara                            ----------------------------
      ---------------------------                Name: Steven Campus
Name:  James McNamara                            Title: Trustee
       --------------------------
Title: Chief Executive Officer
       --------------------------


                                                 TRUST ESTABLISHED UNDER
                                                 THE WILL OF NANCY CAMPUS

/s/ Steven Campus
---------------------------------                By: /s/ Steven Campus
STEVEN CAMPUS                                        ---------------------------
                                                 Name: Steven Campus
                                                 Title: Trustee

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of July 31, 2003, by and among NATIONAL AUTO CREDIT, INC. ("NAC"), a Delaware corporation, and the Campus Family 2000 Trust (the "SHAREHOLDER"). NAC and the Shareholder, together with such other Persons who or that may have become "Holders" hereunder as contemplated by Section 4 below, are hereinafter sometimes referred to collectively as the "PARTIES" and each as a "PARTY".

                              W I T N E S S E T H :

         WHEREAS, NAC, the Shareholder, Steven Campus ("CAMPUS"), and the Trust Established Under The Will Of Nancy Campus (the "SHELTER TRUST"; the Shareholder, Campus and the Shelter Trust are referred to herein collectively as the "FORMER OWNERS") have entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, pursuant to which the parties thereto have agreed, inter alia, upon the terms and subject to the conditions set forth therein, that NAC would purchase, and the Former Owners would sell, all of the outstanding capital stock in certain corporations owned by the Former Owners (such purchase and sale, the "STOCK PURCHASE");

         WHEREAS, pursuant to the Stock Purchase Agreement, upon the consummation of the Stock Purchase and other transactions contemplated by the Stock Purchase Agreement, NAC will issue to the Shareholder certain Convertible Notes (as defined in the Stock Purchase Agreement) in partial consideration for the shares being purchased by NAC, which Convertible Notes are (subject to the terms and conditions thereof) convertible into shares of NAC's common stock (the "COMMON STOCK"), par value $.05 per share (the shares of Common Stock issuable upon conversion of the Convertible Notes are hereinafter sometimes referred to as the "CONVERSION SHARES");

         WHEREAS, each of the Former Owners has entered into a Lockup, Standstill And Voting Agreement (the "STANDSTILL AGREEMENT") with NAC, dated as of even date herewith, for the benefit of NAC; and

         WHEREAS, as a condition to the closing of the Stock Purchase, NAC and the Shareholder has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:


1.       DEFINITIONS

         1.1 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

         1.2 "HOLDER" means the registered holder of any Registrable Securities (as hereinafter defined); provided, however, that (notwithstanding anything contained herein to the contrary) a

"HOLDER" shall not include any Person (i) who or that, as a donee, assignee or transferee or otherwise, has acquired any Registrable Securities if such Person has acquired such Registrable Securities otherwise than in accordance with, and as contemplated by, clause (i) of the first sentence of Section 7(b) of the Standstill Agreement or (ii) who or that has not, as contemplated by Section 4 below, agreed in writing (in form and substance reasonably acceptable to, and delivered to, NAC) to be bound by this Agreement as a "Holder" hereunder.

         1.3 "PERSON" means any individual, corporation, partnership (limited or general), limited liability company, trust, joint venture, association or other entity.

         1.4 "REGISTRABLE SECURITIES" means, collectively, (a) the Conversion Shares, (b) any and all shares of Common Stock issued as a dividend or otherwise as a distribution on or with respect to the Conversion Shares, (c) any and all shares of Common Stock issued upon the exercise, exchange or conversion of any securities of NAC that have been issued to a Holder as a dividend or otherwise as a distribution on or with respect to the Conversion Shares and that are exercisable or exchangeable for, or convertible into, shares of Common Stock,
(d) any and all shares of Common Stock (i) issued as a dividend or otherwise as a distribution on or with respect to any of the shares of Common Stock referred to in the foregoing clause (b) or (c) or (ii) issued upon the exercise, exchange or conversion of any securities of NAC that have been issued to a Holder as a dividend or otherwise as a distribution on or with respect to the any shares of Common Stock referred to in the foregoing clause (b) or (c) and that are exercisable or exchangeable for, or convertible into, shares of Common Stock.

         1.5 "REGISTRATION EXPENSES" means all expenses incurred by NAC in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for NAC, fees and expenses of independent public accountants of NAC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of NAC, which shall be paid in any event by NAC).

         1.6 "REGISTRATION TRIGGER DATE" means the first Business Day following the date on which the Common Stock Market Price (as defined below) has achieved a Trigger Price. A "TRIGGER PRICE" shall have been achieved upon the date on which the Common Stock Market Price has exceeded the Price Target (as defined below) (a) for 10 consecutive trading days or (b) for 20 out of any 30 consecutive trading days, whichever occurs first. The "COMMON STOCK MARKET PRICE" with respect to the per-share price of Common Stock on any day means (i) if the principal market for the Common Stock is an exchange, the last reported sale price, regular way, as reported by such exchange for such day, (ii) if the principal market for the Common Stock is the NASDAQ National Market, the NASDAQ Small Cap Market or the OTCBB (or any successor market thereto), the best closing bid price as reported by such market for such day, or (iii) if the principal market for the Common Stock is not any of the foregoing, the 4 p.m. best bid price reported by Pink Sheets LLC (www.pinksheets.com) for such day. The "PRICE TARGET" shall mean 50% of the Conversion Price (as defined in, and as adjusted from time to time pursuant to the terms of, the Convertible Notes) as in effect on the relevant date.

         1.7 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

         1.8 "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale or resale of any of the Registrable Securities.

         1.9 "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         1.10 "SHAREHOLDERS' REPRESENTATIVE" means Steven Campus as the representative of all of the Holders.

All other capitalized terms used herein and defined in the Stock Purchase Agreement are used herein with the respective meanings ascribed to them in the Stock Purchase Agreement, unless otherwise defined herein or the context herein otherwise requires.


2.       REGISTRATION RIGHTS

         2.1 Registration Statement.

         (a) Within 120 days following the Registration Trigger Date, NAC shall prepare and file with the SEC a registration statement (on such form as shall, in the opinion of counsel to NAC, be appropriate for such filing) covering all of the Registrable Securities (the registration statement contemplated by this Section 2.1 is hereinafter referred to as the "REGISTRATION STATEMENT").

         (b) After filing, NAC shall use its best efforts to cause such registration statement (and/or file a new registration statement) to become effective and remain effective until the earlier of (i) the date as of which all of the Registrable Securities covered thereby have been resold by the Holders holding the same or (ii) such time (if any) as the Holders are free to resell all of the Registrable Securities covered thereunder pursuant to Rule 144(k).

         (c) Each Holder shall fully and promptly cooperate with NAC in connection with its performance of its obligations under this Section 2.1 and
Section 2.2 below and, in connection therewith, shall promptly take all such actions (including, without limitation, the providing of written information to NAC regarding such Holder, the Registrable Securities held by such Holder and such Holder's intended method of disposition of such Shares) as NAC may from time request.

         2.2 Obligations of NAC. In connection with its performance of its obligations under Section 2.1 above, NAC shall, as promptly or expeditiously as reasonably practical following the Registration Trigger Date:

         (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement.

         (b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (c) Use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders' Representative; provided that NAC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. Upon the registration or qualification of such securities in each such jurisdiction, NAC shall promptly notify the Holders of such registration or qualification

         (d) Notify each Holder holding any Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In such event NAC shall prepare and provide each Holder with a supplement or post-effective amendment to such Registration Statement or related prospectus that, as thereafter delivered by such Holder to purchasers of Registrable Securities sold or resold thereunder, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         2.4 Expenses of Registration. NAC shall pay all Registration Expenses, except that the Holders shall bear all Selling Expenses attributable to their Registrable Securities being registered and fees of their counsel.


3.       INDEMNIFICATION

         3.1 To the extent permitted by law, NAC will indemnify and hold harmless each Holder, the trustees, partners, officers and directors of each Holder, and each Person, if any, who controls (within the meaning of the Securities Act) such Holder against any losses, claims, damages or liabilities (joint or several) to which it/he/she or they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations by NAC (any such statements, omissions or violations, a "NAC VIOLATION"): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by NAC of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and NAC will pay to each such Holder, trustee, partner, officer, director or controlling person any legal or other expenses reasonably incurred by him/her/it in connection with investigating or defending any such loss, claim, damage, liability or action if it is finally and judicially determined that there was such a

Violation; provided, however, that the indemnity agreement contained in this
Section 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of NAC, which consent shall not be unreasonably withheld, nor shall NAC be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) any Holder Violation (as defined below) or (ii) any other breach or violation by an indemnified party of the Securities Act, the Exchange Act, any regulation promulgated under the Securities Act or Exchange Act or other federal or state law, exclusive of any such breach or violation to the extent the same is the consequence of any NAC Violation other than on account of any Holder Misstatement (as defined below).

         3.2 To the extent permitted by law, each Holder will indemnify and hold harmless NAC, each of its directors and officers and each Person, if any, who controls NAC within the meaning of the Securities Act and any other Holder selling securities under the Registration Statement or any of such other Holder's trustees, partners, directors or officers or any Person who controls (within the meaning of the Securities Act) such other Holder, against any losses, claims, damages or liabilities (joint or several) to which NAC or any such director, officer, controlling person or other Holder, or trustee, partner, director, officer or controlling person of such other Holder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) (i) arise out of or are based upon any NAC Violation, in each case to the extent that such Violation occurs in reliance upon, and in conformity with, information furnished by, or on behalf of, such Holder for use in connection with the Registration Statement (any such NAC Violation, a "HOLDER MISSTATEMENT"), (ii) results from such Holder's failure to deliver, at the time required by the Securities Act, a final or amended prospectus that corrects any actual or alleged untrue statement or omission contained in any preliminary prospectus or prior prospectus if such Holder previously has been provided such final or amended prospectus in accordance with Section 2.2 hereof or otherwise or (iii) results from any offer or sale, or solicitation of any offer, made by such Holder in any jurisdiction in which the same is not registered or otherwise permitted, unless such Holder has been advised in writing by NAC that such offer or sale, or such solicitation of any offer, is registered or otherwise permitted in such jurisdiction (each of the matters referred to in the foregoing clause
(i), (ii) and/or (iii) is herein referred to as a "HOLDER VIOLATION"); and each such Holder will pay any legal or other expenses reasonably incurred by NAC or any such director, officer, controlling person or other Holder, or trustee, partner, officer, director or controlling person of such other Holder, in connection with investigating or defending any such loss, claim, damage, liability or action if it is finally and judicially determined that there was a Holder Violation; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to any Holder with respect to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that in no event shall any indemnity under this Section 3.2 exceed the net proceeds from the sale of Registrable Securities covered by the Registration Statement.

         3.3 Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action) with respect to which indemnification under this Section 3 may be sought by such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this

Section 3, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and (to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed) assume, the defense thereof with counsel selected by the indemnifying party or parties with the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (provided, however, that under no circumstances shall any indemnifying party be obligated to pay for more than one counsel representing any or all of the parties intended to be indemnified hereunder). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3 but only to the extent such failure is materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.

         3.4 If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the NAC Violation(s) or Holder Violation(s), as the case may be, that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or by or on behalf of the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the sale of such Holder's Registrable Securities covered by the Registration Statement.

         3.5 The obligations of NAC and the Holders under this Section 3 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to cause NAC to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to any Person who or that, as a donee, assignee or transferee or otherwise, has acquired such Registrable Securities in accordance with, and as contemplated by, clause (i) of the first sentence of Section 7(b) of the Standstill Agreement, but only if such donee, assignee or transferee shall have agreed in writing (in form and substance reasonably acceptable to, and delivered to, NAC) to be bound by this Agreement as a "Holder" hereunder.


5.       RULE 144 REPORTING

         With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, NAC agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

         (b) File with the SEC, in a timely manner, all reports and other documents required of NAC under the Exchange Act; and

         (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by NAC as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of NAC; and such other reports and documents as such Holder may reasonably request in availing himself, herself or itself of any rule or regulation of the SEC allowing him, her or it to sell any such securities without registration.


6.       MISCELLANEOUS

         6.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         6.2 Amendments and Waivers. Except as hereinafter provided, amendments to this Agreement shall require and shall be effective upon receipt of the written consent of NAC and of the Shareholders' Representative, who is hereby expressly granted the right on behalf of all of the Holders (and their heirs, administrators, legal representatives, successors and assigns) to amend and/or supplement this Agreement. Except as hereinafter provided, compliance with any covenant or provision set forth herein may be waived upon written consent by the Party or Parties whose rights are being waived (and in such regard the Shareholders' Representative is hereby expressly granted the right on behalf of all of the Holders (and their heirs, administrators, legal representatives, successors and assigns) to grant any such waiver, which shall be binding upon all of the Holders). Any waiver or amendment may be given subject to satisfaction of conditions stated therein, and any waiver or amendment shall be effective only in the specific instance(s) and for the specific purpose(s) for which given.

         6.3 Notices. All notices and other communications required or provided for hereunder shall be in writing and shall be given as provided in Section 10.2 of the Stock Purchase Agreement, with any such notice or other communication intended to be given hereunder to any Holder to be given as provided in such
Section 10.2 to the Shareholders' Representative, who is hereby authorized and directed by each Holder to receive and accept any such notice or other communication for such Holder.

         6.4 Termination. This Agreement shall terminate with respect to any Holder on the earlier of (i) the date as of which all of the such Holder's Registrable Securities covered by a Registration Statement have been resold by such Holder or (ii) such time (if any) as such Holder is free to resell all of his, her or its Registrable Securities pursuant to Rule 144(k).

         6.5 Binding Effect; Assignment. This Agreement shall be binding upon and be enforceable against the Parties and their respective heirs, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by the Parties and their respective heirs, administrators, legal representatives, successors and permitted assigns, except that (a) NAC shall not have the right to delegate its obligations hereunder or to assign its rights hereunder and (b) no such assignment shall be made by any Shareholder (or any heir, administrator, legal representative, successor or assign of any Shareholder), without the prior written consent of NAC (which consent may be withheld in NAC's sole discretion) other than to a Person who or that would qualify as a "Holder" hereunder.

         6.6 Prior Agreements. This Agreement constitutes the entire agreement between and among the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings or agreements (written or oral) concerning the subject matter hereof, except for those agreements and understandings contained in the Stock Purchase Agreement and the other agreements, documents and instruments contemplated thereby and hereby.

         6.7 Severability. The provisions of this Agreement are severable, and in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         6.8 Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.

         6.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties may execute this Agreement by signing any such counterpart.

         6.10 Further Assurances. From and after the date of this Agreement, upon the request of any Party, the other Parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out, and to effectuate fully, the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first above written.


NATIONAL AUTO CREDIT, INC.                      CAMPUS FAMILY 2000 TRUST



By: /s/ James McNamara                          By: /s/ Steven Campus
    ---------------------------                     -------------------------
Name: James McNamara                            Name: Steven Campus
Title: Chief Executive Officer                  Title: Trustee

                                   EXHIBIT C-1

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "AGREEMENT"), effective as of July 31, 2003 (the "EFFECTIVE DATE"), by and among Steven Campus ("EXECUTIVE"), Audience Response Systems, Inc. ("ARSI"), a New York corporation, Campus Group Companies, Inc. ("CGCI"), a New York corporation, Multi-Video Services, Inc. ("MULTI-VIDEO"), a New York corporation, Interactive Conferencing NETWORK, Inc. ("INTERACTIVE," and collectively with ARSI, CGCI and Multi-Video, "EMPLOYERS" and each an "EMPLOYER"), a Delaware corporation, and National Auto Credit, Inc. ("NAC"), a Delaware corporation and parent of each of Employers. Executive, Employers and NAC are hereinafter sometimes referred to collectively as the "PARTIES" and each as a "PARTY."

         WHEREAS, Executive and NAC have entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July __, 2003, by and among NAC, Executive, Campus Family 2000 Trust and Trust Established Under The Will Of Nancy Campus, providing, inter alia, for the acquisition by NAC of all of the outstanding shares of common stock of ARSI, CGCI, Multi-Video and Interactive (each of which had been owned or controlled by Executive);

         WHEREAS, in conjunction with the transactions contemplated by the Stock Purchase Agreement, Executive desires to be hired and employed by Employers to supervise and operate their operations, and Employers desire to hire and employ Executive to supervise and operate their operations; and

         WHEREAS, Section 5.3 of the Stock Purchase provides that the parties hereto will enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:


1.       EMPLOYMENT OF EXECUTIVE

         Each Employer hereby agrees to employ Executive, and Executive hereby agrees to be and remain in the employ of each Employer, upon the terms and conditions hereinafter set forth.


2.       EMPLOYMENT PERIOD; EMPLOYMENT YEAR

         2.1 Employment Period. Subject to earlier termination as provided in
Section 5 hereof, the term of Executive's employment under this Agreement shall commence as of the Effective Date and shall continue for a period (the "INITIAL EMPLOYMENT PERIOD") ending on June 30, 2006. Notwithstanding anything contained herein to the contrary, if the Promissory Notes (as defined in the Stock Purchase Agreement) have not been paid in full or otherwise discharged prior to the expiration of the Initial Employment Period or, if the term of Executive's employment under this Agreement shall have been extended, as provided herein, prior to the end such term, then Executive may, by written notice given to Employers at least ninety (90), but not more than one hundred and eighty (180), days prior to the date this Agreement would otherwise expire, elect to extend the term of his employment hereunder until (a) the first anniversary of the date the Initial Employment Period would expire or, if the term of Executive's employment under this Agreement shall have been extended as provided herein, the first anniversary of the date such term would otherwise expire or (b) such earlier date as may be specified in such notice; provided, however, that no extension shall be effective to extend Executive's employment hereunder beyond the date the Promissory Notes are paid in full or otherwise discharged. As used herein, "EMPLOYMENT PERIOD" means the Initial Employment Period plus any extension of the term of Executive's employment under this Agreement that has been made as provided above.

         2.2 Employment Year. As used herein, an "EMPLOYMENT YEAR" means the period commencing on the date hereof and ending on January 31, 2004 and each successive twelve month period commencing on February 1st and ending on the following January 31st.


3.       DUTIES AND RESPONSIBILITIES; PLACE OF PERFORMANCE

         3.1. Duties and Responsibilities. During the Employment Period, Executive shall have the titles of, and shall serve as, President of each of Employers and their subsidiaries, if any. During the Employment Period, Executive shall devote all of his business time to Employers and their subsidiaries (if any) and to his duties and responsibilities hereunder. During the Employment Period, Executive shall perform such duties and obligations (not inconsistent with his positions as President of each of Employers) as may be assigned to him from time to time by the Board of Directors of any Employer (the "BOARD") or by the Chairman or Chief Executive Officer of NAC. During the Employment Period, Executive shall (subject to the next following sentence) have authority and responsibility to manage all day-to-day business and operations of each of Employers and their subsidiaries (if any), including the hiring of all personnel. Notwithstanding anything contained herein to the contrary, Executive shall not have authority or responsibility, without the consent or approval of the Board of the relevant Employer or the Chairman or Chief Executive Officer of NAC, to cause any Employer (or any subsidiary of any Employer) to take (or allow or permit any Employer (or any subsidiary of any Employer) to take), and Executive shall not cause any Employer (or any subsidiary of any Employer) to take (or allow or permit any Employer (or any subsidiary of any Employer) to take), any of the following actions: (a) terminate or cease any business or line of business of any Employer (or such subsidiary) if such business or line of business has generated revenues of at least fifty thousand dollars ($50,000) during the preceding Fiscal Year (as hereinafter defined); (b) commence any new business or line of business or acquire any new business or line of business from any Person (as hereinafter defined); (c) grant any security interest in, or lien on, any of the assets or property of any Employer (or such subsidiary), unless the aggregate amount of all of the obligations secured by such grant and all prior grants does not exceed $50,000; (d) sell, transfer or otherwise dispose of any of the assets or property of any Employer (or such subsidiary) other than in the ordinary course of its business consistent with past practices (which shall, to the extent applicable, include the past practices of the relevant Campus Companies); (e) loan or advance any funds; (f) guaranty or otherwise act as a surety with respect to any obligations of any other Person;
(g) borrow any funds or money, unless the aggregate amount of all funds and money so borrowed, inclusive of any funds or money previously borrowed, does not exceed $50,000; (h) make or incur any expenditure (other than a capital expenditure) in excess of two hundred fifty thousand dollars ($250,000) unless such expenditure has been incurred in order to enable an Employer (or such subsidiary) to fulfill its obligation under a contract entered into by such

Employer (or such subsidiary) with a client or customer and such expenditure (I) is provided to be recovered by such Employer (or such subsidiary) pursuant to such contract or (II) has been included in the pricing of such contract; (i) make or incur any capital expenditure (including, without limitation, pursuant to any capitalized lease) unless such capital expenditure (A) has been incurred in order to enable an Employer (or such subsidiary) to fulfill its obligation under a contract entered into by such Employer (or such subsidiary) with a client or customer and such capital expenditure (I) is provided to be recovered by such Employer (or such subsidiary) pursuant to such contract or (II) has been included in the pricing of such contract or (B) (I) such capital expenditure, when aggregated with all other capital expenditures that have been made or incurred during the Fiscal Year, does not exceed one-hundred thousand dollars ($100,000) and (II) such capital expenditure is not made or incurred during or for any Fiscal Year if the Available Cash Flow (as hereinafter defined) for such Fiscal Year is or would be (whether or not after taking into consideration such capital expenditure) less than two million dollars (2,000,000); (j) enter into or make any contract, agreement or other commitment that (i) would require payments during any consecutive twelve-month period in excess of one hundred thousand dollars ($100,000) or (ii) have a term that is either (A) more than one
(1) year or (B) extends beyond the end of the Employment Period; (k) relocate its principal offices; (k) enter into any contract with, or make any commitment to, any affiliate of Executive; (l) hire any executive officer (or otherwise retain a person to provide services normally provided by an executive officer); or (m) grant to any employee any compensation package (including, without limitation, any employee or fringe benefits) not consistent with such Employer's (or such subsidiary's) customary past policies or practices as approved by the Board of such Employer (or such subsidiary). If Executive shall have made a request for authority and permission to do any of the things set forth in the foregoing clauses (a) through (m) and shall not have received consent or approval therefor from the Board of the relevant Employer or the Chairman or Chief Executive Officer of NAC, then, at Executive's request, such request shall be referred to the Board of Directors of NAC for its consideration and Executive shall be given an opportunity to convince such Board to grant such request. Until the Promissory Notes are paid in full or otherwise discharged, none of the actions set forth in the foregoing clauses (a) through (m) shall be undertaken without the consent of Executive (provided he is still employed hereunder), with such consent not to be unreasonably withheld or delayed. As used herein, "PERSON" means any individual, corporation, partnership, limited liability company, trust, business trust, association or other entity, and "FISCAL YEAR" means any twelve consecutive month period beginning February 1st and ending on the following January 31st.

         3.2. Place of Performance. In connection with his employment during the Employment Period, Executive shall be based in Westchester or New York County, New York or such other principal offices of an Employer or any of its subsidiaries (if any) as may be established in the future by the respective Board, which principal offices shall not (without the written consent of Executive, which consent shall not be unreasonably withheld or delayed after the third Employment Year) be moved more than twenty-five (25) miles (measured in a straight line and not over streets or roadways) from the location of the current offices in Bohemia or Tuckahoe, New York; provided, however, that the principal offices of any Employer (or any of its subsidiaries) may be moved without Executive's consent if the distance from Executive's then primary residence to the new location is not greater (measured in a straight line and not over streets or roadways) than the distance from Executive's then primary residence to the then existing location of the principal offices of such Employer (or any of its subsidiaries). Executive shall not be required, without his consent, to undertake more extensive travel than the travel in which he has been engaged in connection with the prior business of any of Employers.


4.       COMPENSATION AND RELATED MATTERS

         4.1 Base Salary. Employers shall pay to Executive an aggregate base salary (the "BASE SALARY"), which during the First Employment Year shall be at the rate of one hundred thousand dollars ($100,000) per annum (the "INITIAL BASE SALARY") and during each successive Employment Year of the Initial Employment Period shall increase by five percent (5%) over the Base Salary in effect for the immediately preceding Employment Year. The Base Salary for any period beyond the third Employment Year shall be at the same rate as the Base Salary for the third Employment Year. The Base Salary shall be paid to Executive in arrears in accordance with the customary practices of NAC as applied to its executive officers.

         4.2 Performance Bonus. In addition to his Base Salary as provided above, Executive shall, with respect to each of the first three full Employment Years he is employed hereunder, be entitled to receive from Employers an aggregate bonus as follows: (a) if the combined annualized Available Cash Flow for the first Employment Year is at least seven and one-half percent (7 1/2%) in excess of the combined Available Cash Flow for the twelve-calendar-month period commencing February 1, 2002 and ending January 31, 2003 (the "BASE PERIOD," and such combined Available Cash Flow for the Base Period, the "BASE AVAILABLE CASH FLOW"), then the annualized amount of the bonus for the first Employment Year shall be an amount equal to fifteen percent (15%) of the Initial Base Salary;
(b) if the combined Available Cash Flow for the second Employment Year is at least equal to the greater of (i) seven and one-half percent (7 1/2%) in excess of the combined annualized Available Cash Flow for the first Employment Year and
(ii) fifteen and fifty-six-hundredths percent (15.56%) in excess of the Base Available Cash Flow, then the amount of the bonus for the second Employment Year shall be an amount equal to fifteen percent (15%) of the Initial Base Salary; and (c) if the combined Available Cash Flow for the third Employment Year is at least equal to the greater of (i) seven and one-half percent (7 1/2%) in excess of the combined Available Cash Flow for the second Employment Year and (ii) twenty-four and twenty-three-hundredths percent (24.23%) in excess of the Base Available Cash Flow, then the amount of the bonus for the third Employment Year shall be an amount equal to fifteen percent (15%) of the Initial Base Salary. Notwithstanding anything contained in the foregoing to the contrary, if Executive's employment hereunder shall be terminated during the first, second or third Employment Year on account of his death or Disability (as hereinafter defined), then, notwithstanding the fact that Executive was not employed hereunder for such entire Employment Year, Executive shall be entitled to receive a performance bonus for such Employment Year in an amount equal to the performance bonus he would have been entitled to receive pursuant to this
Section 4.2, assuming he had been employed hereunder for the all of such Employment Year, times a fraction, the numerator of which is the number of days during such Employment Year Executive was employed hereunder and the denominator of which is the total number of days in such Employment Year. Any performance bonus to which Executive becomes entitled pursuant to this Section 4.2 shall be paid to Executive within one hundred and twenty (120) days following the end of the Employment Year for which it was earned. As used herein, "AVAILABLE CASH FLOW" for any period means the aggregate earnings of the Employers (taken together, eliminating any intercompany accounts and transactions and in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Employer by NAC or any of its affiliates (other than any of Employers or any direct or indirect subsidiary of any Employer) and without deducting the amount of any premium paid by any of the Employers for the Executive Insurance Policy (as such term is defined in Section 11 hereof), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made or incurred by any of the Employers (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary paid or payable to Executive by any or all of the Employers, an amount equal to the actual Base Salary paid or payable to Executive pursuant hereto for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Employers or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated hereby) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Employers or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated hereby) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Employers (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow for any period commencing on or after the Effective time shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of the Employers (taken together) or any of the Employers with NAC's financial reporting and accounting principles; and provided, further, that, (I) in calculating the Available Cash Flow for the Base Period, (a) an amount equal to $150,000 (and only such amount) shall be deducted on account of any salary paid or payable to Executive by any or all of Employers during such period, (b) an amount equal to $121,000 (and only such amount) shall be deducted on account of or for any base rent paid or payable for the lease or other use or deemed use of the Tuckahoe Premises by one or more of Employers during such period and (c) an amount equal to $150,000 (and only such amount) shall be deducted on account of or for any base rent paid or payable for the lease or other use or deemed use of the Bohemia Premises by one or more of Employers during such period, and (II) in calculating the Available Cash Flow for any Employment Year not consisting of a full 12-month period (e.g., the first Employment Year), such calculation shall be made on an annualized basis.

         4.3 Discretionary Bonus. In addition to his Base Salary and any performance bonus to which he may be entitled pursuant to Section 4.2 hereof, Executive shall be entitled to such bonuses (if any), in such amounts and at such times, as the respective Boards, in their sole and absolute discretion, may approve.

         4.4 Stock Options. In addition to his Base Salary, any performance bonus to which he may be entitled pursuant to Section 4.2 hereof and any discretionary bonus to which he may be entitled pursuant to Section 4.3 hereof, Executive shall be entitled to receive, effective as of the date hereof, stock options exercisable for the purchase of 150,000 shares of NAC's common stock. Such options shall be granted, effective as of the date hereof, under NAC's employee stock option plan, shall vest one-third at the commencement of each of the first, second and third anniversaries of the date hereof and shall otherwise be subject to the terms and conditions of such plan. Such stock options shall be in substantially the form of Exhibit A attached hereto.

         4.5 Automobile Allowance. Employers shall provide Executive with an aggregate monthly allowance during the Employment Period of $1,250 to cover the costs of a leased automobile, including maintenance, fuel and insurance.

         4.6 Other Benefits. During the Employment Period, to the extent Executive is eligible and qualifies under their respective terms, Executive shall be entitled to receive such fringe benefits as are from time to time hereafter generally provided by Employers to their senior management employees or other employees (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements) under any pension or retirement plan, disability plan or insurance, group life insurance, medical and dental insurance, accidental death and dismemberment insurance, travel accident insurance or other similar plan or program of the respective Employer. Subject to Executive being eligible and qualifying therefor, Employers shall, in a manner and amount consistent with insurance generally provided by NAC to its senior executive officers, provide short-term and long-term disability insurance for Executive. To the extent the medical insurance provided by Employers to Executive does not fully cover the cost of an annual physical examination for Executive, Employers shall reimburse Executive for such cost promptly after such cost is incurred and request for such reimbursement has been made to NAC. Executive's Base Salary shall (where applicable) constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

         4.7 Expense Reimbursement. Employers shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation of signed, itemized accounts of such expenditures, all in accordance with Employers' Policies And Practices. As used herein, "EMPLOYERS' POLICIES AND PRACTICES" means the policies, procedures and practices of Employers, as approved by the Boards of Employers and in effect from time to time, which policies, procedures and practices are anticipated to be the same or substantially the same as the corresponding policies and procedures applicable to NAC's senior management.

         4.8 Vacations. Executive shall be entitled to twenty (20) days paid vacation for each Employment Year during the Employment Period, in accordance with Employers' Policies And Practices. Executive shall also be entitled to paid holidays and personal days in accordance with Employers' Policies And Practices.


5.       TERMINATION OF EMPLOYMENT

         5.1 Termination Without Cause; Voluntary Termination by Executive. Employers may, by written notice to Executive at any time following the end of the third Employment Year, terminate the Employment Period and this Agreement without Cause (as defined below). Executive may, by written notice to Employers and NAC at any time during the Employment Period, voluntarily resign from Employers and terminate the Employment Period and this Agreement by giving written notice of his intention to do so at least ninety (90) days in advance. A termination under this Section 5.1 shall be effective immediately or, in the case of such a voluntary resignation, upon the date set forth in such written notice.

         5.2 By Employers for Cause. Employers may, at any time during the Employment Period, by written notice to Executive, terminate the Employment Period and this Agreement for Cause, which termination shall be effective immediately except as otherwise provided below. Such notice shall set forth in reasonable detail the basis for such termination. In the event that it is reasonably practical for Executive to cure or correct the circumstances set forth in such notice, the termination shall not be effective until the date that is thirty (30) days following the date on which such notice is given, and the circumstances set forth in the notice shall not constitute "Cause" if within such 30 days Executive cures or corrects such circumstances. Employers shall have "CAUSE" to terminate Executive's employment hereunder upon Executive's:

         (a) fraud, embezzlement or any other illegal act committed intentionally by Executive in connection with Executive's duties as an executive of any Employer or any subsidiary or affiliate of any Employer that causes or may reasonably be expected to cause substantial economic injury to any Employer or any subsidiary or affiliate of any Employer;

         (b) conviction of any felony that causes or may reasonably be expected to cause substantial economic injury to any Employer or any subsidiary or affiliate of any Employer;

         (c) breach or violate any term or condition of this Agreement or of that certain Non-Competition And Non-Solicitation Agreement, dated as of even date herewith, by and among NAC, Employers and Executive; or

         (d) willful or grossly negligent commission of any other act or failure to act that causes or may reasonably be expected (as of the time of such occurrence) to cause substantial economic injury to or substantial injury to the reputation of any Employer or any subsidiary or affiliate of any Employer, including, without limitation, any material violation of the Foreign Corrupt Practices Act, as described below. An act or failure to act on the part of Executive shall be considered "willful" if done, or omitted to be done, by Executive in bad faith or without a reasonable belief that the act or omission was in the best interest of Employers.

         5.3 By Executive for Good Reason. Executive may, at any time during the Employment Period by written notice to Employers and NAC, terminate the Employment Period and this Agreement for Good Reason (as defined below), which termination shall be effective immediately subject to the notice and cure period provided for below. For the purposes hereof, "GOOD REASON" means any of the following without Executive's consent: (A) subject to Section 3 above, a material and adverse change in the nature and scope of Executive's authority and duties; (B) a material breach of this Agreement by Employers (including, but not limited to, failure to pay any amount due to Executive when due); or (C) an Event of Default (as defined in the respective Promissory Notes) shall have occurred pursuant to clause (a) or (f) of Section 2 of the Promissory Notes other than on account of any action or inaction by Executive; provided, however, that the circumstances set forth in the foregoing clauses (A), (B) and (C) will not constitute Good Reason unless Executive shall have given Employers and NAC written notice of his election to terminate this Agreement for Good Reason (which notice shall set forth in reasonable detail the circumstances giving rise to such election to terminate) and Employers shall have failed to cure or correct such circumstances within thirty (30) days of their receipt of such notice.

         5.4 Disability. During the Employment Period, if, as a result of physical or mental incapacity or infirmity, Executive shall be unable to perform any of his duties under this Agreement for (i) a period of at least one hundred and twenty (120) consecutive days or (ii) periods aggregating at least 180 days during any period of twelve (12) consecutive months (each a "DISABILITY PERIOD"), and at the end of the Disability Period there is no reasonable probability that Executive can promptly resume his duties hereunder, Executive shall be deemed disabled (the "DISABILITY") and Employers, by written notice to Executive, shall have the right to terminate the Employment Period and this Agreement for Disability either at, as of or after the end of the Disability Period. The existence of the Disability shall be determined by a reputable, licensed physician. The parties (with NAC acting on behalf of Employers for this purpose) shall attempt to agree on such a physician. In the event the parties are unable to so agree, such physician shall be selected by an arbitrator provided by the American Arbitration Association in New York, New York. Executive shall cooperate in all reasonable respects to enable an examination to be made by such physician.

         5.5 Death. The Employment Period and this Agreement shall terminate on the date of Executive's death.


6.       TERMINATION COMPENSATION

         6.1 Termination by Employer without Cause or by Executive for Good Reason. If the Employment Period is terminated by Employers without Cause or by Executive for Good Reason, Employers will pay to Executive the lesser of (a) one dollar ($1) less than the amount that would constitute a "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), or (b) the amount of Base Salary to which Executive would be entitled for the balance of the Initial Employment Period or, if the term of Executive's employment hereunder has been extended pursuant to Section 2.1 hereof, for the balance of the Employment Period. Employers shall pay to Executive such amount in a lump sum cash payment as soon as practicable following the effective date of such termination. Employers shall also continue to provide Executive with all employee benefits that he was participating in or receiving at the effective date of termination for a period (the "POST-TERMINATION PERIOD") of two years or, if shorter, until the end of the Initial Employment Period or, if the term of Executive's employment hereunder has been extended pursuant to Section 2.1 hereof, until the end of the Employment Period; provided, however, that, to the extent, as a consequence of such termination, Executive is not eligible to receive or does not qualify for such benefits for all or a portion of the Post-Termination Period, Executive shall be entitled to receive from Employers an amount (on a tax effective basis) equal to the out-of-pocket cost to Employers of such benefits for a period, immediately preceding such termination, equal to the portion of the Post-Termination Period during which such benefits are not provided.

         6.2 Termination by Reason of Death. If the Employment Period is terminated by death as contemplated by Section 5.5 hereof, Employers (a) shall, within thirty (30) days following the effective date of termination, pay to Executive's estate (to the extent the same has not already been paid) Executive's Base Salary through the effective date of termination plus Executive's Base Salary for an additional ninety (90) days and (b) if Executive became entitled to any performance bonus prior to his death pursuant to Section 4.2 above, shall pay to Executive's estate (to the extent the same has not already been paid) such performance bonus when Employers would have otherwise been obligated hereunder to pay such performance bonus to Executive.

         6.3 Certain Other Terminations. If the Employment Period is terminated pursuant to the provisions of Section 5.2 or 5.4 hereof, Employers (a) shall, within thirty (30) days following the effective date of termination, pay to Executive (to the extent the same has not already been paid) his Base Salary through the effective date of termination and (b) if Executive was terminated on account of his Disability as contemplated by Section 5.4 above and Executive became entitled to any performance bonus prior to his Disability, shall pay to Executive (to the extent the same has not already been paid) such performance bonus when Employers would have otherwise been obligated hereunder to pay such performance bonus to Executive. Employers shall have no obligation to continue any other benefits provided for in Section 4 hereof or otherwise past the effective date of termination; provided, however, that the foregoing shall not relieve Employers from any mandatory obligations they may have under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or other applicable law.

         6.4 No Other Termination Compensation. Executive shall not, except as set forth in this Section 6, be entitled to any compensation or other consideration following termination of the Employment Period or his employment hereunder.

         6.5 Mitigation of Damages. In the event of any termination of Executive's employment by Employers, Executive shall not be required to seek other employment to mitigate damages, and any income earned by Executive from other employment or self-employment shall not be offset against any obligations of Employers to Executive under this Agreement. Employers' obligations hereunder and Executive's rights to payment shall not be subject to any right of set-off or other deduction by Employers not in the nature of customary withholding, other than in any judicial proceeding or arbitration.


7.       PROFESSIONAL LIABILITY INSURANCE; INDEMNIFICATION

         7.1 Insurance. Employers will provide (to the extent the same is not provided by NAC) coverage for Executive under a director and officer professional liability insurance policy.

         7.2 Indemnification. Employers shall indemnify Executive to the fullest extent permitted by law in effect as of the date hereof, or as hereafter amended, against all costs, expenses, liabilities and losses (including, without limitation, reasonable attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by Executive in connection with a Proceeding (as hereinafter defined). For the purposes of this section, a "PROCEEDING" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, if Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of any Employer (or any subsidiary thereof) or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of any Employer.

         (a) Notification and Defense of Claim. Promptly after receipt by Executive of notice of the commencement of any Proceeding, Executive will, if a claim in respect thereof is to be made against Employers under this Agreement, notify Employers in writing of the commencement thereof, but the omission to so notify Employers will not relieve Employers from any liability that they may have to Executive otherwise than under this Agreement. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which Executive gives notice to Employers of the commencement thereof:

                  (i) Employers will be entitled to participate therein at their own expense; and

                  (ii) Except as otherwise provided in this Section 7.2(a)(ii), to the extent that they may wish, Employers, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by Employers and approved by Executive, with such approval not to be unreasonably withheld or delayed. After notice from Employers to Executive of their election to so assume the defense thereof, Employers shall not be liable to Executive under this Agreement for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ Executive's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Employers of their assumption of the defense thereof shall be at the expense of Executive unless (a) the employment of counsel by Executive has been authorized in writing by Employers, (b) Executive shall have reasonably concluded that there may be a conflict of interest between Employers and Executive in the conduct of the defense of such Proceeding (which conclusion shall be deemed reasonable if, without limitation, such action shall seek any remedy other than money damages and Executive would be personally affected by such remedy or the carrying out thereof) or (c) Employers shall not in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the reasonable fees and expenses of counsel retained by Executive shall be at the expense of Employers. Employers shall not be entitled to assume the defense of any Proceeding brought against Executive by or on behalf of Employers or as to which Executive shall have reasonably reached the conclusion provided for in clause (b) above.


8.       CONFIDENTIALITY

         Unless otherwise required by law or judicial process, Executive shall retain in strict confidence during the Employment Period and after termination of Executive's employment with Employers all confidential or proprietary information known to Executive concerning Employers (or any of them) or any direct or indirect subsidiary or parent of any Employer and/or any aspect of the businesses of Employers (or any of them) or any such subsidiary or parent. The obligations of Executive pursuant to this Section 8 shall survive the expiration or termination of this Agreement for any reason whatsoever. Notwithstanding the foregoing, Executive shall not be obligated hereby to retain in confidence any confidential or proprietary information concerning Employers (or any of them) or any direct or indirect subsidiary of any Employer following a Repurchase Event (as hereinafter defined), but Executive shall remain obligated to maintain in strict confidence all other confidential or proprietary referred to above. For purposes of this Agreement, a "REPURCHASE EVENT" shall be deemed to have occurred if, following an Event of Default under the Promissory Notes, Executive forecloses on the assets of Employers and their subsidiaries and as part of or in connection with such foreclosure Executive purchases or otherwise reacquires all or substantially all of the business and assets of Employers and their subsidiaries.


9.       MUTUAL NON-DISPARAGEMENT

         Subject to Executive's compliance with this Agreement, Employers shall not make any oral or written statement about Executive that is intended or reasonably likely to disparage Executive or otherwise degrade his reputation in the business or legal community. Subject to Employers' compliance with this Agreement, Executive shall not make any oral or written statement about any Employers (or NAC or any other affiliate of any Employer) that is intended or reasonably likely to disparage any Employers (or NAC or any other affiliate of any Employer) or otherwise degrade the reputation of any Employer (or NAC or any other affiliate of any Employer) in the business or legal community.


10.      FOREIGN CORRUPT PRACTICES ACT

         Executive agrees to comply in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977 ("FCPA"), as amended, which provides generally that under no circumstances will foreign officials, representatives, political parties or holders or public offices be offered, promised or paid any money, remuneration or things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts. When any representative, employee, agent or other individual or organization associated with Executive is required to perform any obligation related to or in connection with this Agreement, the substance of this Section 10 shall be imposed upon such person and included in any agreement between Executive and any such person. Failure by Executive to comply in all material respects with the provisions of the FCPA (other than an inadvertent violation on the basis of advice from counsel to Employers that the conduct in question is not a violation) shall constitute a material breach of this Agreement and shall entitle Employers to terminate Executive's employment for Cause.


11.      LIFE INSURANCE ON EXECUTIVE

         One or more of Employers shall (subject to Executive's compliance with his obligations under this Section 11) maintain in effect at all times during the Employment Period, at Employers' expense, a term life and disability insurance policy or policies on the life of Executive in such coverage amounts as may be purchased with an aggregate annual premium(s) of eighty thousand dollars ($80,000) or, if less, (i) with respect to life insurance coverage, coverage in an amount equal to (a) eight million dollars ($8,000,000) or (b) if less, the then aggregate outstanding principal amounts of the Promissory Notes and (ii) with respect to disability insurance coverage, coverage in an amount equal to (a) four million dollars ($4,000,000) or (b) if less, the then aggregate outstanding principal amounts of the Promissory Notes (such insurance policy or policies, the "EXECUTIVE INSURANCE POLICY"). Executive shall, from time to time as may be required or appropriate, fully and timely cooperate with Employers in obtaining such insurance, including (without limitation) submitting to such physical examinations as may be necessary or appropriate to obtain or maintain any such insurance. If any payment is received by Employers under or with respect to the Executive Insurance Policy, then Employers shall apply such payment (or the necessary portion thereof), after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such payment, to the payment or prepayment of the outstanding Promissory Notes in accordance with the terms thereof, to be applied first in payment or prepayment of the outstanding Base Purchase Price Notes, next in payment or prepayment of the outstanding Trailing Notes and with the balance (if any) to be applied in payment or prepayment of the outstanding Convertible Notes.


12.      SUCCESSORS; BINDING AGREEMENT

         This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive and Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other beneficiary or, if there be no such beneficiary, to Executive's estate.


13.      SURVIVORSHIP

         The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.


14.      MISCELLANEOUS

         14.1 Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and shall be given as set forth in Section 10.2 of the Stock Purchase Agreement, with any notice or other communication provided for herein to be sent or given to any Employer to also be sent or given to NAC in the manner and at the address provided therein.

         14.2 Withholding of Taxes. Employers are authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate in the reasonable judgment of Employers to comply with applicable laws and regulations.

         14.3 Inventions; Work for Hire. Executive hereby agrees to assign, and does hereby assign, to Employers all of Executive's right, title and interest in and to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, works of authorship, innovations and improvements (collectively "INVENTIONS"), whether patentable or subject to potential copyrights or not, that meet either or both of the following criteria: (A) such Inventions are conceived, made or developed in whole or in part by Executive (whether alone or in concert with others) at any time during the Employment Period, excepting only those that (i) Executive develops during the Employment Period entirely on Executive's own time without using any employees, services, equipment, supplies, facilities or confidential or proprietary information of any Employer (or any of its subsidiaries or affiliates) and (ii) do not relate to, and are not useable in connection with, any Employer Business (as defined below); or (B) such Inventions (i) were or are conceived, made or developed by Executive (whether alone or in concert with others), whether prior to or during the Employment Period, and (ii) relate to, or are useable in connection with, any Employer Business. Executive agrees to promptly inform and disclose all Inventions to Employers and NAC in writing and with respect to those Inventions that Executive is required to assign to Employers hereunder to provide all assistance reasonably requested by Employers in the preservation of Employers' interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at Employers' expense but without additional compensation to Executive. Executive agrees that any work prepared by Executive during the Employment Period, which work is subject to assignment under this
Section 14.3 and is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention, shall be a "work made for hire". In the event that any such work is deemed not to be a "work made for hire," Executive hereby assigns all right, title and interest in and to the copyright in such work to Employers and agrees to provide all assistance reasonably requested in the establishment, preservation and enforcement of Employers' copyright in such work, such assistance to be provided at Employers' expense but without any additional compensation to Executive. As used herein, "EMPLOYER BUSINESS" means any business that was conducted or proposed to be conducted by any Employer prior to the date hereof or is conducted or proposed to be conducted by (a) any Employer, (b) any direct or indirect subsidiary of any Employer or (c) any other NAC Company (as hereinafter defined) at any time during the period Executive is employed by any NAC Company, and "NAC COMPANY" means NAC or any direct or indirect subsidiary of NAC.

         14.4 Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.

         14.5 Dispute Resolution and Arbitration. If any dispute arises between Employers (or any of them) and Executive, or between NAC and Executive, regarding or relating to this Agreement and/or any aspect of Executive's employment relationship with Employers hereunder, the same shall be resolved in the manner provided for in Section 10.14 of the Stock Purchase Agreement. Notwithstanding anything contained herein or in the Stock Purchase Agreement to the contrary, (A) if any dispute should arise between Employers and Executive as to whether the Employment Period or Executive's employment hereunder may be terminated by Employers for Cause or Disability or by Executive for Good Reason, any Party may, prior to terminating the Employment Period or Executive's employment hereunder, seek a determination in advance by arbitration as contemplated by such Section 10.14 as to whether the Employment Period or Executive's employment hereunder may be terminated by Employers for Cause or Disability or by Executive for Good Reason and (B) if any dispute should arise between Employers and Executive as to whether the Employment Period or Executive's employment hereunder has been terminated for Cause or Disability or by Executive for Good Reason, any Party may seek a determination by arbitration as contemplated by such Section 10.14 as to whether the Employment Period or Executive's employment hereunder has been terminated by Employers for Cause or Disability or by Executive for Good Reason, and (i) if it is determined pursuant to such arbitration that the Employment Period or Executive's employment hereunder has been terminated by Employers other than for Cause or Disability, then, at the option of Employers exercised by written notice to Executive given within thirty (30) days following the rendering of such determination, Employers may reinstate Executive as an employee and President of Employers pursuant to this Agreement with back pay for the period during which Executive was not serving as an employee hereunder, and in such event any such termination shall be deemed cured and rescinded ab initio, (ii) if it is determined pursuant to such arbitration that the Employment Period or Executive's employment hereunder has been terminated by Executive other than for Good Reason, then, at the option of Executive exercised by written notice to Employers given within thirty (30) days following the rendering of such determination, Executive may elect to be reinstated as an employee and President of Employers pursuant to this Agreement, and in such event any such termination shall be deemed cured and rescinded ab initio (provided, however, that Executive shall not be entitled to any Base Salary or other compensation for or during the period from the date of such termination until he is reinstated hereunder and any bonus or other payment to which Executive would have been entitled had he not terminated the Employment Period or his employment hereunder shall be payable to Executive on a pro rata basis based upon the period of time he was actually employed by Employers), and
(iii) if it is determined pursuant to such arbitration that the Employment Period or Executive's employment hereunder has been terminated by Executive for Good Reason, then, if the events, conditions or circumstances that gave rise to such termination can be cured or remedied by Employers and, within (30) days following the rendering of such determination, such events, conditions or circumstances are cured or remedied by Employers and Employers give Executive written notice of their election to reinstate Executive as an employee and President hereunder, then Executive shall be reinstated as an employee and President of Employers pursuant to this Agreement with back pay for the period during which Executive was not serving as an employee hereunder, and in such event any such termination shall be deemed cured and rescinded ab initio.

         14.6 Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

         14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14.8 Severability. If any provision of this Agreement, or any part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

         14.9 Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between or among Employers, NAC and Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to Employers or their several businesses, or relating to Employers' assets, liabilities, operations, future plans or prospects have been made by or on behalf of Employers (or any of them) to Executive. This Agreement supersedes any prior or contemporaneous agreement (whether written or oral) between the parties relating to the subject matter hereof.

         14.10 Scope of Liabilities of Employers Hereunder. Except as otherwise provided herein, the obligations of Employers hereunder shall be joint and several. However, except as otherwise expressly provided herein to the contrary, to the extent any Employer shall perform any obligation or duty hereunder, the other Employers shall be released and relieved of such obligation or duty.

         14.11 NAC Guaranty. NAC hereby irrevocably and unconditionally guarantees to Executive the full and timely performance by Employers of all of their payment and other obligations hereunder. Such guaranty is a guaranty of performance and not merely of collection, and Executive shall be entitled to proceed against NAC without first (or simultaneously) commencing any action, or otherwise proceeding, against Employers or otherwise seeking to enforce this Agreement against Employers.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.


AUDIENCE RESPONSE SYSTEMS, INC.           CAMPUS GROUP COMPANIES, INC.

By: /s/ Steven Campus                    By: /s/ Steven Campus
    ---------------------------              -----------------------------------
Name: Steven Campus                       Name: Steven Campus
Title: President                          Title: President



MULTI-VIDEO SERVICES, INC.                INTERACTIVE CONFERENCING NETWORK, INC.


By:  /s/ Steven Campus                    By:  /s/ Steven Campus
    ---------------------------              -----------------------------------
Name: Steven Campus                       Name: Steven Campus
Title: President                          Title: President


                                          NATIONAL AUTO CREDIT, INC.

/s/ Steven Campus                         By:  /s/ James McNamara
-------------------------------              -----------------------------------
STEVEN CAMPUS                             Name: James McNamara
                                          Title: Chairman

                                                                       EXHIBIT A


                              FORM OF STOCK OPTIONS

                           NATIONAL AUTO CREDIT, INC.

                             STOCK OPTION AGREEMENT

         NATIONAL AUTO CREDIT, INC. (the "Company"), a Delaware corporation, hereby grants to the individual identified on Exhibit A which is attached hereto and incorporated herein by reference (such individual, "Optionee"') certain options, as more particularly described in such Exhibit, which options are exercisable to purchase that number of shares of the Company's common stock ("Stock") as set forth in such Exhibit A. The right to purchase any one share of Stock hereunder is herein referred to as an "Option". The Options granted hereunder are subject to all of the terms, conditions and limitations of the Company's 1993 Equity Incentive Plan (the "Plan"), which is incorporated herein by reference and the terms and conditions of this Stock Option Agreement ("Agreement"). Unless otherwise indicated herein, defined terms in this Agreement shall have the meaning indicated in the Plan.

1. Option Price. The Option price for each share of Stock subject to the Options granted hereunder is specified in such Exhibit A.

2. Description Of Options. The Optionee is granted a NQSO to purchase the number of shares of Stock as set forth in such Exhibit A.

3.   Exercise of Options.

     A. Schedule of Rights to Exercise. All of the Options shall be exercisable during the period set forth in such Exhibit A.

     B. Method of Exercise. Options may be exercised, in whole or in part, by the Optionee providing the Company a written notice, which shall:

          (1) state the election to exercise all or part of the Options granted hereunder, identify the Option(s) being exercised, the legal name of the Optionee in whose name the stock certificate or certificates for such shares of Stock is to be registered, and his/her address and Social Security Number;

          (2) contain such representations and agreements as to the Optionee's investment intent with respect to such shares of Stock as may be satisfactory to the Company and its counsel;

          (3)  be signed by the Optionee entitled to exercise such Options; and

          (4) be in writing and delivered in person or by certified mail to the Chairman of the Board of the Company at it principal executive offices.

     D. Payment. Payment of the Option price for shares of Stock acquired upon exercise of an Option shall be in the manner provided in the Plan. The certificate or certificates for shares of the Stock acquired upon the exercise of the Options granted hereunder shall be registered in the name of the person exercising such Options. A partial exercise of the Options granted hereunder does not waive an Optionee's right to a later exercise of some or all of such unexercised Options.

     E. Compliance with Law. The obligation of the Company to issue shares of Stock pursuant to the exercise of Options shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Options, and that the Company will be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to the exercise of any Option, unless such exercise, offer or sale shall be properly registered pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company that such shares way be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Any determination in this connection by the Company shall be final, binding and conclusive. The Company shall in no event be obliged to register the offer or sale of shares of Stock underlying any Option pursuant to the Securities Act or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. If the shares of Stock offered for sale or sold under any Option are offered or sold pursuant to any exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to Options that results from the inability of the Company to obtain or any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company, either upon exercise of the Options or shares of Stock issued as a result of such exercise, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.

4. Non-Transferability of Options. The Options granted hereunder may not be transferred in any manner otherwise than by will or the laws of descent and distribution and (other than in the event of the Optionee's death or incapacity) may be exercised during the lifetime of the Optionee only by him/her. The terms of the Options granted hereunder shall be binding upon the executors, administrators, heirs and successors of the Optionee.

5.   Term of Options. The Options granted hereunder shall terminate on the tenth
     (10th) anniversary of the date of grant as set forth below and may be exercised only in accordance with the Plan and the terms of this Agreement and all applicable securities laws and regulations.

6.   Estoppel Provision; Additional Provisions.

     Optionee shall not have any rights to dividends or any other rights of a shareholder with respect to any shares of Stock subject to the Options until such shares shall have been issued to him/her (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) upon the purchase of such shares following exercise.

     The Company shall not be liable or bound in any manner by any oral or written statement, representation or other information pertaining to the Stock, the Company or any affiliate of the Company unless the same are specifically set forth herein or in the Plan. The Optionee's acceptance hereof represents his/her agreement and acknowledgment that the Company has not made and is not making any representation or warranty, either express or implied, concerning the Stock or any matter or thing relating to or affecting the Company or any of its affiliates except as specifically set forth in this Agreement.

     Optionee specifically acknowledges his understanding that sales or other dispositions of any shares of Stock made in reliance upon Rule 144 under the Securities Act can be made only in limited amounts in accordance with the terms and conditions of such Rule.

7. Plan. This Agreement is subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated by reference herein.


                                NATIONAL AUTO CREDIT, INC.



                                By: ____________________________


MEMBER OF THE ADMINISTRATIVE COMMITTEE OF THE 1993 EQUITY INCENTIVE PLAN


--------------------------------------------------------------------------------

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof and hereby accepts these Options subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.



DATED___________


---------------------------------
[Name of Optionee] OPTIONEE

                                                                       EXHIBIT A



--------------------------------------------------------------------------------
Name of Optionee
--------------------------------------------------------------------------------
Date of Grant
--------------------------------------------------------------------------------
Expiration Date of Option
--------------------------------------------------------------------------------
Number of Shares Subject to Option:
--------------------------------------------------------------------------------
     Qualified
--------------------------------------------------------------------------------
     Non-Qualified
--------------------------------------------------------------------------------
Exercise Price Per Share:
--------------------------------------------------------------------------------
     Qualified
--------------------------------------------------------------------------------
     Non-Qualified
--------------------------------------------------------------------------------
Vesting Schedule:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT C-2

               FORM OF NON-COMPETE AND NON-SOLICITATION AGREEMENT

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


         NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "AGREEMENT"), effective as of July 31, 2003 (the "EFFECTIVE DATE"), between Steven Campus ("EXECUTIVE") and National Auto Credit, Inc. ("NAC"), a Delaware corporation. Executive and NAC are hereinafter sometimes referred to collectively as the "PARTIES" and each as a "PARTY."

         WHEREAS, Executive has entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July __, 2003, by and among NAC, Executive, Campus Family 2000 Trust and Trust Established Under The Will Of Nancy, providing, inter alia, for the acquisition by NAC of all of the outstanding shares of common stock of each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO"), Interactive Conferencing Network, Inc. ("INTERACTIVE," and collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS") (such acquisition, the "STOCK PURCHASE");

         WHEREAS, in order to protect and preserve the investments of NAC in the Purchased Corporations, it is appropriate that Executive agree to the matters set forth herein;

         WHEREAS, NAC would not enter into the Stock Purchase Agreement without the protections provided for herein;

         WHEREAS, Executive desires to provide the protections provided for herein; and

         WHEREAS, Section 5.3 of the Stock Purchase Agreement provide that the Parties will enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:

1.       CONFIDENTIALITY

         Unless otherwise required by law or judicial process, Executive shall (except as otherwise herein expressly provided) retain in the strictest confidence all confidential or proprietary information known to Executive concerning any of the NAC Companies (as hereinafter defined) and/or any aspect of the businesses of any NAC Company. Except as otherwise herein expressly provided to the contrary, the obligations of Executive pursuant to this Section 1 shall apply both during and after any period he may be employed by any NAC Company and shall survive the expiration or earlier termination of any such employment, regardless of any reason for such expiration or earlier termination. As used herein, the "NAC COMPANIES" means, collectively, NAC, the Purchased Corporations and any direct or indirect subsidiary of any of the foregoing. Notwithstanding the foregoing, Executive shall not be obligated hereby to retain in confidence any confidential or proprietary information concerning any Purchased Corporation or any direct or indirect subsidiary of any Purchased Corporation following a Repurchase Event (as hereinafter defined), but Executive shall remain obligated to maintain in strict confidence all other confidential or proprietary referred to above. For purposes of this Agreement, a "REPURCHASE EVENT" shall be deemed to have occurred if, following an Event of Default under the Promissory Notes (as defined in the Stock Purchase Agreement), either (A) Executive or any Executive Affiliate (as hereinafter defined) forecloses on the assets of the Purchase Corporations and their subsidiaries and as part of or in connection with such foreclosure Executive or any Executive Affiliate purchases or otherwise reacquires all or substantially all of the business and assets of the Purchase Corporations and their subsidiaries or (B) Executive or any Executive Affiliate forecloses on the shares of the Purchase Corporations and as part of or in connection with such foreclosure Executive or any Executive Affiliate purchases or otherwise reacquires all or substantially all of such shares, and "EXECUTIVE AFFILIATE" means any corporation, partnership, limited liability corporation or other business entity in which Executive owns a majority equity interest.

2.       NONCOMPETITION

         2.1 General. For the duration of the Non-Compete Period (as defined below), Executive shall not, directly or indirectly, engage in any Competitive Activity (as defined below). As used herein, "COMPETITIVE ACTIVITY" means any of the following: (A) developing, supervising, directing, administering or managing, or acting as a consultant with respect to the development, supervision, direction, administration or management, of (I) any business that was conducted or proposed to be conducted by any Purchased Corporation prior to the date hereof or is conducted or proposed to be conducted by and Purchased Corporation or any direct or indirect subsidiary of any Purchased Corporation at any time during the period Executive is employed by any NAC Company (any business referred to in this clause (I) is hereinafter referred to as an "ACQUIRED BUSINESS") or (II) any other business that is conducted or proposed to be conducted by NAC or any other NAC Affiliate (as hereinafter defined) (exclusive of the Purchased Corporations and any direct or indirect subsidiary of the Purchased Corporations) at any time during the period Executive is employed by any NAC Company) (any business referred to in this clause (II) is hereinafter referred to as an "AFFILIATE BUSINESS"); (B) the participation, directly or indirectly, in any business that is the same as or substantially similar to, or is or would be competitive with, any Acquired Business or any Affiliate Business; and (C) becoming an employee, director, officer, consultant, independent contractor, lecturer or advisor of or to, or otherwise providing services to, any Person if Executive's duties or services relate in any manner to developing, supervising, directing, administering or managing any business that is the same as or substantially similar to, or is or would be competitive with, any Acquired Business or any Affiliate Business. Nothing contained herein, however, shall prohibit Executive from acquiring or holding any issue of stock or securities of any Person that has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that at no time does he (together with members of his immediate family, any trust or trusts of which Executive is a trustee and any trust or trusts of which Executive or any member of his immediate family is a beneficiary) own more than five percent (5%) of the voting securities of any such Person. The obligations of Executive pursuant to this Section 2 shall apply for the full duration of the Non-Compete Period, including following the expiration or earlier termination of his employment by any NAC Company, regardless of any reason for such expiration or earlier termination. As used herein, "NAC AFFILIATE" means any NAC Company, any joint venture or partnership in which any NAC Company is a partner or other participant and any Person in which any NAC Company owns an equity interest equal to or in excess of five percent (5%). Notwithstanding the foregoing, following a Repurchase Event, the definition of

"COMPETITIVE ACTIVITY" shall be deemed to exclude (i) any reference to any Acquired Business and (ii) any reference to any business or activity included in the definition of Affiliate Business to the extent such business or activity would also be included in the definition of Acquired Business.

         2.2 Non-Compete Period. As used herein, "NON-COMPETE PERIOD" means the period commencing on the date hereof and extending to the end of two (2) years following the later to occur of (a) the date Executive's employment by any NAC Company expires or is terminated or (b) the date on which all of the Promissory Notes are paid in full or otherwise discharged (including by means of conversion, if applicable).


3.       NONSOLICITATION

         During the term of his employment by any of the NAC Companies, Executive shall not, directly or indirectly, (a) solicit to enter into the employ of any other Person, or hire, any individual who is, or who within the prior six (6) months has been, an NAC Employee (which, for the purposes of this Agreement, means any employee of any NAC Company), (b) solicit, hire or take away, or attempt to solicit, hire or take away, any Person who or that is, or who or that has been, an NAC Customer (which, for the purposes of this Agreement, means any client or customer of any NAC Company) or (c) encourage any NAC Customer to terminate, or otherwise adversely negotiate or otherwise change, its relationship with any NAC Company. Following the expiration or earlier termination of his employment by the NAC Companies and during the balance of the Non-Compete Period, Executive shall not, directly or indirectly, (a) solicit to enter into the employ of any other Person, or hire, any individual who is, or who within the one (1) year prior to the expiration or earlier termination of such employment has been, an NAC Employee, (b) solicit, hire or take away, or attempt to solicit, hire or take away, any Person who or that is, or who or that has been, an NAC Customer or (c) encourage any such NAC Customer to terminate, or otherwise adversely negotiate or otherwise change, its relationship with any NAC Company. The obligations of Executive pursuant to this Section 3 shall apply for the full duration of the Non-Compete Period, including following the expiration or earlier termination of his employment by any NAC Company, regardless of any reason for such expiration or earlier termination. Notwithstanding the foregoing, following a Repurchase Event, the definition of "NAC EMPLOYEE" shall be deemed to exclude any individual who has been an employee of any of the Purchased Corporations or any of their subsidiaries and "NAC CUSTOMER" shall be deemed to exclude any client or customer of any of the Purchased Corporations or any of their subsidiaries.


4.       SUCCESSORS; BINDING AGREEMENT

         This Agreement and all rights of NAC hereunder shall inure to the benefit of and be enforceable by NAC and its successors and assigns. Executive acknowledges and agrees that the scope and duration of this Agreement and the restrictions and protections contained herein are reasonable, necessary and appropriate in order to protect the investment NAC is making in the Purchased Corporations as provided for in, and contemplated by, the Stock Purchase Agreement, that NAC would not make such investment but for such restrictions and protections and that Executive has, as part of the Stock Purchase, been fully and fairly compensated for entering into this Agreement and agreeing to such restrictions and protections.

5.       MISCELLANEOUS

         5.1 Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and be given as provided in Section 10.2 of the Stock Purchase Agreement.

         5.2 Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.

         5.3 Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

         5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         5.5 Severability. If any provision of this Agreement, or any part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

         5.6 Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof. This Agreement supersedes any prior or contemporaneous agreement (whether written or oral) between the Parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



NATIONAL AUTO CREDIT, INC.

By: /s/ James McNamara                           /s/ Steven Campus
    -------------------------------              -------------------------------
Name: James McNamara                             STEVEN CAMPUS
Title: Chairman

                                   EXHIBIT D-1

                       FORM OF AMENDMENT TO TUCKAHOE LEASE

                               AMENDMENT TO LEASE

                               [TUCKAHOE PREMISES]

         This Amendment to Lease (the "AMENDMENT"), dated as of July 31, 2003, by and between: THE CAMPUS FAMILY 2000 TRUST (as landlord under the Lease (as defined below), "LANDLORD"); and Campus Group Companies, Inc. ("CGCI"), a New York corporation, Multi-Video Services, Inc. ("MULTI-VIDEO"), a New York corporation, Interactive Conferencing NETWORK, Inc. ("INTERACTIVE"), a Delaware corporation, and Audience Response Systems, Inc. ("ARSI"), a New York corporation, as tenants (CGCI, Multi-Video, Interactive and ARSI, as tenants under the Lease, are hereinafter referred to collectively as "LESSEE" and each as a "TENANT MEMBER").

                                   WITNESSETH:

         WHEREAS, by a Lease (the "LEASE"), dated as of September 1, 2001 (a copy of which is attached hereto as Exhibit A), Landlord did demise and let unto CGCI as Tenant, and CGCI did hire and take from Landlord, the entire building of approximately 11,000 square feet, located at 42 Oak Avenue, Tuckahoe, New York 10707 (the "DEMISED PREMISES"); and

         WHEREAS, Landlord and Lessee desire to amend the Lease as set forth herein.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. Unless otherwise defined herein, all terms used herein and defined in the Lease are used herein with the respective meanings ascribed thereto in the Lease. As used herein, the "AMENDED LEASE" means the Lease as amended, supplemented or otherwise modified hereby and as it from time to time hereafter may be further amended, supplemented or otherwise modified.

         2. Parties to Lease. Lessee is hereby substituted in the place and stead of CGCI as "Tenant" under and pursuant to the Lease.

         3. Term of Lease. The end of the term of the Lease shall be extended from August 31, 2004 until April 30, 2010. Tenant shall have the right to terminate the Amended Lease, effective as of May 31, 2008 or May 31, 2009, by giving written notice to Landlord to such effect at least ninety (90) days in advance of such date.

         4. Right to Assign. Notwithstanding anything contained in the Lease to the contrary, Tenant shall have the right to assign the Amended Lease, provided, however, that, if Tenant desires to assign the Amended Lease, Tenant shall give Landlord at least thirty (30) days' prior written notice of Tenant's desire to assign the Amended Lease (any such notice, an "ASSIGNMENT NOTICE"), which notice shall specify the date as of which Tenant intends to assign the Amended Lease, and if, within thirty (30) days following Landlord's receipt of an Assignment Notice, Landlord gives Tenant written notice of Landlord's election to terminate the Amended Lease, then the term of the Amended Lease shall be deemed to expire on the date set forth in such Assignment Notice as the date as of which Tenant intended to assign the Amended Lease.

         5. Right to Sublet. Notwithstanding anything contained in the Lease to the contrary, Tenant shall have the right to sublet all or any portion of the Demised Premises, provided, however, that, if Tenant desires to sublet all or any portion of the Demised Premises, Tenant shall give Landlord at least thirty
(30) days' prior written notice of Tenant's desire to sublet all or any portion of the Demised Premises (any such notice, a "SUBLET NOTICE"), which notice shall specify the portion of the Demises Premises Tenant desires to sublet and the date as of which Tenant intends to such sublet to be effective, and if, within thirty (30) days following Landlord's receipt of a Sublet Notice, Landlord gives Tenant written notice of Landlord's election to terminate the Amended Lease, then the term of the Amended Lease shall be deemed to expire on the date set forth in such Sublet Notice as the date as of which Tenant intended to sublet the portion of the Demises Premises set forth in such Sublet Notice.

         6. Right to Contest Taxes. Notwithstanding anything contained in the Lease to the contrary, Tenant (at its sole cost and expense) shall have the right to challenge and contest any or all of the real estate taxes and assessments levied against the Demised Premises or any other real property, and Landlord will fully and timely cooperate in any such challenge or contest.

         7. Deletion of Certain Provisions. Article, section or paragraph THIRTY-FIRST of the Lease is deleted in its entirety.

         8. Limitation on Applicability of Rules. Tenant shall hereafter be obligated to comply with the Rules and Regulations attached as Rider B to the Lease only to the extent that CGCI, as the tenant under the Lease, has heretofore been required to comply with such Rules and Regulations.

         9. Declaration of Default. Notwithstanding anything contained in the Amended Lease to the contrary, no default shall be deemed to have occurred under or with respect to failure of Tenant to make any payment thereunder unless written notice thereof shall have been given to Tenant and National Auto Credit, Inc. ("NAC") and such failure shall have continued for ten (10) days after Tenant's and NAC's receipt of such notice, and no default shall be deemed to have occurred under or with respect to any other breach or violation thereunder by Tenant unless written notice thereof shall have been given to Tenant and NAC and such breach or violation shall have continued for thirty (30) days after Tenant's and NAC's receipt of such notice.

         10. No Defaults. Landlord hereby acknowledges and confirms that any and all amounts payable by CGCI under or pursuant to the Lease through the date hereof have been paid and that CGCI has been otherwise in compliance in all material respects with all of the terms and conditions of the Lease. Landlord hereby releases and relieves

Tenant from any and all charges, claims, liabilities, causes of actions and damages arising or accruing under or pursuant to the Lease prior to the date hereof.

         11. Representations and Warranties of Landlord. Landlord represents and warrants to each Tenant Member as follows:

         (A) Landlord has the requisite power and authority to enter into this Amendment and to carry out its obligations hereunder and under the Amended Lease, and Landlord is duly authorized and empowered to enter into and perform this Amendment and the Amended Lease;

         (B) all actions necessary or appropriate on the part of Landlord to authorize it to enter into and perform this Amendment and to perform the Amended Lease have been taken, and all consents, approvals and permissions necessary or appropriate to authorize Landlord to enter into and perform this Amendment and to perform the Amended Lease have been obtained and remain in full force and effect; and

         (C) this Amendment has been duly executed and delivered by Landlord and this Amendment and the Amended Lease constitute a valid and binding obligations of Landlord, enforceable against Landlord in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         12. Representations and Warranties of Tenant Members. Each Tenant Member represents and warrants to Landlord as follows:

         (A) such Tenant Member has the requisite corporate power and authority to enter into this Amendment and to carry out its obligations hereunder and under the Amended Lease, and such Tenant Member is duly authorized and empowered to enter into and perform this Amendment and the Amended Lease;

         (B) all corporate and other actions necessary or appropriate on the part of such Tenant Member to authorize it to enter into and perform this Amendment and to perform the Amended Lease have been taken, and all consents, approvals and permissions necessary or appropriate to authorize such Tenant Member to enter into and perform this Amendment and to perform the Amended Lease have been obtained and remain in full force and effect; and

         (C) this Amendment has been duly executed and delivered by such Tenant Member and this Amendment and the Amended Lease constitute valid and binding obligations of such Tenant Member, enforceable against such Tenant Member in accordance with their respective terms, except that
         (i) such
          enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         13. Consents and Approvals. In the event any action or conduct under the Amended Lease is subject to or conditioned upon the consent, approval or permission (however designated) of Landlord, Landlord agrees not to unreasonably withhold or delay such consent, approval or permission.

         14. Notices to Tenant. Any notice or other communication given to Tenant under the Amended Lease shall simultaneously and by the same method be given to NAC at its principal executive offices.

         15. Absence of Defaults During Certain Periods. Notwithstanding anything contained in the Amended Lease to the contrary, Tenant shall not be deemed in breach or violation of the Amended Lease on account of any act or omission that would otherwise constitute a breach or violation thereof (a "VIOLATION EVENT") where such Violation Event occurred (i) as a consequence of any act or omission of Steven Campus or any of his employees, agents and representatives or (ii) as a consequence of any act or omission of Tenant or any Tenant Member or any of its employees, agents and representatives during the period Steven Campus is managing or directing the day-to-day operations or business of any Tenant Member.

         16. Effect of Amendment. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. The Lease as amended by this Amendment constitutes the entire understanding between the parties hereto with respect the premises demised thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         17. Successors and Assigns. The covenants, agreement, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


THE CAMPUS FAMILY 2000 TRUST                 CAMPUS GROUP COMPANIES, INC.


By: /s/ Steven Campus                        By: /s/ Steven Campus
    -----------------------------                -------------------------------
Name:  Steven Campus                         Name:  Steven Campus
Title: Trustee                               Title: President

MULTI-VIDEO SERVICES, INC.                   AUDIENCE RESPONSE SYSTEMS, INC.



By:  /s/ Steven Campus                       By: /s/ Steven Campus
    -----------------------------                -------------------------------
Name:  Steven Campus                         Name:  Steven Campus
Title: President                             Title: President


INTERACTIVE CONFERENCING NETWORK, INC.



By:  /s/ Steven Campus
    -----------------------------
Name:  Steven Campus
Title: President

                                   EXHIBIT D-2

                       FORM OF AMENDMENT TO BOHEMIA LEASE

                               AMENDMENT TO LEASE

                               [BOHEMIA PREMISES]

         This Amendment to Lease (the "AMENDMENT"), dated as of July 31, 2003, by and between: THE CAMPUS FAMILY 2000 TRUST" (as landlord under the Lease (as defined below), "LANDLORD"); and Campus Group Companies, Inc. ("CGCI"), a New York corporation, Multi-Video Services, Inc. ("MULTI-VIDEO"), a New York corporation, Interactive Conferencing NETWORK, Inc. ("INTERACTIVE"), a Delaware corporation, and Audience Response Systems, Inc. ("ARSI"), a New York corporation, as tenants (CGCI, Multi-Video, Interactive and ARSI, as tenants under the Lease, are hereinafter referred to collectively as "LESSEE" and each as a "TENANT MEMBER").

                                   WITNESSETH:

         WHEREAS, by a Lease (the "LEASE"), dated as of September 1, 2001 (a copy of which is attached hereto as Exhibit A), Landlord did demise and let unto CGCI as Tenant, and CGCI did hire and take from Landlord, the entire building of approximately 15,000 square feet, located at 271 Knickerbocker Avenue, Bohemia, New York (the "DEMISED PREMISES"); and

         WHEREAS, Landlord and Lessee desire to amend the Lease as set forth herein.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. Unless otherwise defined herein, all terms used herein and defined in the Lease are used herein with the respective meanings ascribed thereto in the Lease. As used herein, the "AMENDED LEASE" means the Lease as amended, supplemented or otherwise modified hereby and as it from time to time hereafter may be further amended, supplemented or otherwise modified.

         2. Parties to Lease. Lessee is hereby substituted in the place and stead of CGCI as "Tenant" under and pursuant to the Lease.

         3. Term of Lease. The end of the term of the Lease shall be extended from December 31, 2005 until April 30, 2010. Tenant shall have the right to terminate the Amended Lease, effective as of May 31, 2008 or May 31, 2009, by giving written notice to Landlord to such effect at least ninety (90) days in advance of such date.

         4. Right to Assign. Notwithstanding anything contained in the Lease to the contrary, Tenant shall have the right to assign the Amended Lease, provided, however, that, if Tenant desires to assign the Amended Lease, Tenant shall give Landlord at least thirty (30) days' prior written notice of Tenant's desire to assign the Amended Lease (any such notice, an "ASSIGNMENT NOTICE"), which notice shall specify the date as of which Tenant intends to assign the Amended Lease, and if, within thirty (30) days following Landlord's receipt of an Assignment Notice, Landlord gives Tenant written notice of Landlord's election to terminate the Amended Lease, then the term of the Amended Lease shall be deemed to expire on the date set forth in such Assignment Notice as the date as of which Tenant intended to assign the Amended Lease.

         5. Right to Sublet. Notwithstanding anything contained in the Lease to the contrary, Tenant shall have the right to sublet all or any portion of the Demised Premises, provided, however, that, if Tenant desires to sublet all or any portion of the Demised Premises, Tenant shall give Landlord at least thirty
(30) days' prior written notice of Tenant's desire to sublet all or any portion of the Demised Premises (any such notice, a "SUBLET NOTICE"), which notice shall specify the portion of the Demises Premises Tenant desires to sublet and the date as of which Tenant intends to such sublet to be effective, and if, within thirty (30) days following Landlord's receipt of a Sublet Notice, Landlord gives Tenant written notice of Landlord's election to terminate the Amended Lease, then the term of the Amended Lease shall be deemed to expire on the date set forth in such Sublet Notice as the date as of which Tenant intended to sublet the portion of the Demises Premises set forth in such Sublet Notice.

         6. Right to Contest Taxes. Notwithstanding anything contained in the Lease to the contrary, Tenant (at its sole cost and expense) shall have the right to challenge and contest any or all of the real estate taxes and assessments levied against the Demised Premises or any other real property, and Landlord will fully and timely cooperate in any such challenge or contest.

         7. Deletion of Certain Provisions. Article, section or paragraph THIRTY-FIRST of the Lease is deleted in its entirety.

         8. Limitation on Applicability of Rules. Tenant shall hereafter be obligated to comply with the Rules and Regulations attached as Rider B to the Lease only to the extent that CGCI, as the tenant under the Lease, has heretofore been required to comply with such Rules and Regulations.

         9. Declaration of Default. Notwithstanding anything contained in the Amended Lease to the contrary, no default shall be deemed to have occurred under or with respect to failure of Tenant to make any payment thereunder unless written notice thereof shall have been given to Tenant and National Auto Credit, Inc. ("NAC") and such failure shall have continued for ten (10) days after Tenant's and NAC's receipt of such notice, and no default shall be deemed to have occurred under or with respect to any other breach or violation thereunder by Tenant unless written notice thereof shall have been given to Tenant and NAC and such breach or violation shall have continued for thirty (30) days after Tenant's and NAC's receipt of such notice.

         10. No Defaults. Landlord hereby acknowledges and confirms that any and all amounts payable by CGCI under or pursuant to the Lease through the date hereof have been paid and that CGCI has been otherwise in compliance in all material respects with all of the terms and conditions of the Lease. Landlord hereby releases and relieves

Tenant from any and all charges, claims, liabilities, causes of actions and damages arising or accruing under or pursuant to the Lease prior to the date hereof.

         11. Representations and Warranties of Landlord. Landlord represents and warrants to each Tenant Member as follows:

         (A) Landlord has the requisite power and authority to enter into this Amendment and to carry out its obligations hereunder and under the Amended Lease, and Landlord is duly authorized and empowered to enter into and perform this Amendment and the Amended Lease;

         (B) all actions necessary or appropriate on the part of Landlord to authorize it to enter into and perform this Amendment and to perform the Amended Lease have been taken, and all consents, approvals and permissions necessary or appropriate to authorize Landlord to enter into and perform this Amendment and to perform the Amended Lease have been obtained and remain in full force and effect; and

         (C) this Amendment has been duly executed and delivered by Landlord and this Amendment and the Amended Lease constitute a valid and binding obligations of Landlord, enforceable against Landlord in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         12. Representations and Warranties of Tenant Members. Each Tenant Member represents and warrants to Landlord as follows:

         (A) such Tenant Member has the requisite corporate power and authority to enter into this Amendment and to carry out its obligations hereunder and under the Amended Lease, and such Tenant Member is duly authorized and empowered to enter into and perform this Amendment and the Amended Lease;

         (B) all corporate and other actions necessary or appropriate on the part of such Tenant Member to authorize it to enter into and perform this Amendment and to perform the Amended Lease have been taken, and all consents, approvals and permissions necessary or appropriate to authorize such Tenant Member to enter into and perform this Amendment and to perform the Amended Lease have been obtained and remain in full force and effect; and

         (C) this Amendment has been duly executed and delivered by such Tenant Member and this Amendment and the Amended Lease constitute valid and binding obligations of such Tenant Member, enforceable against such Tenant Member in accordance with their respective terms, except that
         (i) such
         enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         13. Consents and Approvals. In the event any action or conduct under the Amended Lease is subject to or conditioned upon the consent, approval or permission (however designated) of Landlord, Landlord agrees not to unreasonably withhold or delay such consent, approval or permission.

         14. Notices to Tenant. Any notice or other communication given to Tenant under the Amended Lease shall simultaneously and by the same method be given to NAC at its principal executive offices.

         15. Absence of Defaults During Certain Periods. Notwithstanding anything contained in the Amended Lease to the contrary, Tenant shall not be deemed in breach or violation of the Amended Lease on account of any act or omission that would otherwise constitute a breach or violation thereof (a "VIOLATION EVENT") where such Violation Event occurred (i) as a consequence of any act or omission of Steven Campus or any of his employees, agents and representatives or (ii) as a consequence of any act or omission of Tenant or any Tenant Member or any of its employees, agents and representatives during the period Steven Campus is managing or directing the day-to-day operations or business of any Tenant Member.

         16. Effect of Amendment. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. The Lease as amended by this Amendment constitutes the entire understanding between the parties hereto with respect the premises demised thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         17. Successors and Assigns. The covenants, agreement, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


THE CAMPUS FAMILY 2000 TRUST                 CAMPUS GROUP COMPANIES, INC.


By: /s/ Steven Campus                        By: /s/ Steven Campus
    -----------------------------                -------------------------------
Name:  Steven Campus                         Name:  Steven Campus
Title: Trustee                               Title: President

MULTI-VIDEO SERVICES, INC.                   AUDIENCE RESPONSE SYSTEMS, INC.



By: /s/ Steven Campus                        By: /s/ Steven Campus
    -----------------------------                -------------------------------
    Name:  Steven Campus                     Name: Steven Campus
    Title: President                         Title: President






INTERACTIVE CONFERENCING
NETWORK, INC.



By: /s/ Steven Campus
    -----------------------------
Name:  Steven Campus
Title: President

                                   EXHIBIT E-1

                            FORM OF SURETY AGREEMENT

                                SURETY AGREEMENT

         SURETY AGREEMENT (this "AGREEMENT"), dated as of July 31, 2003, by and among: Audience Response Systems, Inc. ("ARSI"), a New York corporation; Campus Group Companies, Inc. ("CGCI"), a New York corporation; Multi-Video Services, Inc. ("MULTI-VIDEO"), a New York corporation; and Interactive Conferencing Network, Inc. ("INTERACTIVE," and collectively with ARSI, CGCI and Multi-Video, the, the "SURETIES" and each a "SURETY"), a Delaware corporation; and Steven Campus ("CAMPUS"), an individual residing at 25 Cambridge Road, Scarsdale, New York 10583, the Campus Family 2000 Trust (the "FAMILY TRUST"), a trust formed under and pursuant to the laws of the State of New York, and the Trust Established Under The Will Of Nancy Campus (the "SHELTER TRUST"), a trust formed under and pursuant to the laws of the State of New York. Campus, the Family Trust and the Shelter Trust, are referred to herein collectively as the "BENEFICIARIES" and each as a "BENEFICIARY". The Sureties and the Beneficiaries are referred to herein collectively as the "PARTIES" and each as a "PARTY."

         WHEREAS, National Auto Credit, Inc. ("NAC") and the Beneficiaries entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, pursuant to which the parties thereto agreed, inter alia, upon the terms and subject to the conditions set forth therein, that NAC would purchase from the Beneficiaries all of the issued and outstanding capital stock of the Sureties (the "STOCK PURCHASE");

         WHEREAS, as provided in and contemplated by the Stock Purchase Agreement, NAC, in conjunction with the Stock Purchase, issued to the Beneficiaries the Promissory Notes (as defined in the Stock Purchase Agreement);

         WHEREAS, as a condition to the consummation of the Stock Purchase, the Beneficiaries have required that, as provided for herein, the Sureties act as a surety with respect to NAC's payment of the Promissory Notes; and

         WHEREAS, in order to fulfill such condition, the Sureties have agreed, as provided for herein, to act as sureties with respect to NAC's obligations to pay the Promissory Notes;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. When used in this Agreement, the following terms shall have the following respective meanings:

         (A) "AGREEMENT" means this Surety Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Surety Agreement as the same may be in effect at the time such reference becomes operative.

         (B) "DEFAULT" means the occurrence and continuance of an Event of Default under and pursuant to one or more of the Promissory Notes.

         (C) "TERMINATION DATE" means the date upon which all of the Promissory Notes have been fully paid and discharged (including, if applicable, by conversion).

Other capitalized terms used herein and defined in the Stock Purchase Agreement are used herewith with the respective meanings ascribed thereto in the Stock Purchase Agreement, unless otherwise defined herein or the context otherwise requires..

         2. REPRESENTATIONS AND WARRANTIES OF THE SURETIES. Each Surety represents and warrants to the Beneficiaries as follows:

         (A) such Surety has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and such Surety is duly authorized and empowered to enter into and perform this Agreement;

         (B) all corporate and other actions necessary or appropriate on the part of such Surety to authorize it to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize such Surety to enter into and perform this Agreement have been obtained and remain in full force and effect;

         (C) this Agreement has been duly executed and delivered by such Surety and constitutes a valid and binding obligation of such Surety, enforceable against such Surety in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity;

         (D) nothing exists to impair the effectiveness of the obligations of such Surety to the Beneficiaries hereunder or the immediate taking effect of this Agreement as the sole agreement between such Surety and the Beneficiaries with respect to the matters set forth herein;

         (E) although words of guaranty may be used in this Agreement, it is understood by such Surety that this Agreement is intended to be and is a contract of surety, by which such Surety agrees to be bound; and

         (F) such Surety has been presented with and reviewed a copy of the Promissory Notes and such Surety is familiar with and understands the terms of the Promissory Notes.

         3. REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARIES. Each Beneficiary represents and warrants to the Sureties as follows:

         (A) such Beneficiary has the requisite power and authority to enter into this Agreement and to carry out his or its obligations hereunder, and such Beneficiary is duly authorized and empowered to enter into and perform this Agreement;

         (B) all actions necessary or appropriate on the part of such Beneficiary to authorize him or it to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize such Beneficiary to enter into and perform this Agreement have been obtained and remain in full force and effect; and

         (C) this Agreement has been duly executed and delivered by such Beneficiary and constitutes a valid and binding obligation of such Beneficiary, enforceable against such Beneficiary in accordance with its terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         4. SURETY. The Sureties hereby irrevocably and unconditionally guarantee to the Beneficiaries, upon a Default, the full and timely performance by NAC of all of its duties, liabilities and obligations under and pursuant to the Promissory Notes. Such obligation is an obligation of performance and not merely of collection, and the Beneficiaries shall be entitled to proceed against the Sureties without first (or simultaneously) commencing any action, or otherwise proceeding, against NAC or otherwise seeking to enforce the Promissory Notes.

         5. MODIFICATION OF PROMISSORY NOTES. Each Surety consents and agrees that the Beneficiaries may at any time, or from time to time, in their sole and absolute discretion and without wholly or partially affecting, impairing or discharging the obligation of such Surety under this Agreement, (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Promissory Notes or otherwise amend, supplement or modify the Promissory Notes, and (b) exchange, release, substitute and/or surrender all or any of the collateral, or any part(s) thereof, by whomsoever deposited, that is now or may hereafter be held by the Beneficiaries as security for payment of the Promissory Notes (or any of them), and (c) compromise, release, substitute, exercise, enforce or fail or refuse to exercise any claims, rights or remedies of any kind that the Beneficiaries may have at any time against NAC, whether under the Promissory Notes or otherwise; all in such manner and upon such terms as the Beneficiaries may deem proper, and without notice to or further assent from such Surety, it being hereby agreed that such Surety shall be and remain bound by this Agreement, irrespective of the existence, value or condition of any of such collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, substitution, renewal or extension, and notwithstanding also that the obligations of NAC under the Promissory Notes may, at any time exceed the aggregate principal amounts of thereof.


         6. MISCELLANEOUS.

         (A) Termination. All duties and obligations of the Sureties hereunder, and all rights, remedies and benefits granted to the Beneficiaries hereunder, shall terminate on the Termination Date, and as soon as reasonably practical following the Termination Date the Beneficiaries take all such actions as any Surety may reasonably request to evidence and confirm the termination of such duties, obligations, rights, remedies and benefits.

         (B) Waiver. Except as otherwise expressly provided herein or in the Promissory Notes, each Surety hereby waives (to the fullest extent permitted by law) notice of nonpayment, demand, presentment, protest or notice of protest of or with respect to the Promissory Notes, and all other notices, consents to any renewals or extensions of time of payment thereof. No delay or omission of any Party in exercising or enforcing any of its or his rights, powers, privileges, remedies, immunities or discretions hereunder shall constitute a waiver thereof; and no waiver by any Party of any default by any other Party shall operate as a waiver of any other default hereunder. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Party to be charged therewith.

         (C) Expenses. Except as otherwise provided herein, each Party will bear all of its own expenses in connection with the preparation and negotiation of this Agreement and the consummation and performance of its obligations thereunder.

         (D) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any Party shall be in writing and shall be given as provided in Section 10.2 of the Stock Purchase Agreement.

         (E) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties, in respect of the subject matter contained herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between the Parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those set forth in this Agreement.

         (F) Amendment and Waiver. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the Party to be charged therewith. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the Party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this Agreement or any provision hereof or any acceptance or retention of payment) or course of conduct or dealing, by any Party shall be deemed (a) to constitute a waiver by such Party of the breach or violation of this Agreement or of any provision hereof by any other Party or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

         (G) Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Party without the prior written consent of the other Parties; provided, however, that to the extent any Promissory Note is assigned or transferred by any Beneficiary as permitted in such Promissory Note, the assignee or transferee thereof shall succeed to the benefits of such Beneficiary hereunder with respect to the Promissory Note so assigned or transferred. Except as provided in the immediately preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made by any Party without the prior written consent of the other Parties shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the Parties and its or his estate, heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each of the Parties and its or his estate, heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as expressly provided for in this Agreement, this Agreement is not intended to confer any rights or benefits on any Persons other than the Parties.

         (H) Severability. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. In the event any term or provision hereof shall be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the Parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be valid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

         (I) Further Assurances. Each Party, upon the reasonable request of any other Party, shall, as promptly as reasonably possible, do and perform all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out, evidence and reflect the transactions contemplated hereby or otherwise carry out and perform the provisions, and purpose and intent, of this Agreement.

         (J) Titles and Headings; Rules of Interpretation. Titles, captions and headings of the sections, articles and other subdivisions of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement. References to Sections and subsections (or other parts or subdivisions) refer to such Sections and subsections (or other parts or subdivisions) of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement taken as a whole and not to any particular Section or subsection (or other part or subdivision) hereof. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires, and if the context requires, the use of the singular shall include the plural and visa versa. This Agreement is the product of mutual negotiations between and among the Parties and their respective counsels, and no Party shall be deemed the draftsperson hereof or of any portion or provision hereof. Accordingly, in the event of any ambiguity or inconsistency in any provision of this Agreement, the same shall not be interpreted against any Party as the party responsible for drafting or providing such provision.

         (K) Remedies. All rights and remedies of the Beneficiaries hereunder are cumulative to the full extent permitted by law..

         (L) Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.


                   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

                            SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of the Parties. intending to be bound hereby, has caused this Agreement to be executed and delivered on its behalf by an officer or other representative thereunto duly authorized, all as of the date first above written.


AUDIENCE RESPONSE SYSTEMS,                   INTERACTIVE CONFERENCING
INC.                                         NETWORK, INC.

By; /s/ Steven Campus                        By; /s/ Steven Campus
    --------------------------                   -------------------------------
Name: Steven Campus                          Name: Steven Campus
Title:  President                            Title: President


MULTI-VIDEO SERVICES, INC.                   CAMPUS GROUP COMPANIES, INC.


By; /s/ Steven Campus                        By; /s/ Steven Campus
    --------------------------                   -------------------------------
Name: Steven Campus                          Name: Steven Campus
Title: President                             Title: President

                                             TRUST ESTABLISHED UNDER
                                             THE WILL OF NANCY CAMPUS


/s/ Steven Campus                            By: /s/ Steven Campus
------------------------------                   -------------------------------
STEVEN CAMPUS                                Name: Steven Campus
                                             Title: Trustee



CAMPUS FAMILY 2000 TRUST


By: /s/ Steven Campus
------------------------------
Name: Steven Campus
Title: Trustee

                                   EXHIBIT E-2

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

         AGREEMENT (this "AGREEMENT"), dated as of July 31, 2003, by and among:
Audience Response Systems, Inc. ("ARSI"), a New York corporation; Campus Group Companies, Inc. ("CGCI"), a New York corporation; Multi-Video Services, Inc. ("MULTI-VIDEO"), a New York corporation; and Interactive Conferencing Network, Inc. ("INTERACTIVE," and collectively with ARSI, CGCI and Multi-Video, the "GRANTORS" and each a "GRANTOR"), a Delaware corporation; Steven Campus ("CAMPUS"), an individual residing at 25 Cambridge Road, Scarsdale, New York 10583; the Campus Family 2000 Trust (the "FAMILY TRUST,"), a trust formed under and pursuant to the laws of the State of New York, and the Trust Established Under The Will Of Nancy Campus (the "SHELTER TRUST"), a trust formed under and pursuant to the laws of the State of New York. Campus, the Family Trust and the Shelter Trust are referred to herein collectively as the "SECURED PARTIES" and each a "SECURED PARTY"). The Grantors and the Secured Parties are referred to herein collectively as the "PARTIES" and each as a "PARTY."

         WHEREAS, National Auto Credit, Inc. ("NAC") and the Secured Parties entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, pursuant to which (i) the parties thereto agreed, inter alia, upon the terms and subject to the conditions set forth therein, that NAC would acquire from the Secured Parties all of the issued and outstanding capital stock of each of the Grantors (such acquisition, the "STOCK PURCHASE") and (ii) upon the closing of the transactions contemplated thereby, NAC has acquired all of the issued and outstanding capital stock of each of the Grantors;

         WHEREAS, as provided in and contemplated by the Stock Purchase Agreement, NAC issued certain Promissory Notes (as defined in the Stock Purchase Agreement) in partial payment for the purchase of all of the capital stock of each of the Grantors;

         WHEREAS, as a condition to the consummation of the Stock Purchase, the Secured Parties required that, upon consummation of the Stock Purchase, the Grantors would guaranty the obligations of NAC under the Promissory Notes, and accordingly, the Grantors have entered into a certain Surety Agreement (the "SURETY AGREEMENT"), dated as of even date herewith, pursuant to which the Grantors have provided such guaranty;

         WHEREAS, as a condition to the consummation of the Stock Purchase, the Secured Parties have also required that, as provided for herein, the Grantors secure their obligations under the Surety Agreement; and

         WHEREAS, in order to fulfill such condition, the Grantors have agreed, as provided for herein, to secure payment of their obligations under the Surety Agreement with a security interest in their assets;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. When used in this Agreement, the following terms shall have the following respective meanings (it being agreed and understood that terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York and in effect at the relevant time (the "UCC") are, unless otherwise provided herein or the context otherwise requires, used herein with the same respective meanings as ascribed thereto under the UCC):

         (A) "AGREEMENT" means this Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         (B) "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are required or authorized to be closed.

         (C) "COLLATERAL" of any Grantor means all of such Grantor's right, title and interest in and to its assets and property of any nature whatsoever, tangible or intangible, including, without limitation, all of the following property, whether any such property is now existing or hereafter created or acquired:

         (i) all Inventory (as hereinafter defined);

         (ii) all accounts, accounts receivable, contract rights for monies due or to become due to such Grantor, and chattel paper, regardless of whether or not they constitute proceeds of other Collateral;

         (iii) all obligations for monies due or to become due to such Grantor or owing to such Grantor of every kind and nature, and all choses in action;

         (iv) all securities (whether or not certificated);

         (v) all equipment;

         (vi) all fixtures, furniture and furnishings;

         (vii) all trademarks, trade names, logos, designs, patents, copyrights, applications for any of the foregoing, know-how, computer software (including, without limitation, source and object codes) and other intellectual property of any type or nature whatsoever;

         (viii) all Contract Rights (as hereinafter defined);

         (ix) all products and proceeds (including, without limitation, proceeds of any insurance or under any surety or similar arrangement) of any of the foregoing of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by such Grantor or the sale of other disposition by such Grantor of Inventory or other Collateral; and

         (x) all books and records relating to any of the foregoing or otherwise relating to the conduct of such Grantor's business, including, without in any way limiting the generality of the foregoing, those relating to its accounts.

         (D) "CONTRACT RIGHTS" means rights of such Grantor to payment under contracts or other agreements (whether or not written) not yet earned by performance and not evidenced by instruments or chattel paper.

         (E) "DEBTOR" mean any of such Grantor's customers or clients who or that are indebted to such Grantor.

         (F) "DEFAULT" means (i) the occurrence and continuance of an Event of Default under and pursuant to one or more of the Promissory Notes and the failure or refusal of any Grantor to perform its obligations under the Surety Agreement or (ii) the occurrence of a material default by any Grantor of any of its obligations under this Agreement, which default continues for thirty (30) days after such Grantor and NAC shall have received written notice from the Secured Parties setting forth such default in reasonable detail and demanding its cure.

         (G) "INVENTORY" shall include, without limitation, any and all goods, wares, merchandise and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held by such Grantor for sale or other disposition, and also including any returned Inventory, all products of and accessions to Inventory and including documents of title, whether negotiable or nonnegotiable, representing any of the foregoing.

         (H) "LIEN" means any lien, security interest, pledge, competing claim or other encumbrance of any type or nature whatsoever.

         (I) "PERMITTED LIEN" means any of the following: (i) any Lien in favor of any or all of the Secured Parties; (ii) any Lien for taxes or other assessments not yet due and payable; (iii) any Lien existing on or as of the date of this Agreement; (iv) deposits, pursuant to any lease or otherwise; (v) any bailment or similar arrangement; (vi) any Lien consented to by Campus; (vii) any lease, license or similar arrangement; (viii) Liens (not otherwise included as a "Permitted Lien") in an aggregate amount not exceeding one hundred thousand dollars ($100,000); and (ix) any Lien being contested in good faith by or on behalf of one or more of the Grantors; provided, however, that "Permitted Liens" shall not include any Lien granted by NAC without the written approval of Campus.

         (J) "PERSON" means any individual, firm, corporation, limited liability companies, partnership (limited or general), trust, association, government, governmental body or agency or any other business, legal, governmental or sovereign entity or body.

         (K) "REVISED ARTICLE 9" means revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 Official Text of the Uniform Commercial Code.

         (L) "SECURED OBLIGATIONS" has the meaning assigned to such term in
Section 4 hereof.

         (M) "TERMINATION DATE" means the date upon which the first of the following events shall have occurred: (a) the Secured Obligations shall have been paid or otherwise discharged; or (b) the date as of which NAC shall have provided the Secured Parties with substitute collateral in accordance with and as contemplated by Section 9 of the Pledge Agreement.

All other capitalized terms used herein and defined in the Stock Purchase Agreement are used herein with the respective meanings ascribed to them in the Stock Purchase Agreement, unless otherwise defined herein or the context herein otherwise requires.

         2. REPRESENTATIONS AND WARRANTIES OF GRANTORS. Each Grantor represents and warrants to the Secured Parties as follows:

         (A) subject to the truth and accuracy of the representations and warranties of the Secured Parties, and the full performance of their obligations, under the Stock Purchase Agreement, NAC owns beneficially and of record all of the issued and outstanding capital stock of such Grantor;

         (B) such Grantor has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and such Grantor is duly authorized and empowered to enter into and perform this Agreement;

         (C) all corporate and other actions necessary or appropriate on the part of such Grantor to authorize it to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize such Grantor to enter into and perform this Agreement have been obtained and remain in full force and effect; and

         (D) this Agreement has been duly executed and delivered by such Grantor and constitutes a valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         3. REPRESENTATIONS AND WARRANTIES OF THE SECURED PARTIES. Each Secured Party represents and warrants to the Grantors as follows:

         (A) such Secured Party has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder, and such Secured Party (if an entity) is duly authorized and empowered to enter into and perform this Agreement;

         (B) all actions necessary or appropriate on the part of such Secured Party to authorize it to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize such Secured Party to enter into and perform this Agreement have been obtained and remain in full force and effect; and

         (C) this Agreement has been duly executed and delivered by such Secured Party and constitutes a valid and binding obligation of such Secured Party, enforceable against such Secured Party in accordance with its terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         4. GRANT OF SECURITY INTEREST. In order to secure the full and timely payment and performance of the Grantors' obligations under and pursuant to the Surety Agreement (such obligations, the "SECURED OBLIGATIONS"), each of the Grantors hereby unconditionally and irrevocably grants, conveys and assigns to the Secured Parties a perfected first priority security interest in and to, and a lien on, such Grantor's right, title and interest in and to all of such Grantor's Collateral (subject, however, to any Permitted Liens).

         5. COVENANTS AS TO COLLATERAL AND RELATED MATTERS. Each Grantor covenants and agrees with the Secured Parties as follows:

         (A) Without the prior written consent of the Secured Parties, such Grantor will not, prior to the Termination Date, (i) pledge or otherwise encumber any of its rights in or to any of the Collateral, except in favor of the Secured Parties as provided herein or in accordance with the ordinary course of such Grantor's business (provided, however, that the grant of any Permitted Lien shall not be deemed a violation of this Agreement) or (ii) other than in the ordinary course of business, sell, assign, transfer or otherwise dispose of any of its rights in or to any of the Collateral.

         (B) Prior to the Termination Date, such Grantor will, at its sole cost and expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Secured Parties may from time to time reasonably request in order to ensure to the Secured Parties the benefits in and to the Collateral intended to be created by this Agreement.

         (C) Upon such Grantor's acquisition prior to the Termination Date of any interest in Contract Rights (but excluding purchase orders), it shall in writing immediately notify the Secured Parties thereof specifically identifying the same as Contract Rights, and except for such Contract Rights, no part of the Collateral (or the validity or enforceability by the Secured Parties thereof) is or shall be contingent upon the fulfillment of any agreement or condition whatsoever.

         (D) Prior to the Termination Date, such Grantor will warrant and defend the Secured Parties' right to and interest in such Grantor's Collateral against all claims and demands of all other Persons whatsoever (exclusive of any Person holding a Permitted Lien). Without limiting the generality of the foregoing, prior to the Termination Date such Grantor shall not grant, and shall allow or permit to exist, any Lien on or with respect to the Collateral (or any part or portion thereof), other any Permitted Liens.

         (E) Prior to the Termination Date, such Grantor shall promptly make, stamp or record such entries or legends on such Grantor's books and records or on any of the Collateral as the Secured Parties may from time to time reasonably request in order to indicate and disclose that the Secured Parties have a security interest in such Collateral.

         (F) Prior to the Termination Date, such Grantor shall hold all of its books and records relating to its Collateral segregated from all of such Grantor's other books and records in a manner reasonably satisfactory to the Secured Parties and shall deliver to the Secured Parties from time to time after the occurrence and during the continuance of any Default, promptly at the written request of the Secured Parties, all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and such Grantor will deliver to the Secured Parties promptly following their written request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of such Grantor's Collateral and such schedules of Inventory, schedules of accounts and such other writings as the Secured Parties may in their reasonable discretion deem to be necessary to evidence the Secured Parties' security interest in such Grantor's Collateral or in order otherwise to monitor and/or preserve such Collateral.

         (G) Such Grantor shall at any time and from time to time prior to the Termination Date, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Secured Parties may reasonably request for the Secured Parties (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Secured Parties, of any bailee having possession of any of such Grantor's Collateral that the bailee holds such Collateral for the Secured Parties, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. (ss.ss.) 9-103, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of such Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Secured Parties, and

(iii) otherwise to insure the continued perfection and priority of the Secured Parties' security interest in any of such Collateral and of the preservation of their rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

         (H) The Secured Parties and their accountants, appraisers and other representatives, at any time and from time to time prior to the Termination Date, shall have the right, after reasonable notice, and such Grantor will permit them:

         (i) to examine, check, make copies of or extracts from any of such Grantor's books, records and files (including, without limitation, orders and original correspondence);

         (ii) to inspect and examine such Grantor's Collateral and to check and test the same as to quality, quantity, value and condition; and

         (iii) to verify such Grantor's Collateral or any portion or portions thereof and/or such Grantor's compliance with the provisions of this Agreement.

         (I) Prior to the Termination Date, such Grantor shall, as from time to time reasonably requested in writing by the Secured Parties, take all such actions and steps as may be necessary to perfect and maintain the perfection of the security interest in such Grantor's Collateral granted pursuant to this Agreement. Without limiting the generality of the foregoing, as soon as possible, and in any event within five (5) Business Days, following the execution and delivery of this Agreement, such Grantor shall execute and file, or cause to be filed, financing statements in such appropriate offices as may be reasonably requested by the Secured Parties. Additionally, within five (5) Business Days following the execution and delivery of this Agreement, and thereafter promptly (and in any event within five (5) Business Days) after any written request therefor from the Secured Parties, such Grantor shall provide to the Secured Parties a copy of the results of a current uniform commercial code, tax and lien search of such Grantor in each of such appropriate offices and in each other location reasonably requested by the Secured Parties.

         (J) Prior to the Termination Date, such Grantor shall maintain all equipment included in its Collateral in proper working order and repair (normal wear and tear and obsolescence excepted).

         (K) Prior to the Termination Date, such Grantor shall have and maintain, or cause to be maintained, insurance with respect to such Grantor's Collateral against such risks, and in such form, for such periods, and written by such companies as the Secured Parties may reasonably request (provided that insurance shall not be required to exceed the insurance maintained by such Grantor prior to the consummation of the Stock Purchase). All policies of such insurance shall have endorsed a loss payable clause evidencing the Secured Parties and shall be reasonably acceptable to the Secured Parties. Such Grantor will promptly provide the Secured Parties, if requested in writing, with the original policies or certificates of such insurance. Such Grantor shall promptly notify the Secured Parties of any loss or damage that may occur to such Collateral. All proceeds of any insurance on such Collateral shall constitute a part of such Grantor's Collateral; provided, however, that such proceeds may be applied from time to time for the purpose of paying the reasonable cost of replacing, repairing or restoring any property that has been lost or damaged.

         (L) In order to preserve the condition and/or value of such Grantor's Collateral, the Secured Parties may, at their option, from time to time prior to the Termination Date, discharge Liens (other than Permitted Liens) on any of such Collateral, or take any other action that the Secured Parties may reasonably deem proper to repair, maintain or preserve any of such Collateral.

         (M) Whenever prior to the Termination Date the Secured Parties reasonably deem it desirable that any legal action be instituted with respect to any of such Grantor's Collateral or that any other action be taken in an attempt to effectuate collection of any of such Grantor's Collateral, the Secured Parties may reassign the item in question to such Grantor (and if the Secured Parties shall execute any such reassignment, it shall automatically be deemed to be without recourse to the Secured Parties in any event) and require such Grantor to proceed with such legal or other action at such Grantor's sole liability, cost and expense, in which event all amounts collected by such Grantor on such item shall nevertheless be subject to the provisions of this Agreement.

         6. EXERCISE OF CERTAIN RIGHTS BY THE SECURED PARTIES DURING DEFAULT.

         (A) Except after and during the continuation of any Default, each Grantor may hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of its Inventory for fair consideration, all in the ordinary course of such Grantor's business consistent with past practice, excluding, however (but without limiting the generality of the foregoing), sales to creditors or in bulk or sales or other dispositions occurring under circumstances that would create any Lien (other than a Permitted
Lien) or other interest adverse to the Secured Parties' security interest or other rights hereunder in the proceeds resulting therefrom. Except after and during the continuation of any Default, each Grantor may also receive from the Debtors all amounts due as proceeds of any of its Collateral.

         (B) Unless a Default shall have occurred and be continuing, all proceeds of and collections of any of any Grantor's Collateral may be retained by such Grantor and shall be used solely for the ordinary and usual operation of such Grantor's business. From and after notice by the Secured Parties following and during the continuation of a Default, all proceeds of and collections of any Grantor's Collateral shall be held in trust by such Grantor for the Secured Parties and shall not be commingled with such Grantor's other funds or deposited in any bank account of such Grantor; and after and during the continuation of any Default, each Grantor agrees to deliver to the Secured Parties on the dates of receipt thereof by such Grantor duly endorsed to the Secured Parties or to bearer, or assigned to the Secured Parties, as may be appropriate, all proceeds of such Grantor's Collateral in the identical form received by such Grantor.

         (C) Except after and during the continuation of any Default, each Grantor may grant such allowances or other adjustments to the Debtors (exclusive of extending the time for payment of any item that shall not be done without first obtaining the Secured Parties' written consent in each instance, which consent shall not be unreasonably withheld or delayed) as such Grantor may deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the Inventory (subject to the provisions set forth in this Agreement with reference to returned Inventory).

         (D) Except as otherwise expressly provided in Section 7 below, the Secured Parties shall bear any costs and expenses related to or associated with their exercise of any rights, benefits or remedies hereunder (including, without limitation, any rights, benefits or remedies set forth in Section 5 above) except those costs and expenses that are incurred after and during the continuation of a Default.

         (E) Notwithstanding anything contained herein to the contrary, a Grantor shall not be deemed in breach or violation of this Agreement on account of any act or occurrence that would otherwise constitute a breach or violation hereof (a "VIOLATION EVENT") where such Violation Event occurred (i) as a consequence of any act or omission of Campus or any of his employees, agents and representatives or (ii) as a consequence of any act or omission of any Grantor or any of its employees, agents and representatives during the period Campus is managing or directing the day-to-day operations or business of such Grantor.

         7. THE SECURED PARTIES MAY PERFORM. If any Grantor fails to perform any obligation undertaken by it hereunder (a "GRANTOR OBLIGATION") and such failure to perform shall continue for thirty (30) Business Days after such Grantor and NAC has received written instructions from the Secured Parties setting forth in reasonable detail such obligation and demanding its performance, the Secured Parties (in their sole and absolute discretion) may, but shall not be obligated to, themselves perform, or cause performance of, such obligation, and the reasonable expenses of the Secured Parties incurred in connection therewith shall be payable by such Grantor upon demand. Notwithstanding anything contained herein to the contrary, the Secured Parties shall not be entitled to exercise any right granted to them pursuant to this Section 7 to perform or cause the performance of any Grantor Obligation (or to seek reimbursement or payment for any expenses incurred in connection therewith) if the non-performance of such Grantor Obligation was (i) a consequence of any act or omission of Campus or any of his employees, agents and representatives or (ii) a consequence of any act or omission of any Grantor or any of its employees, agents and representatives during the period Campus is managing or directing the day-to-day operations or business of such Grantor.

         8. REMEDIES UPON DEFAULT. If a Default shall have occurred and be continuing:

         (A) At the election of the Secured Parties, all of the Secured Obligations shall become immediately due and payable.

         (B) The Secured Parties may exercise in respect of the Collateral of one or more of the Grantors, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in case of a default by a debtor under the UCC, and the Secured Parties may also, without notice except as specified below, sell such Collateral or any part or portion thereof in one or more parcels at public or private sale, at any exchange or broker's board, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable.

         (C) Any cash held by the Secured Parties (or any of them) as Collateral and all cash proceeds received by the Secured Parties (or any of them) in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Secured Parties:

         (i) First, to the payment of the reasonable costs and expenses of the Secured Parties in enforcing its rights under this Agreement, including, without limitation, reasonable attorneys' fees;

         (ii) Next, to the Secured Parties, for the satisfaction and payment in full of the Secured Obligations then due and owing; and

         (iii) Finally, after satisfaction and payment in full of all the Secured Obligations then due and owing, to the payment to the relevant Grantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         (D) Each Grantor, at its sole cost and expense, shall promptly take all steps and actions reasonably requested from time to time by the Secured Parties to marshal such Grantor's Collateral (or any specified part or portion thereof) at the address of such Grantor and/or at such other location or locations as the Secured Parties may reasonably request.

         (E) At the expiration of such period of time after receipt by the Secured Parties as is reasonably sufficient to allow for clearance or payment of any items, the cash proceeds of each Grantor's Collateral shall (subject to the prior application thereof in accordance with the foregoing subsection (C), be credited against the Secured Obligations, it being specifically understood and agreed, however, that an account receivable, Contract Right, general intangible, negotiable or non-negotiable instrument (other than a check), or other non-cash proceeds shall not be so credited until actual payment thereof.

         (F) The Secured Parties may notify all or any of the Debtors of their security interest in the Collateral and collect all amounts due thereon; and each Grantor agrees, at the request of the Secured Parties at any time following and during the continuation of a Default, to notify all or any of such Grantor's Debtors in writing of the Secured Parties security interest in such Grantor's Collateral in whatever manner the Secured

Parties reasonably request and, if the Secured Parties so request, to permit the Secured Parties to mail such notices at such Grantor's expense.

         (G) Anything contained herein to the contrary notwithstanding, the Secured Parties may (to the extent permitted by applicable law) exercise all rights and remedies available to them pursuant hereto or under law, which remedies shall be deemed cumulative and not exclusive.

         9. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing first priority security interest in all of the Collateral of the Grantors and shall (a) remain in full force and effect until indefeasible payment in full of the Secured Obligations has been made, (b) continue to be effective or be reinstated, as the case may be, if at any time payment of the Secured Obligations, or any part or portion thereof, is rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, all as though such payment or performance had not been made, (c) be binding upon the Grantors and their successors and assigns, and (d) inure, together with the rights and remedies of the Secured Parties pursuant hereto, to the benefit of the Secured Parties and their successors, transferees and permitted assigns. Upon the payment in full of all of the Secured Obligations or, if earlier, upon the Termination Date, each Grantor shall be entitled to the return, upon its request, of such of the Collateral of such Grantor as shall not have been sold or otherwise applied pursuant to the terms hereof, and to the prompt release by the Secured Parties of the Lien and security interest granted to them hereunder.

         10. MODIFICATION OF THE SECURED OBLIGATIONS. Each Grantor consents and agrees that the Secured Parties may at any time, or from time to time, in their sole and absolute discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Collateral, or any part(s) thereof, by whomsoever deposited, that is now or may hereafter be held by the Secured Parties; all in such manner and upon such terms as the Secured Parties may deem proper, and without notice to or further assent from such Grantor except as provided for herein or in the Surety Agreement, it being hereby agreed that such Grantor shall be and remain bound by this Agreement, irrespective of the existence, value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the obligations of the Grantors under the Surety Agreement may, at any time exceed the aggregate principal amount of the Promissory Notes.

         11. SECURITY INTEREST GRANTED. This Agreement is intended to be a security agreement pursuant to the UCC for each of the items specified herein as constituting the Collateral of any Grantor. Each Grantor hereby grants to the Secured Parties a security interest in said items. Each Grantor agrees, as from time to time reasonably requested in writing by the Secured Parties, to execute and file financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable UCC in the appropriate state to perfect and continue the Secured Parties' security interest in the

Collateral of such Grantor, all at the expense of such Grantor. The Parties agree that such financing statements will be filed in the name of the Secured Parties. Each Grantor shall pay all costs of filing such financing statements covering any of its Collateral and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements reasonably requested by the Secured Parties. Without the prior written consent of the Secured Parties, no Grantor shall create or allow to be created, pursuant to the UCC, any other security interest in its Collateral (except for Permitted Liens) senior in priority to that of the Secured Parties. Upon the occurrence and during the continuation of a Default, the Secured Parties shall have the remedies of a secured party under the UCC and, at the Secured Parties' option, may also invoke any other remedy provided for in this Agreement. In exercising any of said remedies, the Secured Parties may, at their sole option, utilize an agent and may proceed against any part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Parties' remedies under the UCC.

         12. RIGHT TO SUBSTITUTE COLLATERAL. Upon at least ten (10) days' prior written notice to the Secured Parties, the Grantors may, in lieu and substitution for the collateral otherwise provided for herein, provide Substitute Collateral (as hereinafter defined) as security for the Secured Obligations hereunder, and in such event the Secured Parties shall take such actions as the Grantors may reasonably request (including, without limitation, the execution and filing of appropriate UCC-3's termination statements) confirming and/or effecting the release of the collateral for which the Substituted Collateral is being substituted, and upon such substitution of collateral, the term "COLLATERAL," as used herein, shall refer to the Substituted Collateral. As used herein, "SUBSTITUTED COLLATERAL" means any of the following: (a) a letter of credit, issued to the Secured Parties by a bank or other financial institution reasonably acceptable to the Secured Parties and in an amount not less than the outstanding principal amount of the Promissory Notes; (b) a certificate of deposit, issued by a bank or other financial institution reasonably acceptable to the Secured Parties in an amount not less than the outstanding principal amount of the Promissory Notes; and (c) such other property as may be selected by the Grantors with the consent of the Secured Parties, with such consent not to be unreasonably withheld or delayed. Without limiting the effect of any of the other provisions of this Agreement, in the event the payment of or foreclosure on any Substituted Collateral shall result in the receipt by the Secured Parties of an amount in excess of the aggregate outstanding amounts of the Promissory Notes, the excess thereof shall be promptly paid to the Grantors.

         13. MISCELLANEOUS.

         (A) Termination. All duties and obligations of the Grantors hereunder, and all rights, remedies and benefits granted to the Secured Parties hereunder (including, without limitation, the grant of any security interest in the Collateral), shall terminate on the Termination Date, and as soon as reasonably practical following the Termination Date the Secured Parties shall take all such actions (including, without limitation, the execution, delivery and filing of appropriate UCC-3 termination statements) as Grantors may reasonably request to evidence and confirm the termination of such duties, obligations, rights, remedies and benefits.

         (B) Waiver. Except as otherwise expressly provided herein, in the Surety Agreement or in the Promissory Notes and except for the notices provided for herein or therein, each Grantor hereby waives (to the fullest extent permitted by law) notice of nonpayment, demand, presentment, protest or notice of protest of or with respect to such Grantor's Collateral or any of the Secured Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof. No delay or omission of any Party in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretions hereunder shall constitute a waiver thereof; and no waiver by any Party of any default by any other Party shall operate as a waiver of any other default hereunder. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Party to be charged therewith.

         (C) Expenses. Except as otherwise provided herein, each Party will bear all of its own expenses in connection with the preparation and negotiation of this Agreement and the consummation and performance of its obligations thereunder.

         (D) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any Party shall be in writing and shall be given as provided in Section 10.2 of the Stock Purchase Agreement.

         (E) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties, in respect of the subject matter contained herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between or among the Parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those set forth in this Agreement.

         (F) Amendment and Waiver. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the Party to be charged therewith. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the Party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this Agreement or any provision hereof or any acceptance or retention of payment) or course of conduct or dealing, by any Party shall be deemed (a) to constitute a waiver by such Party of the breach or violation of this Agreement or of any provision hereof by any other Party or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

         (G) Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Party without the prior written consent of the other Parties. Any purported assignment or delegation of rights, duties or obligations hereunder made by any Party without the prior written consent of the other Parties shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the Parties and its or his estate, heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each of the Parties and its or his estate, heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as expressly provided for in this Agreement, this Agreement is not intended to confer any rights or benefits on any Persons other than the Parties and their respective estates, heirs, executors, administrators, legal representatives, successors and permitted assigns.

         (H) Severability. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. In the event any term or provision hereof shall be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the Parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be valid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

         (I) Further Assurances. Each Party, upon the reasonable request of any other Party, shall, as promptly as reasonably possible, do and perform all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out, evidence and reflect the transactions contemplated hereby or otherwise carry out and perform the provisions, and purpose and intent, of this Agreement. Without limiting the generality of the foregoing, each Grantor (at its sole cost and expense) will execute and deliver to the Secured Parties any writings, and do all things, reasonably requested by the Secured Parties to carry into effect the provisions and intent of this Agreement or to vest more fully in or assure to the Secured Parties (including, without limitation, all steps to create and perfect) the security interest in the Collateral granted to the Secured Parties by this Agreement or to comply with applicable statute or law or to facilitate the collection of the Collateral, including the furnishing, at such intervals as the Secured Parties may reasonably establish from time to time, of reports, financial data and analyses reasonably satisfactory to the Secured Parties. A carbon, photographic or other reproduction of this Agreement or any financing statement executed pursuant to the terms hereof shall be sufficient as a financing statement for the purpose of filing with the appropriate authorities.

         (J) Titles and Headings; Rules of Interpretation. Titles, captions and headings of the sections and other subdivisions of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement. References to Sections and subsections (or other parts or subdivisions) refer to such Sections and subsections (or other parts or subdivisions) of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement taken as a whole and not to any particular Section or other provision hereof. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires, and if the context requires, the use of the singular shall include the plural and visa versa. This Agreement is the product of mutual negotiations between and among the Parties and their respective counsels, and no Party shall be deemed the draftsperson hereof or of any portion or provision hereof. Accordingly, in the event of any ambiguity or inconsistency in any provision of this Agreement, the same shall not be interpreted against any Party as the party responsible for drafting or providing such provision.

         (K) Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.

         (L) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (M) Applicability of Revised Article 9. The Parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9.

         (i) In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral shall include, without limitation, the relevant Grantor's right, title and interest in the following categories of assets as defined in Revised Article 9: instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If a Grantor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, such Grantor shall immediately notify the Secured Parties in a writing signed by such Grantor of the brief details thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Parties.

         (ii) The Secured Parties may at any time and from time to time, pursuant to the provisions of this subsection (M), file financing statements, continuation statements and amendments thereto that describe the Collateral generally and that contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the relevant Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Secured Parties promptly upon request (written or oral). Any such financing statements, continuation statements or amendments may be signed by the Secured Parties on behalf of a Grantor and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

         (iii) Nothing contained in this subsection (M) shall be construed to narrow the scope of the Secured Parties' security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Secured Parties hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.


                   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


                            SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of the Parties. intending to be bound hereby, has executed this Agreement or caused this Agreement to be executed and delivered on its behalf by an officer or other representative thereunto duly authorized, all as of the date first above written.

--------------------------------------------------------------------------------
AUDIENCE RESPONSE SYSTEMS, INC.                CAMPUS GROUP COMPANIES, INC.


By; /s/ Steven Campus                         By; /s/ Steven Campus
    ------------------------------                -----------------------------
Name: Steven Campus                           Name: Steven Campus
Title: President                              Title: President
--------------------------------------------------------------------------------
MULTI-VIDEO SERVICES, INC.                     INTERACTIVE CONFERENCING
                                               NETWORK, INC.



By; /s/ Steven Campus                         By; /s/ Steven Campus
    ------------------------------                -----------------------------
Name: Steven Campus                           Name: Steven Campus
Title: President                              Title: President
--------------------------------------------------------------------------------
                                              TRUST ESTABLISHED UNDER
                                              THE WILL OF NANCY CAMPUS


/s/ Steven Campus                             By:  /s/ Steven Campus
----------------------------------                -----------------------------
STEVEN CAMPUS                                 Name: Steven Campus
                                              Title: Trustee
--------------------------------------------------------------------------------
CAMPUS FAMILY 2000 TRUST


By; /s/ Steven Campus
    -------------------------------
Name: Steven Campus
Title: Trustee
--------------------------------------------------------------------------------

                                   EXHIBIT E-3

                            FORM OF PLEDGE AGREEMENT

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "AGREEMENT") is made and entered into as of July 31, 2003, by and among: NATIONAL AUTO CREDIT, INC. ("NAC" or the "PLEDGOR"), a Delaware corporation; Steven Campus ("CAMPUS"), the Campus Family 2000 Trust (the "FAMILY TRUST,"), a trust formed under and pursuant to the laws of the State of New York, and the TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS (the "SHELTER TRUST"), a trust formed under and pursuant to the laws of the State of New York, and Reed Smith LLP, as Pledge Agent (the "PLEDGE AGENT"). Collectively, Campus, the Family Trust and the Shelter Trust are referred to herein as the "SECURED PARTIES" and each a "SECURED PARTY" The Pledgor, the Secured Parties and the Pledge Agent are hereinafter referred to collectively as the "PARTIES" and each as a "PARTY."

                              W I T N E S S E T H:

         WHEREAS, NAC and the Secured Parties have concurrently herewith entered into a certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") providing for the acquisition by NAC of all of the outstanding capital stock of Audience Response Systems, Inc. ("ARSI"), a New York corporation, Campus Group Companies, Inc. ("CGCI"), a New York corporation, Multi-Video Services, Inc. ("MULTI-VIDEO"), and Interactive Conferencing Network, Inc. ("INTERACTIVE," and collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"), a Delaware corporation;

         WHEREAS, pursuant to Section 5.5 of the Stock Purchase Agreement, it is a condition of closing of the transactions contemplated thereby, that the Pledgor and the Secured Parties enter into this Agreement;

         WHEREAS, part of the consideration paid to the Secured Parties under the Stock Purchase Agreement consists of the Promissory Notes (as defined in the Stock Purchase Agreement);

         WHEREAS, as a condition to the transactions contemplated by the Stock Purchase Agreement, the Secured Parties have required that the Pledgor secured its obligations under the Promissory Notes with a pledge of its stock in the Purchased Corporations, and Pledgor has agreed, as set forth herein, to provide such pledge.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

         SECTION 1 - DEFINITIONS. As used herein, the following terms have the following respective meanings:

         (a) "COLLATERAL" means the Pledged Securities or such other collateral as may have been substituted therefor as contemplated by Section 9 hereof.

         (b) "PLEDGED SECURITIES" means, collectively, (I) all of the currently issued and outstanding shares of common stock of each of the Purchased Corporations concurrently herewith purchased by, and transferred by the Secured Parties to, the Pledgor as provided for in and contemplated by the Stock Purchase Agreement, and (II) any and all other shares of common stock issued as a dividend or otherwise as a distribution on or with respect to any of the shares of common stock referred to in the preceding clause (I).

         (c) "SECURED OBLIGATIONS" means, collectively, any and all obligations of the Pledgor under and pursuant to the Promissory Notes.

         (d) "TERMINATION DATE" means the date as of which the Promissory Notes have been paid or otherwise discharged in full (including, as applicable, upon conversion thereof).

Capitalized terms used herein and defined in the Stock Purchase Agreement are used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement, unless otherwise defined herein or the context otherwise requires.

         SECTION 2 - PLEDGE OF SECURITIES.

         (a) As collateral security for the payment and performance by the Pledgor of the Secured Obligations, the Pledgor hereby grants, pledges and collaterally assigns to the Secured Parties a first priority security interest in all of the Collateral.

         (b) In order to perfect such security interest, simultaneously herewith, the Pledgor is delivering to the Pledge Agent (for the benefit of the Secured Parties) all certificates representing the Pledged Securities, together with blank stock powers related thereto, and the Pledge Agent hereby acknowledges receipt of such certificates and stock powers.

         (c) The Pledgor agrees to execute and deliver to the Pledge Agent (for the benefit of the Secured Parties) all such financing statements and other documents as the Secured Parties may from time to time reasonably request to carry out the terms of this Agreement, to perfect and keep in full force and effect the lien in the Collateral in favor of the Secured Parties or to protect or enforce the Secured Parties' lien and security interest in the Collateral.

         SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. The Pledgor represents and warrants to the Secured Parties and the Pledge Agent as follows:

         (a) subject to the truth and accuracy of the representations and warranties of the Secured Parties, and the full performance of their obligations, under the Stock Purchase Agreement, the Pledgor owns beneficially and of record all of the issued and outstanding capital stock of each of the Purchased Corporations;

         (b) the Pledgor has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and the Pledgor is duly authorized and empowered to enter into and perform this Agreement;

         (c) all corporate and other actions necessary or appropriate on the part of the Pledgor to authorize it to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize the Pledgor to enter into and perform this Agreement have been obtained and remain in full force and effect;

         (d) this Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity;

         (e) the Pledgor is, and shall at all times during the term of this Agreement shall be, the sole registered and record and beneficial owner of the Pledged Securities or the sole owner of any other Collateral, free and clear of all Liens (except any Lien created hereby or otherwise in favor of the Secured Parties); and

         (f) the Pledgor will, during the term of this Agreement, defend the Secured Parties' right, title and security interest in and to the Pledged Securities or any other Collateral against any claim or demand of any third party.

         SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE SECURED PARTIES. The Secured Parties represent and warrant to the Pledgor and the Pledge Agent as follows:

         (a) the Secured Parties have the requisite power and authority to enter into this Agreement and to carry out their obligations hereunder, and each Secured Party that is an entity is duly authorized and empowered to enter into and perform this Agreement;

         (b) all actions necessary or appropriate on the part of the Secured Parties to authorize them to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize the Secured Parties to enter into and perform this Agreement have been obtained and remain in full force and effect; and

         (c) this Agreement has been duly executed and delivered by the Secured Parties and constitutes a valid and binding obligation of the Secured Parties, enforceable against the Secured Parties in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         SECTION 5 - REPRESENTATIONS AND WARRANTIES OF THE PLEDGE AGENT. The Pledge Agent represents and warrants to the Pledgor and the Secured Parties as follows:

         (a) the Pledge Agent has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder, and the Pledge Agent is duly authorized and empowered to enter into and perform this Agreement;

         (b) all actions necessary or appropriate on the part of the Pledge Agent to authorize it to enter into and perform this Agreement have been taken, and all consents, approvals and permissions necessary or appropriate to authorize the Pledge Agent to enter into and perform this Agreement have been obtained and remain in full force and effect; and

         (c) this Agreement has been duly executed and delivered by the Pledge Agent and constitutes a valid and binding obligation of the Pledge Agent, enforceable against the Pledge Agent in accordance with its terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, regardless of whether such relief is considered at law or in equity.

         SECTION 6 - PRESERVATION AND PROTECTION OF PLEDGED SECURITIES.

         (a) Except for the exercise of reasonable care in the custody and preservation of any Pledged Securities (and the related stock powers) or other Collateral delivered to it pursuant to this Agreement, the Pledge Agent shall be under no duty or liability with respect to the Pledged Securities or other Collateral.

         (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Pledged Securities or other Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with Generally Accepted Accounting Principles applied on a consistent basis and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed.

         (c) So long as no Event of Default (as defined in the Promissory Notes) shall have occurred and be continuing, the registration of the Pledged Securities in the name of the Pledgor as record and beneficial owner shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Pledged Securities for all purposes not inconsistent with the terms hereof. Upon the occurrence and during the continuance of any such Event of Default, at the option of the Secured Parties (which option may be exercised by written notice given to the Pledgor and the Purchased Corporations), all rights of the Pledgor to exercise the voting or consensual rights and powers that it is authorized to exercise pursuant to this subsection (c) shall cease, and in such event the Pledgor hereby appoints the Secured Parties as its proxies, with full power of substitution, and hereby authorizes them, and each of them acting singly, to vote and exercise all related rights as a shareholder with respect to the Pledged Securities during the continuance of any such Event of Default, which proxy is coupled with an interest and is irrevocable until the Secured Obligations have been discharged in full or (if sooner) such Event of Default is cured or remedied, and the Pledgor hereby agrees to provide such further proxies as the Secured Parties may from time to time reasonably request; provided, however, that the Secured Parties in their discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or any such proxy. Notwithstanding the grant of such proxy to the Secured Parties with respect to the Pledged Securities during the continuance of any such Event of Default, the Pledge

Agent shall at all times retain custody of the Pledged Securities unless permitted to release or dispose of the Pledged Securities in accordance with another provision hereof.

         SECTION 7 - REMEDIES.

         (a) Upon the occurrence and during the continuance of any Event of Default (as defined in the Promissory Notes, the Pledge Agent is given full power and authority to sell the whole or any part of the Pledged Securities, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by applicable law, notice or advertisement, in such order as the Pledge Agent may elect; and any such sale may be made either at public or private sale at the Pledge Agent's place of business or elsewhere, either for cash or upon credit or for future delivery; and the Pledge Agent or any Secured Party may be the purchaser of any or all of the Pledged Securities so sold and hold the same thereafter in its or his own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Pledge Agent. The Pledgor recognizes that the Pledge Agent may be unable to effect a public sale of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Pledge Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Pledged Securities sold to any person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgor than if the Pledged Securities were sold either at public sales or at private sales not subject to other regulatory restrictions. Following the occurrence and during the continuance of an Event of Default, the Secured Parties make direct the Pledge Agent to exercise any of the remedies provided for herein.

         (b) The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Securities because they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Securities representing an interest in one of the Purchased Corporations may be sold for an amount less than a pro rata share of the fair market value of the such Purchased Corporation's assets minus its liabilities.

         (c) In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available at law (including without limitation, the Uniform Commercial Code) or in equity.

         (d) The Pledge Agent shall provide prompt notice to the Pledgor of its exercise of remedies under this Section 7, provided that such notice may be general in nature and neither the failure to give, nor any delay in giving, such notice shall have any effect on the validity or effectiveness of any action taken hereunder.

         (e) The net cash proceeds resulting from the liquidation, sale or other disposition of the Pledged Securities shall be applied first to the expenses (including all reasonable attorneys' fees and costs) of holding, storing, processing and preparing for sale, selling, liquidating and otherwise dealing with, the Pledged Securities, and then to the satisfaction of all Secured Obligations, with any remaining balance to be paid over to the Pledgor.

         (f) The Pledgor hereby appoints the Pledge Agent as the Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument that may be necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Pledge Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

         (g) The Pledgor waives, to the extent permitted by applicable law, any right to require any Secured Party to (i) proceed against any person, (ii) proceed against or exhaust any Pledged Securities or other collateral for the Secured Obligations or (iii) pursue any other remedy in its or his power.

         (h) The rights, powers and remedies given to the Pledge Agent or the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to the Pledge Agent or any Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by the Pledge Agent or any Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms hereof.

         SECTION 8 - CONTINUING SECURITY INTEREST. This Agreement shall create a continuing first priority security interest in all of the Collateral of the Pledgor and shall (a) remain in full force and effect until indefeasible payment in full of the Secured Obligations has been made, (b) continue to be effective or be reinstated, as the case may be, if at any time payment of the Secured Obligations, or any part or portion thereof, is rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, all as though such payment or performance had not been made, (c) be binding upon the Pledgor and its successors and assigns, and (d) inure, together with the rights and remedies of the Secured Parties pursuant hereto, to the benefit of the Secured Parties and their successors, transferees and permitted assigns. Upon the payment in full of all of the Secured Obligations, the Pledgor shall be entitled to the return, upon its request, of such of the Collateral of the Pledgor as shall not have been sold or otherwise applied pursuant to the terms hereof, and to the prompt release by the Secured Parties of the Lien and security interest granted to them hereunder.

         SECTION 9 - RIGHT TO SUBSTITUTE COLLATERAL. Upon at least ten (10) days' prior written notice to the Secured Parties, the Pledgor may, in lieu and substitution for the collateral otherwise provided for herein, provide Substitute Collateral (as hereinafter defined) as security for the Secured Obligations hereunder, and in such event the Secured Parties shall take such actions as the Pledgor may reasonably request (including, without limitation, the execution and filing of appropriate UCC-3's termination statements and the return to the

Pledgor of all share certificates representing any Pledge Securities and the accompanying stock powers) confirming and/or effecting the release of the collateral for which the Substituted Collateral is being substituted, and upon such substitution of collateral, the term "COLLATERAL", as used herein, shall refer to the Substituted Collateral. As used herein, "SUBSTITUTED COLLATERAL" means any of the following: (a) a letter of credit, issued to the Secured Parties by a bank or other financial institution reasonably acceptable to the Secured Parties and in an amount not less than the outstanding principal amount of the Promissory Notes; (b) a certificate of deposit, issued by a bank or other financial institution reasonably acceptable to the Secured Parties in an amount not less than the outstanding principal amount of the Promissory Notes; and (c) such other property as may be selected by the Pledgor with the consent of the Secured Parties, with such consent not to be unreasonably withheld or delayed. Without limiting the effect of any of the other provisions of this Agreement, in the event the payment of or foreclosure on any Substituted Collateral shall result in the receipt by the Secured Parties of an amount in excess of the aggregate outstanding amounts of the Promissory Notes, the excess thereof shall be promptly paid to the Pledgor.

         SECTION 10 - MISCELLANEOUS.

         (a) Termination. All duties and obligations of the Pledgor hereunder, and all rights, remedies and benefits granted to the Secured Parties hereunder (including, without limitation, the grant of any security interest in the Pledged Securities or other Collateral), shall terminate on the Termination Date, and as soon as reasonably practical following the Termination Date the Pledge Agent and the Secured Parties shall take all such actions (including, without limitation, the execution, delivery and filing of appropriate UCC-3 termination statements and the return to NAC of all share certificates representing any of the Pledged Securities and the accompanying stock powers) as the Pledgor may reasonably request to evidence and confirm the termination of such duties, obligations, rights, remedies and benefits.

         (b) Waiver. Except as otherwise expressly provided herein, in the Surety Agreement or in the Promissory Notes and except for the notices provided for herein or therein, the Pledgor hereby waives (to the fullest extent permitted by law) notice of nonpayment, demand, presentment, protest or notice of protest of or with respect to the Pledged Securities or any other Collateral or any of the Secured Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof. No delay or omission of any Party in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretions hereunder shall constitute a waiver thereof; and no waiver by any Party of any default by any other Party shall operate as a waiver of any other default hereunder. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Party to be charged therewith.

         (c) Expenses. Except as otherwise provided herein, each Party will bear all of its own expenses in connection with the preparation and negotiation of this Agreement and the consummation and performance of its obligations thereunder.

         (d) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any Party shall be in writing and shall be given as provided in Section 10.2 of the Stock Purchase Agreement.

         (e) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties, in respect of the subject matter contained herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between or among the Parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those set forth in this Agreement.

         (f) Amendment and Waiver. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the Party to be charged therewith. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the Party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this Agreement or any provision hereof or any acceptance or retention of payment) or course of conduct or dealing, by any Party shall be deemed (a) to constitute a waiver by such Party of the breach or violation of this Agreement or of any provision hereof by any other Party or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

         (g) Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Party without the prior written consent of the other Parties. Any purported assignment or delegation of rights, duties or obligations hereunder made by any Party without the prior written consent of the other Parties shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the Parties and its or his estate, heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each of the Parties and its or his estate, heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as expressly provided for in this Agreement, this Agreement is not intended to confer any rights or benefits on any Persons other than the Parties and their respective estates, heirs, executors, administrators, legal representatives, successors and permitted assigns.

         (h) Severability. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. In the event any term or provision hereof shall be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the Parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be valid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

         (i) Further Assurances. Each Party, upon the reasonable request of any other Party, shall, as promptly as reasonably possible, do and perform all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out, evidence and reflect the transactions contemplated hereby or otherwise carry out and perform the provisions, and purpose and intent, of this Agreement. Without limiting the generality of the foregoing, the Pledgor (at its sole cost and expense) will execute and deliver to the Pledge Agent or the Secured Parties any writings, and do all things, reasonably requested by the Secured Parties to carry into effect the provisions and intent of this Agreement or to vest more fully in or assure to the Secured Parties (including, without limitation, all steps to create and perfect) the security interest in the Pledged Securities or other Collateral granted to the Secured Parties by this Agreement or to comply with applicable statute or law or to facilitate the collection of the Pledged Securities or other Collateral, including the furnishing, at such intervals as the Secured Parties may reasonably establish from time to time, of reports, financial data and analyses reasonably satisfactory to the Secured Parties. A carbon, photographic or other reproduction of this Agreement or any financing statement executed pursuant to the terms hereof shall be sufficient as a financing statement for the purpose of filing with the appropriate authorities.

         (j) Titles and Headings; Rules of Interpretation. Titles, captions and headings of the sections and other subdivisions of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement. References to Sections and subsections (or other parts or subdivisions) refer to such Sections and subsections (or other parts or subdivisions) of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement taken as a whole and not to any particular Section or other provision hereof. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires, and if the context requires, the use of the singular shall include the plural and visa versa. This Agreement is the product of mutual negotiations between and among the Parties and their respective counsels, and no Party shall be deemed the draftsperson hereof or of any portion or provision hereof. Accordingly, in the event of any ambiguity or inconsistency in any provision of this Agreement, the same shall not be interpreted against any Party as the party responsible for drafting or providing such provision.

         (k) Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 10 of the Stock Purchase Agreement.

         (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Campus has executed this Agreement on the date first written above and each of the other Parties has caused this Agreement to be executed on the date first written above by its respective officer or other representative thereunder duly authorized.

                                    NATIONAL AUTO CREDIT, INC.,
                                    a Delaware corporation


                                    By: /s/James McNamara
                                        ---------------------------------
                                    Name: James McNamara
                                        ---------------------------------
                                    Title: Chief Executive Officer
                                        ---------------------------------


                                    /s/ Steven Campus
                                    -------------------------------------
                                    STEVEN CAMPUS


                                    CAMPUS FAMILY 2000 TRUST


                                    By: /s/ Steven Campus
                                        ---------------------------------
                                    Name: Steven Campus
                                    Title: Trustee


                                    TRUST ESTABLISHED UNDER
                                    THE WILL OF NANCY CAMPUS


                                    By: /s/ Steven Campus
                                        ---------------------------------
                                    Name: Steven Campus
                                    Title: Trustee



                                    REED SMITH, LLP.,
                                    as the Pledge Agent


                                    By: /s/ Herbert F. Kozlov
                                        ---------------------------------
                                    Name: Herbert F. Kozlov
                                        ---------------------------------
                                    Title: Authorized Signatory

                                   EXHIBIT F-1

                        FORM OF BASE PURCHASE PRICE NOTE
                             PAYABLE TO STEVE CAMPUS

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


                         NON-NEGOTIABLE PROMISSORY NOTE

July 31 2003                                                          $3,592,536

         NATIONAL AUTO CREDIT, INC. ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to Steven Campus ("HOLDER" or "CAMPUS") the principal sum of Three Million Five Hundred Ninety-Two Thousand Five Hundred Thirty-Six dollars ($3,592,536), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof until the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (b) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Campus Family 2000 Trust (the "TRUST"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, the Trust and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of July 31, 2003, by and among the Purchased Corporations, Holder and the Trust, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as of July 31, 2003, among the Purchased Corporations, Holder and the Trust.

         1.       Payments of Principal and Interest.

         (a) Commencing with the Fiscal Quarter (as hereinafter defined) ending July 31, 2003, within forty (40) days following the end of each Fiscal Quarter (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section 7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and
(b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Fiscal Quarter ending July 31, 2003,

             (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the product of (Y) the Applicable Fraction (as hereinafter defined) times (Z) the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

            (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter and (C) the amount that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

            (iii) within forty (40) days following the end of the third Fiscal
                  Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount that has been paid on account of or with respect to interest accrued for the two immediately preceding Fiscal Quarters and (C) the aggregate amount that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the two immediately preceding Fiscal Quarters, equals the product of
                  (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter; provided, however, that this clause
                  (iii) shall not be applicable for or with respect to the first Fiscal Year.

         (d) Commencing with the Fiscal Year ending January 31, 2004, within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and
(ii) the aggregate amount that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (provided, that with respect to the first Fiscal Year only, the applicable amount under this clause (ii) shall be the aggregate amount that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first two Fiscal Quarters of such Fiscal Year), equals the product of

(i) the Applicable Fraction times (ii) the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the product of (i) the Applicable Fraction times (ii) the amount of such Net Insurance Proceeds.

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the fifth anniversary of the date hereof; provided, however, that for each Fiscal Year that the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year (but the Maturity Date shall not be extended more than two (2) years pursuant to this proviso).

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

              "APPLICABLE FRACTION" means a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the aggregate original principal amounts of all of the Base Purchase Price Notes.

              "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000),
              (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000) but less than or equal to seven hundred and twenty-five thousand dollars ($725,000), and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than seven hundred and twenty-five thousand dollars ($725,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000) but less than or equal to one million four hundred and fifty thousand dollars ($1,450,000), and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than one million four hundred and fifty thousand dollars ($1,450,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such

              Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars ($750,000) but less than or equal to two million one hundred and seventy-five thousand dollars ($2,175,000) and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than two million one hundred and seventy-five thousand dollars ($2,175,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000) but less than or equal to two million nine hundred thousand dollars ($2,900,000) and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than two million nine hundred thousand dollars ($2,900,000).

              "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of any of the Purchased Corporations (taken together) or any of the

              Purchased Corporations with Obligor's financial reporting and accounting principals.

              "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence as of the date hereof and end on July 31,
              2003).

              "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence as of the date hereof and end on January 31, 2004).

              "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Holder, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

         2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

         (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

         (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

         (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

         (d) Holder's employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

         (e) Holder's employment under the Employment Agreement shall have been terminated by Holder for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

         (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

         (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

         (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty (30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         6. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         7. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect.

         9. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York

State law to close, such payment date shall be extended to the next succeeding business day. This Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.


                                            NATIONAL AUTO CREDIT, INC.


                                            By: /s/ James McNamara
                                                -----------------------------
                                            Name: James McNamara
                                            Title:  Chief Executive Officer


Accepted and Agreed to:



/s/ STEVEN CAMPUS
-------------------------------
STEVEN CAMPUS

                                   EXHIBIT F-2

                        FORM OF BASE PURCHASE PRICE NOTE
                       PAYABLE TO CAMPUS FAMILY 2000 TRUST

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         NON-NEGOTIABLE PROMISSORY NOTE

July 31, 2003                                                           $957,229

         NATIONAL AUTO CREDIT, INC. ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to CAMPUS FAMILY 2000 TRUST ("HOLDER" or the "TRUST") the principal sum of Nine Hundred Fifty-Seven Thousand Two Hundred Twenty-Nine dollars ($957,229), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof until the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (b) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Steven Campus ("Campus"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, Campus and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of July 31, 2003, by and among the Purchased Corporations, Holder and Campus, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as of July 31, 2003, among the Purchased Corporations, Holder and Campus.

         1. Payments of Principal and Interest.

         (a) Commencing with the Fiscal Quarter (as hereinafter defined) ending July 31, 2003, within forty (40) days following the end of each Fiscal Quarter (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section 7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and
(b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Fiscal Quarter ending July 31, 2003,

         (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the product of (Y) the Applicable Fraction (as hereinafter defined) times (Z) the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

         (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter and (C) the amount that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

         (iii) within forty (40) days following the end of the third Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount that has been paid on account of or with respect to interest accrued for the two immediately preceding Fiscal Quarters and (C) the aggregate amount that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the two immediately preceding Fiscal Quarters, equals the product of
                  (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter; provided, however, that this clause
                  (iii) shall not be applicable for or with respect to the first Fiscal Year.

         (d) Commencing with the Fiscal Year ending January 31, 2004, within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and
(ii) the aggregate amount that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (provided, that with respect to the first Fiscal Year only, the applicable amount under this clause (ii) shall be the aggregate amount that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first two Fiscal Quarters of such Fiscal Year), equals the product of

(i) the Applicable Fraction times (ii) the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the product of (i) the Applicable Fraction times (ii) the amount of such Net Insurance Proceeds.

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the fifth anniversary of the date hereof; provided, however, that for each Fiscal Year that the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year (but the Maturity Date shall not be extended more than two (2) years pursuant to this proviso).

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

                "APPLICABLE FRACTION" means a fraction, the numerator of
               which is the original principal amount of this Note and the denominator of which is the aggregate original principal amounts of all of the Base Purchase Price Notes.

               "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000),
               (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000) but less than or equal to seven hundred and twenty-five thousand dollars ($725,000), and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than seven hundred and twenty-five thousand dollars ($725,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000) but less than or equal to one million four hundred and fifty thousand dollars ($1,450,000), and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than one million four hundred and fifty thousand dollars ($1,450,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such

               Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars ($750,000) but less than or equal to two million one hundred and seventy-five thousand dollars ($2,175,000) and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than two million one hundred and seventy-five thousand dollars ($2,175,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000) but less than or equal to two million nine hundred thousand dollars ($2,900,000) and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than two million nine hundred thousand dollars ($2,900,000).

               "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of any of the Purchased Corporations (taken together) or any of the

               Purchased Corporations with Obligor's financial reporting and accounting principles.

               "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence as of the date hereof and end on July 31,
               2003).

               "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence as of the date hereof and end on January 31, 2004).

               "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Campus, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

         2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

         (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

         (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

         (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

         (d) Campus' employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

         (e) Campus' employment under the Employment Agreement shall have been terminated by Campus for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

         (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

         (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

         (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty (30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         6. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         7. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect.

         9. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York

State law to close, such payment date shall be extended to the next succeeding business day. This Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.


                                             NATIONAL AUTO CREDIT, INC.


                                             By: /s/ James McNamara
                                                 ----------------------------
                                             Name: James McNamara
                                             Title: Chief Executive Officer


Accepted and Agreed to:



CAMPUS FAMILY 2000 TRUST


By: /s/ Steven Campus
    -------------------------------
     Name: Steven Campus
     Title: Trustee

                                   EXHIBIT F-3

                   FORM OF BASE PURCHASE PRICE NOTE PAYABLE TO
                TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         NON-NEGOTIABLE PROMISSORY NOTE

July 31, 2003                                                         $2,015,235

         NATIONAL AUTO CREDIT, INC. ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS ("HOLDER" or the "TRUST") the principal sum of Two Million Fifteen Thousand Two Hundred Thirty-Five ($2,015,235), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof until the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (b) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Steven Campus ("Campus"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, Campus and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of July 31, 2003, by and among the Purchased Corporations, Holder and Campus, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as of July 31, 2003, among the Purchased Corporations, Holder and Campus.

         1. Payments of Principal and Interest.

         (a) Commencing with the Fiscal Quarter (as hereinafter defined) ending July 31, 2003, within forty (40) days following the end of each Fiscal Quarter (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section 7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and
(b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Fiscal Quarter ending July 31, 2003,

         (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the product of (Y) the Applicable Fraction (as hereinafter defined) times (Z) the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

         (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter and (C) the amount that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

         (iii) within forty (40) days following the end of the third Fiscal Quarter of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount that has been paid on account of or with respect to interest accrued for the two immediately preceding Fiscal Quarters and (C) the aggregate amount that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the two immediately preceding Fiscal Quarters, equals the product of
                  (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter; provided, however, that this clause
                  (iii) shall not be applicable for or with respect to the first Fiscal Year.

         (d) Commencing with the Fiscal Year ending January 31, 2004, within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and
(ii) the aggregate amount that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (provided, that with respect to the first Fiscal Year only, the applicable amount under this clause (ii) shall be the aggregate amount that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first two Fiscal Quarters of such Fiscal Year), equals the product of (i) the Applicable Fraction times (ii) the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the product of (i) the Applicable Fraction times (ii) the amount of such Net Insurance Proceeds.

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the fifth anniversary of the date hereof; provided, however, that for each Fiscal Year that the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year (but the Maturity Date shall not be extended more than two (2) years pursuant to this proviso).

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

                   "APPLICABLE FRACTION" means a fraction, the numerator of
                  which is the original principal amount of this Note and the denominator of which is the aggregate original principal amounts of both of the Base Purchase Price Notes.

                  "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000),
                  (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000) but less than or equal to seven hundred and twenty-five thousand dollars ($725,000), and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than seven hundred and twenty-five thousand dollars ($725,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000) but less than or equal to one million four hundred and fifty thousand dollars ($1,450,000), and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than one million four hundred and fifty thousand dollars ($1,450,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars

                  ($750,000) but less than or equal to two million one hundred and seventy-five thousand dollars ($2,175,000) and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than two million one hundred and seventy-five thousand dollars ($2,175,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), (ii) sixty-five percent (65%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000) but less than or equal to two million nine hundred thousand dollars ($2,900,000) and (iii) eighty percent (80%) of the amount of such Available Cash Flow that is greater than two million nine hundred thousand dollars ($2,900,000).

                  "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of any of the Purchased Corporations (taken together) or any of the Purchased Corporations with Obligor's financial reporting and accounting principles.

                  "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence as of the date hereof and end on July 31,
                  2003).

                  "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence as of the date hereof and end on January 31, 2004).

                  "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Campus, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

         2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

         (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

         (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

         (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

         (d) Campus' employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

         (e) Campus' employment under the Employment Agreement shall have been terminated by Campus for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

         (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

         (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

         (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty (30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         6. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         7. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect.

         9. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York State law to close, such payment date shall be extended to the next succeeding business day. This Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.

                                             NATIONAL AUTO CREDIT, INC.


                                             By: /s/ James McNamara
                                                 -----------------------------
                                             Name:  James McNamara
                                             Title:    Chief Executive Office


Accepted and Agreed to:



TRUST ESTABLISHED UNDER
THE WILL OF NANCY CAMPUS


By: /s/ Steven Campus
    ----------------------------
    Name: Steven Campus
    Title: Trustee

                                   EXHIBIT F-4

                  FORM OF TRAILING NOTE PAYABLE TO STEVE CAMPUS

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         NON-NEGOTIABLE PROMISSORY NOTE

July 31, 2003                                                         $1,792,164

         NATIONAL AUTO CREDIT, INC ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to Steven Campus ("HOLDER" or "CAMPUS") the principal sum of One Million Seven Hundred Ninety-Two Thousand One Hundred Sixty-Four dollars ($1,792,164), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof to the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (c) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Campus Family 2000 Trust (the "TRUST"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, the Trust and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of as of July 31, 2003, by and among the Purchased Corporations, Holder and the Trust, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as July 31, 2003, among the Purchased Corporations, Holder and the Trust.

         1. Payments of Principal and Interest.

         (a) Commencing with the Commencement Fiscal Quarter (as hereinafter defined), within forty (40) days following the end of each Fiscal Quarter (as hereinafter defined) (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section
7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until the date provided above or, if later, ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and (b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Commencement Fiscal Quarter,

             (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the product of (Y) the Applicable Fraction (as hereinafter defined) times (Z) the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

             (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal
                    Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to
                    (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter of such Fiscal Year and (C) the amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter of such Fiscal Year, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

             (iii) within forty (40) days following the end of the third Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter(s) of such Fiscal Year and (C) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the immediately preceding Fiscal Quarter(s) of such Fiscal Year, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter.

         (d) Commencing with the Fiscal Year ending on January 31 next following the Commencement Date (as hereinafter defined), within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and (ii) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (to the extent there have been such Fiscal Quarter(s) of such Fiscal Year), equals the product of (i) the Applicable Fraction times (ii) the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the product of (i) the Applicable Fraction times (ii) the amount of the Balance Net Insurance Proceeds (as hereinafter defined).

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the third anniversary of the Commencement Date; provided, however, that, if for any Measuring Year (as hereinafter defined) commencing with the Measuring Year that includes the Commencement Fiscal Quarter the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year.

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

             "APPLICABLE FRACTION" means a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the aggregate original principal amounts of all of the Trailing Notes.

             "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars ($750,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000).

             "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of the Purchased Corporations (taken together) or any of the Purchased Corporations with Obligor's financial reporting and accounting principals.

             "BALANCE NET INSURANCE PROCEEDS" means the balance, if any, of the Net Insurance Proceeds that remain after the Net Insurance Proceeds, or the appropriate amount thereof, have been paid or applied in payment of the Base Purchase Price Notes as provided for therein.

             "COMMENCEMENT DATE" means the first date of a Fiscal Quarter that commences after each of the Base Purchase Price Notes has been paid and discharged in full and has been returned and surrendered to Obligor, marked cancelled.

             "COMMENCEMENT FISCAL QUARTER" means the Fiscal Quarter that commences on the Commencement Date.

             "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence on the Commencement Date and end on the immediately following January 31, April 30, July 31 or October 31, whichever of such dates shall thereafter first occur).

             "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence on the Commencement Date and end on the next following January 31st).

             "MEASURING YEAR" means any twelve consecutive month period beginning February 1.

             "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Holder, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

             2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

             (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

             (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

             (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

             (d) Holder's employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

             (e) Holder's employment under the Employment Agreement shall have been terminated by Holder for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

             (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

             (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

             (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty
(30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such

Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         6. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         7. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect

         9. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York State law to close, such payment date shall be extended to the next succeeding business day. This Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.

                                                NATIONAL AUTO CREDIT, INC.


                                                By: /s/ James McNamara
                                                   -----------------------------
                                                Name:  James McNamara
                                                Title: Chief Executive Officer


Accepted and Agreed to:



/S/ STEVEN CAMPUS
-------------------------------
STEVEN CAMPUS

                                   EXHIBIT F-5

            FORM OF TRAILING NOTE PAYABLE TO CAMPUS FAMILY 2000 TRUST

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         NON-NEGOTIABLE PROMISSORY NOTE

July 31, 2003                                                           $477,521

         NATIONAL AUTO CREDIT, INC ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to CAMPUS FAMILY 2000 TRUST ("HOLDER" or the "TRUST") the principal sum of Four Hundred Seventy-Seven Thousand Five Hundred Twenty-One dollars ($477,521), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof to the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (c) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Steven Campus ("CAMPUS"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, Campus and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of as of July 31,

2003, , by and among the Purchased Corporations, Holder and Campus, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as July 31, 2003, among the Purchased Corporations, Holder and Campus.

         1. Payments of Principal and Interest.

         (a) Commencing with the Commencement Fiscal Quarter (as hereinafter defined), within forty (40) days following the end of each Fiscal Quarter (as hereinafter defined) (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section
7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until the date provided above or, if later, ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and (b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Commencement Fiscal Quarter,

             (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

             (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal
                    Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to
                    (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter of such Fiscal Year and (C) the amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter of such Fiscal Year, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

             (iii) within forty (40) days following the end of the third Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter(s) of such Fiscal Year and (C) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the immediately preceding Fiscal Quarter(s) of such Fiscal Year, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter.

         (d) Commencing with the Fiscal Year ending on January 31 next following the Commencement Date (as hereinafter defined), within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and (ii) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (to the extent there have been such Fiscal Quarter(s) of such Fiscal Year), equals the product of (i) the Applicable Fraction (as hereinafter defined) times (ii) the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the product of (i) the Applicable Fraction times (ii) the amount of the Balance Net Insurance Proceeds (as hereinafter defined).

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the third anniversary of the Commencement Date; provided, however, that, if for any Measuring Year (as hereinafter defined) commencing with the Measuring Year that includes the Commencement Fiscal Quarter the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year.

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

             "APPLICABLE FRACTION" means a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the aggregate original principal amounts of all of the Trailing Notes.

             "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars ($750,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000).

             "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of the Purchased Corporations (taken together) or any of the Purchased Corporations with Obligor's financial reporting and accounting principles.

             "BALANCE NET INSURANCE PROCEEDS" means the balance, if any, of the Net Insurance Proceeds that remain after the Net Insurance Proceeds, or the appropriate amount thereof, have been paid or applied in payment of the Base Purchase Price Notes as provided for therein.

             "COMMENCEMENT DATE" means the first date of a Fiscal Quarter that commences after each of the Base Purchase Price Notes has been paid and discharged in full and has been returned and surrendered to Obligor, marked cancelled.

             "COMMENCEMENT FISCAL QUARTER" means the Fiscal Quarter that commences on the Commencement Date.

             "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence on the Commencement Date and end on the immediately following January 31, April 30, July 31 or October 31, whichever of such dates shall thereafter first occur).

             "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence on the Commencement Date and end on the next following January 31st).

             "MEASURING YEAR" means any twelve consecutive month period beginning February 1.

             "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Campus, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

         2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

         (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

         (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

         (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

         (d) Campus' employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

         (e) Campus' employment under the Employment Agreement shall have been terminated by Campus for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

         (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

         (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

         (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty (30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         6. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         7. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect

         9. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York State law to close, such payment date shall be extended to the next succeeding business day. This Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.

                                               NATIONAL AUTO CREDIT, INC.


                                               By:/s/ James McNamara
                                                  ------------------------------
                                               Name:  James McNamara
                                               Title: Chief Executive Officer


Accepted and Agreed to:



CAMPUS FAMILY 2000 TRUST


By: /s/ Steven Campus
    --------------------------------
     Name:  Steven Campus
     Title: Trustee

                                   EXHIBIT F-6

                   FORM OF TRAILING NOTE PAYABLE TO PAYABLE TO
                TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         NON-NEGOTIABLE PROMISSORY NOTE

July 31, 2003                                                         $1,005,315

         NATIONAL AUTO CREDIT, INC ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to TRUST ESTABLISHED UNDER THE WILL OF NANCY CAMPUS ("HOLDER" or the "TRUST") the principal sum of One Million Five Thousand Three Hundred Fifteen dollars ($1,005,315), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof to the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (c) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Steven Campus ("CAMPUS"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, Campus and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of as of July 31, 2003, , by and among the Purchased Corporations, Holder and Campus, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased

Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as July 31, 2003, among the Purchased Corporations, Holder and Campus.

         1. Payments of Principal and Interest.

         (a) Commencing with the Commencement Fiscal Quarter (as hereinafter defined), within forty (40) days following the end of each Fiscal Quarter (as hereinafter defined) (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section
7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until the date provided above or, if later, ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and (b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Commencement Fiscal Quarter,

             (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the product of (Y) the Applicable Fraction (as hereinafter defined) times (Z) the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

             (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal
                    Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to
                    (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter of such Fiscal Year and (C) the amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter of such Fiscal Year, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

             (iii) within forty (40) days following the end of the third Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter(s) of such Fiscal Year and (C) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the immediately preceding Fiscal Quarter(s) of such Fiscal Year, equals the product of (Y) the Applicable Fraction times (Z) the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter.

         (d) Commencing with the Fiscal Year ending on January 31 next following the Commencement Date (as hereinafter defined), within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and (ii) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (to the extent there have been such Fiscal Quarter(s) of such Fiscal Year), equals the product of (i) the Applicable Fraction times (ii) the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the product of (i) the Applicable Fraction times (ii) the amount of the Balance Net Insurance Proceeds (as hereinafter defined).

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the third anniversary of the Commencement Date; provided, however, that, if for any Measuring Year (as hereinafter defined) commencing with the Measuring Year that includes the Commencement Fiscal Quarter the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year.

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

             "APPLICABLE FRACTION" means a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the aggregate original principal amounts of both of the Trailing Notes.

             "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars ($750,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000).

             "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of the Purchased Corporations (taken together) or any of the Purchased Corporations with Obligor's financial reporting and accounting principles.

             "BALANCE NET INSURANCE PROCEEDS" means the balance, if any, of the Net Insurance Proceeds that remain after the Net Insurance Proceeds, or the appropriate amount thereof, have been paid or applied in payment of the Base Purchase Price Notes as provided for therein.

             "COMMENCEMENT DATE" means the first date of a Fiscal Quarter that commences after each of the Base Purchase Price Notes has been paid and discharged in full and has been returned and surrendered to Obligor, marked cancelled.

             "COMMENCEMENT FISCAL QUARTER" means the Fiscal Quarter that commences on the Commencement Date.

             "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence on the Commencement Date and end on the immediately following January 31, April 30, July 31 or October 31, whichever of such dates shall thereafter first occur).

             "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence on the Commencement Date and end on the next following January 31st).

             "MEASURING YEAR" means any twelve consecutive month period beginning February 1.

             "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Campus, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

         2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

         (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

         (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

         (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

         (d) Campus' employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

         (e) Campus' employment under the Employment Agreement shall have been terminated by Campus for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

         (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

         (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

         (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty (30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such

Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         6. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         7. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect

         9. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York State law to close, such payment date shall be extended to the next succeeding business day. This Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.

                                           NATIONAL AUTO CREDIT, INC.


                                           By: /s/ James McNamara
                                               ---------------------------------
                                           Name:  James McNamara
                                           Title: Chief Executive Officer


Accepted and Agreed to:



TRUST ESTABLISHED UNDER
THE WILL OF NANCY CAMPUS


By: /s/ Steven Campus
    --------------------------------
    Name: Steven Campus
    Title: Trustee

                                   EXHIBIT F-7

                            FORM OF CONVERTIBLE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                   NON-NEGOTIABLE CONVERTIBLE PROMISSORY NOTE

July 31, 2003                                                         $2,825,000

         NATIONAL AUTO CREDIT, INC ("OBLIGOR"), a Delaware corporation, for value received, hereby promises to pay to CAMPUS FAMILY 2000 TRUST ("HOLDER" or the "TRUST") the principal sum of Two Million Eight Hundred Twenty-Five Thousand dollars ($2,825,000), together with interest, as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof to the date this Note shall have been paid in full at the rate of five percent (5%) per annum.

         This Note is made and delivered pursuant to clause (d) of Section 1.3 of that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 2003, by and among Obligor, Holder and Steven Campus ("Campus"), pursuant to which Obligor has acquired or simultaneously herewith is acquiring all of the outstanding capital stock in each of Audience Response Systems, Inc. ("ARSI"), Campus Group Companies, Inc. ("CGCI"), Multi-Video Services, Inc. ("MULTI-VIDEO") and Interactive Conferencing Services, Inc. ("INTERACTIVE," and, collectively with ARSI, CGCI and Multi-Video, the "PURCHASED CORPORATIONS"). Capitalized terms used herein and defined in the Stock Purchase Agreement are (unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement. The principal amount of this Note shall be subject to reduction pursuant to and as provided for in Article 7 of the Stock Purchase Agreement.

         The obligations of Obligor under this Note, as well as under the other Promissory Notes, are secured by a pledge by Obligor of its shares of capital stock in the Purchased Corporations as set forth in that certain Pledge Agreement, dated as of even date herewith, by and among Obligor, Holder, Campus and Reed Smith LLP, as Pledge Agent, and shall be guaranteed by the Purchased Corporations as set forth in that certain Surety Agreement, dated as of July 31, 2003, by and among the Purchased Corporations, Holder and Campus, with the obligations of the Purchased Corporations thereunder further secured by a pledge by the Purchased Corporations of all or substantially all of their assets as set forth in a certain Security Agreement, dated as July 31, 2003, among the Purchased Corporations, Holder and Campus.

         1. Payments of Principal and Interest.

         (a) Commencing with the Commencement Fiscal Quarter (as hereinafter defined), within forty (40) days following the end of each Fiscal Quarter (as hereinafter defined) (provided, however, that if such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year (as hereinafter defined), such payment shall not be due until seventy (70) days following the end of such Fiscal Quarter), Obligor will pay Holder all interest accrued but unpaid through the end of such Fiscal Quarter; provided, however, that, (a) if the amount of the Base Purchase Price is determined by arbitration as contemplated by Section 10.14 of the Stock Purchase Agreement and, based upon the amount of the Base Purchase Price so determined, Holder is required pursuant to Section 7.1 of the Stock Purchase Agreement to return and surrender this Note (or the promissory note in substitution for which this Note has been issued as contemplated by such Section
7.1 (such promissory note, the "PREDECESSOR NOTE")), then the first interest payment due hereunder shall not be payable until the date provided above or, if later, ten (10) days following the end of the Fiscal Quarter during which Holder returned and surrendered to Obligor the Predecessor Note and (b) if (notwithstanding the foregoing) any payment of interest has been made to Holder on account of or with respect to the Predecessor Note prior to its return and surrender to Obligor, such payment shall be applied and credited against Obligor's obligations hereunder, and to the extent such payment exceeds the amount of interest payable hereunder, such excess shall be deemed paid and applied against the outstanding principal amount of this Note.

         (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Fiscal Quarter if the Available Cash Flow (as hereinafter defined) for the Fiscal Year that includes such Fiscal Quarter is less than one million dollars ($1,000,000) and, if any amount has been paid on or with respect to interest accrued for or during such Fiscal Year, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

         (c) Commencing with the Commencement Fiscal Quarter,

             (i) within forty (40) days following the end of the first Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, equals the Applicable Percentage of the Available Cash Flow for such first Fiscal Quarter;

             (ii) within forty (40) days following the end of the second Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal
                    Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to
                    (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter of such Fiscal Year and (C) the amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (i) with respect to the immediately preceding Fiscal Quarter of such Fiscal Year, equals the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such second Fiscal Quarter; and

             (iii) within forty (40) days following the end of the third Fiscal Quarter of each Fiscal Year (provided such Fiscal Quarter is not also the last Fiscal Quarter of such Fiscal Year), Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding amount of this Note, inclusive of accrued but unpaid interest that is not simultaneously therewith being paid in accordance with the foregoing clause (a)), if any, that, when added to (A) the amount that has been paid or that simultaneously therewith is being paid on account of or with respect to interest accrued for such Fiscal Quarter, (B) the aggregate amount (if any) that has been paid on account of or with respect to interest accrued for the immediately preceding Fiscal Quarter(s) of such Fiscal Year and (C) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clauses (i) and (ii) with respect to the immediately preceding Fiscal Quarter(s) of such Fiscal Year, equals the Applicable Percentage of the Available Cash Flow for the period from the beginning of the then current Fiscal Year through the end of such third Fiscal Quarter.

         (d) Commencing with the Fiscal Year ending on January 31 next following the Commencement Date (as hereinafter defined), within seventy (70) days following the end of each Fiscal Year, Obligor shall pay to Holder, to be applied against the outstanding principal amount of this Note, the amount (up to a maximum amount equal to the then outstanding principal amount of this Note) that, when added to (i) the aggregate amount paid or simultaneously therewith being paid on account of or with respect to interest accrued for such Fiscal Year (including for any Fiscal Quarter included in such Fiscal Year) and (ii) the aggregate amount (if any) that has been paid with respect to principal as contemplated by the preceding clause (c) with respect to the first three Fiscal Quarters of such Fiscal Year (to the extent there have been such Fiscal Quarter(s) of such Fiscal Year), equals the Applicable Percentage of the Available Cash Flow for such Fiscal Year.

         (e) Promptly, and in any event within fifteen (15) days, following its receipt of any Net Insurance Proceeds (as hereinafter defined), Obligor shall pay to Holder, to be applied against this Note, an amount equal to the amount of the Balance Net Insurance Proceeds (as hereinafter defined).

         (f) The outstanding amount of this Note (including any accrued but unpaid interest) shall in any event become due and payable in full on the Maturity Date (as hereinafter defined). As used herein, "MATURITY DATE" means the third anniversary of the Commencement Date; provided, however, that, if for any Measuring Year (as hereinafter defined) commencing with the Measuring Year that includes the Commencement Fiscal Quarter the Available Cash Flow is less than two million dollars ($2,000,000), the Maturity Date shall be extended an additional year.

         (g) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

         (h) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

         (i) As used herein, the following terms shall have the following respective meanings:

             "APPLICABLE PERCENTAGE" means, (A) as applied to the Available Cash Flow for any Fiscal Quarter, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to two hundred and fifty thousand dollars ($250,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than two hundred and fifty thousand dollars ($250,000), (B) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the second Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to five hundred thousand dollars ($500,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than five hundred thousand dollars ($500,000), (C) as applied to the Available Cash Flow for any period from the beginning of a Fiscal Year through the end of the third Fiscal Quarter of such Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to seven hundred and fifty thousand dollars ($750,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than seven hundred and fifty thousand dollars ($750,000), and (D) as applied to the Available Cash Flow for any Fiscal Year, (i) thirty percent (30%) of the amount of such Available Cash Flow that is less than or equal to one million dollars ($1,000,000), and (ii) fifty percent (50%) of the amount of such Available Cash Flow that is greater than one million dollars ($1,000,000).

             "AVAILABLE CASH FLOW" for any period means the combined net earnings of the Purchased Corporations (taken together) (in each case, to the extent applicable, on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to any Purchased Corporation by Obligor and without deducting the amount of any premium paid by any of the Purchased Corporations for the Executive Insurance Policy (as such term is defined in Section 11 of the Employment Agreement), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capitalized lease) made by any of the Purchased Corporations (or any of their respective subsidiaries) during such period, (B) with respect to the Base Salary (as defined in the Employment Agreement) paid or payable to Campus by any or all of the Purchased Corporations, an amount equal to the actual Base Salary paid or payable to Campus pursuant to the Employment Agreement for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000), (C) with respect to the base rent paid or payable for such period under or pursuant to the Tuckahoe Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Tuckahoe Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Forty-Six Thousand Dollars ($46,000), (D) with respect to the base rent paid or payable for such period under or pursuant to the Bohemia Lease (whether paid or payable by any of the Purchased Corporations or any other Person), the actual amount of base rent paid or payable under or pursuant to the Bohemia Lease (as amended as contemplated by the Stock Purchase Agreement) for such period plus (on an annualized basis) Fifty Thousand Dollars ($50,000) and (E) any debt service required to be paid during such period by any of the Purchased Corporations (or any of their respective subsidiaries), in each case as determined in accordance with generally accepted accounting principles ("GAAP"); provided, however, that, Available Cash Flow shall be determined exclusive of the effect, if any, of any purchase accounting adjustments required by GAAP to conform the consolidated financial statements or results of the Purchased Corporations (taken together) or any of the Purchased Corporations with Obligor's financial reporting and accounting principles.

             "BALANCE NET INSURANCE PROCEEDS" means the balance, if any, of the Net Insurance Proceeds that remain after the Net Insurance Proceeds, or the appropriate amount thereof, have been paid or applied in payment of the Base Purchase Price Notes and/or the Trailing Notes as provided for therein.

             "COMMENCEMENT DATE" means the first date of a Fiscal Quarter that commences after each of the Trailing Notes has been paid and discharged in full and has been returned and surrendered to Obligor, marked cancelled.

             "COMMENCEMENT FISCAL QUARTER" means the Fiscal Quarter that commences on the Commencement Date.

             "FISCAL QUARTER" means any three consecutive month period commencing February 1, May 1, August 1 or November 1 (provided, however, that the first Fiscal Quarter shall be deemed to commence on the Commencement Date and end on the immediately following January 31, April 30, July 31 or October 31, whichever of such dates shall thereafter first occur).

             "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall be deemed to commence on the Commencement Date and end on the next following January 31st).

             "MEASURING YEAR" means any twelve consecutive month period beginning February 1.

             "NET INSURANCE PROCEEDS" means the amount of proceeds actually received by Obligor on account of or with respect to any policy of insurance maintained by Obligor on or with respect to the death or disability of Campus, after deducting therefrom all litigation expenses and other costs expended in collecting or receiving such proceeds.

         2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

         (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor shall have received from Holder written notice of such default and demand for its cure;

         (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

         (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

         (d) Campus' employment under the Employment Agreement shall have been terminated by Obligor and any Purchased Corporation other than either (i) for Cause (as defined in the Employment Agreement) or (ii) on account of a Disability (as defined in the Employment Agreement);

         (e) Campus' employment under the Employment Agreement shall have been terminated by Campus for Good Reason (as defined in the Employment Agreement) and the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of the Employment Agreement;

         (f) Obligor shall have defaulted with respect to any indebtedness not in dispute, which default has resulted in the acceleration of such indebtedness in an aggregate amount of in excess of one million dollars ($1,000,000), and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days;

         (g) an "Event of Default" (as therein defined) shall have occurred under any of the other Promissory Notes; or

         (h) a material breach by Obligor shall have occurred under the Pledge Agreement and Obligor shall have failed to cure such breach for thirty (30) days after Obligor has received written notice from Holder setting forth such breach and demanding its cure.

         Notwithstanding anything contained herein to the contrary, in the event a good faith dispute arises between Obligor and Holder with respect to the determination of the correct amount of the Available Cash Flow for any period, such dispute shall be resolved as contemplated by Section 10.14 of the Stock Purchase Agreement, and Obligor shall not be deemed in default of its obligations hereunder to pay Holder any amount based upon such Available Cash Flow until twenty (20) days following a determination of the correct amount of such Available Cash Flow in accordance with such Section 10.14.

         If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

         If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

         3. Conversion Rights.

         (a) Conversion Price. Holder shall have the right, at any time up to ten (10) days prior to the Maturity Date or, if earlier, the date this Note otherwise becomes due and payable, to convert the entire outstanding amount of this Note or any specified principal amount of this Note into shares of Obligor's common stock (the "COMMON STOCK"), par value $.05 per share, at a conversion price per share (the "CONVERSION PRICE") equal to (I) one dollar and fifty cents ($1.50) plus (II) imputed interest thereon at five percent (5%) per annum, compounded quarterly, from the date hereof (exclusive, however, of any period during or for which interest does not accrue on the outstanding principal amount of this Note as provided for in Section 1(b) above), as the same may be adjusted as provided for in subsection (c) below.

         (b) Mechanics of Conversion. In order to convert this Note (or a principal portion thereof), Holder must complete and sign a Notice of Conversion in the form attached hereto as Exhibit A (the "NOTICE OF CONVERSION") and deliver such Notice of Conversion to Obligor at its principal executive offices. Upon delivery of such Notice of Conversion to Obligor, this Note, or the principal portion thereof therein designated for conversion, shall be deemed paid in full and satisfied, and this Note, or such principal portion thereof, will no longer be outstanding, but Holder shall be entitled to receive the shares of Common Stock issuable upon conversion of this Note, or such principal portion thereof. If this Note is being converted in full, the original of this Note shall be simultaneously returned with the Notice of Conversion to Obligor for cancellation. No fractional share of Common Stock shall be issuable upon the conversion of this Note or any portion hereof, and any fractional share otherwise issuable upon the conversion of this Note or any portion hereof shall be rounded up or down to the nearest whole number of shares.

         (c) Adjustment to Conversion Price.

             (i) Upon any increase in the number of outstanding shares of Common Stock as the consequence of a stock split, stock dividend of shares of Common Stock, reclassification or other similar event, the Conversion Price shall be reduced so that the Conversion Price in effect immediately after such event is equal to the product of the Conversion Price in effect immediately before such event times a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

             (ii) Upon any decrease in the number of outstanding shares of Common Stock as the consequence of a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be increased so that the Conversion Price in effect immediately after such event is equal to the product of the Conversion Price in effect immediately before such event times a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

             (iii) No adjustment to the Conversion Price pursuant to any of the events or circumstances set forth herein shall be made unless such adjustment shall be in an amount of at least two cents ($0.02); provided, however, that any adjustment that would otherwise be required to be made hereunder but for the fact that it is less than two cents ($0.02) shall be carried forward and made part of any subsequent adjustment that (a) when aggregated with prior adjustment(s) that have not been made because it was (or each of them was) less than two cents ($0.02), shall be in excess of two cents ($0.02) or (b) is in excess of two cents ($0.02).

         4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

         5. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

         6. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder.

         7. Notices. All notices and other communications required hereunder are to be given as provided for in Section 10.2 of the Stock Purchase Agreement.

         8. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9. Assignment. Except with the prior written consent of Obligor (which consent shall not be unreasonably withheld), this Note may not be assigned by Holder. Any assignee or transferee of this Note shall be subject to all defenses, counterclaims, set-off and other claims and rights that Obligor would have against Holder, and upon any assignment or transfer of this Note to any person or entity, such assignee or transferee shall, as a condition to such assignment or transfer, so acknowledge and agree in writing (in form and substance satisfactory to Obligor) as a condition to such assignment or transfer. Any attempt to transfer or assign this Note or any right or interest herein other than as permitted above shall be null and void and of no force or effect

         10. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns.

This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, legal representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by New York State law to close, such payment date shall be extended to the next succeeding business day. This
Note is also subject to certain other terms and provisions as and to the extent provided for in Article 10 of the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.

                                           NATIONAL AUTO CREDIT, INC.


                                           By:/s/ James McNamara
                                              -------------------------------
                                           Name:  James McNamara
                                           Title: Chief Executive Officer


Accepted and Agreed to:



CAMPUS FAMILY 2000 TRUST


By: /s/ Steven Campus
    --------------------------------------
    Name: Steven Campus
    Title: Trustee

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

         (To be executed by Holder in order to convert the Note or a portion thereof)

The undersigned hereby irrevocably elects to convert [the entire principal amount] [$_________ principal amount] of the Non-Negotiable Promissory Note (the "NOTE"), dated July 31, 2003, in the stated principal amount of $2,825,000 issued by National Auto Credit, Inc. ("NAC") to the undersigned, into shares of NAC's common stock (the "COMMON STOCK"), $.05 par value per share. If the Note is being converted in full, the Note is being delivered herewith to NAC for cancellation. If only a specified principal amount of the Note is being converted, the undersigned agrees and directs that the outstanding principal amount of the Note be reduced by the principal amount of the Note being converted.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made pursuant to registration under the Securities Act of 1933, as amended, or in compliance with an exemption from registration under such Act.

The undersigned directs that the shares issuable upon conversion of the Note (or the principal amount thereof as provided above) be issued in the name of the undersigned and delivered to the undersigned at his or its address set forth below.


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(Print or type other person's name)


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(Insert U.S. social security or tax identification number, if any)


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(Print or type person's address and zip code)